UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

May 7, 2012

Dear Fellow Stockholders:

You are cordially invited to attend this year’s annual meeting of stockholders, which will be held on Friday, June 8, 2012, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut. The meeting will start at 9:00 a.m., Eastern time.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the proxy statement, a proxy card and a copy of our annual report to stockholders for the fiscal year ended December 31, 2011.

Your vote is important. Whether or not you intend to be present at the meeting, it is important that your shares be represented. Voting instructions are provided on your proxy card and in the accompanying proxy statement. We encourage you to submit your proxy and vote via the Internet, by telephone or by mail.

Thank you for your continued support.

Sincerely,

JENNE K. BRITELL	MICHAEL J. KNEELAND
Chairman	Chief Executive Officer

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of United Rentals, Inc. will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on Friday, June 8, 2012, at 9:00 a.m., Eastern time, for the following purposes:

1.	To elect the 13 directors nominated and recommended by the Board of Directors, as named in the accompanying proxy statement;

2.	To approve an amendment to our Amended and Restated 2010 Long Term Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

4.	To approve our executive compensation on an advisory basis;

5.	To consider a stockholder proposal, if properly presented at the meeting; and

6.	To transact such other business, if any, properly brought before the meeting.

The meeting may be adjourned or postponed from time to time. At any reconvened or rescheduled meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders, except as may be required by our by-laws. Stockholders of record at the close of business on May 2, 2012 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened or rescheduled meeting following any adjournment or postponement.

May 7, 2012

By Order of the Board of Directors,

JONATHAN M. GOTTSEGEN

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Friday, June 8, 2012. The Notice of and Proxy Statement for the 2012 Annual Meeting of Stockholders and the Company’s 2011 Annual Report to Stockholders are available electronically at http://www.ur.com/index.php/investor/.

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

May 7, 2012

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

We are providing this proxy statement in connection with the solicitation by the Board of Directors (the “Board”) of United Rentals, Inc. (the “Company”) of proxies to be voted at our 2012 annual meeting of stockholders to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on Friday, June 8, 2012, at 9:00 a.m., Eastern time, and at any reconvened or rescheduled meeting following any adjournment or postponement. This proxy statement and the accompanying form of proxy card, together with our 2011 annual report to stockholders, are first being mailed to stockholders on or about May 7, 2012.

This proxy statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Record Date

The record date for determining stockholders entitled to notice of, and to vote at, the annual meeting (and at any reconvened or rescheduled meeting following any adjournment or postponement) has been established as the close of business on May 2, 2012.

Voting Securities Outstanding on Record Date

As of the record date, there were 93,735,146 shares of our common stock outstanding and entitled to vote. From May 29 to June 7, 2012, a list of the stockholders entitled to vote at the annual meeting will be available for inspection during ordinary business hours at our principal executive offices located at Five Greenwich Office Park, Greenwich, Connecticut. The list will also be available at the annual meeting.

Right to Vote

With respect to each matter properly brought before the annual meeting, each holder of our common stock as of the record date will be entitled to one vote for each share held on the record date.

Voting

Voting Before the Annual Meeting

If you are a stockholder of record, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you have three options to vote before the annual meeting:

•

VIA THE INTERNET—Visit the website http://www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card. The submission of your proxy via the Internet is available 24 hours a day. To be valid, a submission via the Internet must be received by 11:59 p.m., Eastern time, on Thursday, June 7, 2012.

•

BY TELEPHONE—Call 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 in foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. The submission of your proxy by telephone is available 24 hours a day. To be valid, a submission by telephone must be received by 11:59 p.m., Eastern time, on Thursday, June 7, 2012.

•	BY MAIL—Sign, date and return your completed proxy card by mail. To be valid, a submission by mail must be received by 5:00 p.m., Eastern time, on Thursday, June 7, 2012.

If you indicate a choice with respect to any matter to be acted upon when voting via the Internet (or by telephone or on your returned proxy card) and you do not validly revoke it, your shares will be voted in accordance with your instructions. If you do not vote via the Internet or by telephone, or sign, date and return a proxy card, you must attend the annual meeting in person in order to vote.

If you hold your shares in “street name” through an account with a bank or broker, you will receive voting instructions from your bank or broker.

Voting at the Annual Meeting

If you are a stockholder of record, you may vote your shares at the annual meeting if you attend in person. If you intend to vote your shares at the annual meeting, you will need to bring valid picture identification with you. We will confirm that you were a stockholder of record on the record date and will provide you with a blank proxy card, which will serve as a ballot on which to record your vote.

If you hold your shares in “street name,” you must obtain a legal proxy from your bank or broker in order to vote at the annual meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. In addition to a legal proxy, you will need to bring with you valid picture identification and a recent account statement from your bank or broker, confirming your holdings on the record date. Based on these documents, we will confirm that you have proper authority to vote and will provide you with a blank proxy card to serve as a ballot.

Even if you plan to attend the annual meeting, we encourage you to vote your shares before the meeting via the Internet, by telephone or by mail.

Directions to the annual meeting are available by calling the Hyatt Regency Greenwich at 1-203-637-1234 or visiting its website at http://greenwich.hyatt.com/hyatt/hotels/services/maps/index.jsp.

Failure to Provide Specific Voting Instructions

If you are a stockholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted:

•	FOR the election of all 13 nominees for director named in “Proposal 1—Election of Directors”;

•	FOR “Proposal 2—Approval of Amendment to Amended and Restated 2010 Long Term Incentive Plan”;

•	FOR “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm”;

•	FOR “Proposal 4—Advisory Approval of the Company’s Executive Compensation”; and

•	AGAINST “Proposal 5—Stockholder Proposal Regarding the Company’s Forum Selection By-law”.

If you hold your shares in “street name” through an account with a bank or broker, you will receive voting instructions from your bank or broker. Banks and brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent registered public accounting firm is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least ten days before the date of the annual meeting. However, some brokers will only vote uninstructed shares in the same proportion as all other shares are voted with respect to a proposal. Unlike the proposal to ratify the appointment of our independent registered public accounting firm, the proposals to elect directors, to approve an amendment to our Amended and Restated 2010 Long Term Incentive Plan, to vote on an advisory basis on executive compensation and to vote on the stockholder proposal are non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, brokers are not allowed to vote on these proposals on behalf of beneficial owners if such owners do not return specific voting instructions.

Quorum

The presence at the annual meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote will constitute a quorum for the transaction of business. If a share is deemed present at the annual meeting for any matter, it will be deemed present for all other matters. Abstentions and broker non-votes are treated as present for quorum purposes.

Right to Revoke Proxies

If you are a stockholder of record (even if you voted via the Internet, by telephone or by mail), you retain the power to revoke your proxy or change your vote. You may revoke your proxy or change your vote at any time prior to its exercise by (i) sending a written notice of such revocation or change to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary, which notice must be received by 5:00 p.m., Eastern time, on Thursday, June 7, 2012, (ii) voting in person at the annual meeting, (iii) submitting a new proxy via the Internet or by telephone that is received by 11:59 p.m., Eastern time, on Thursday, June 7, 2012, or (iv) executing and mailing a later-dated proxy card to American Stock Transfer & Trust Company, Operation Center, 6201 15th Avenue, Brooklyn, New York 11219, which proxy card must be received by 5:00 p.m., Eastern time, on Thursday, June 7, 2012.

“Street name” stockholders who wish to revoke a proxy already returned on their behalf must direct the institution holding their shares to do so.

Method and Cost of Solicitation

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronic communication or other means. We have also retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in soliciting proxies, for an estimated fee of $15,000, plus reimbursement of reasonable out-of-pocket expenses and disbursements. Our directors, officers and employees receive no additional compensation for solicitation of proxies.

We will bear all costs associated with soliciting proxies for the annual meeting. We will, upon request, and in accordance with applicable regulations, reimburse banks, brokers, other institutions, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners.

Matters to Be Acted Upon

As discussed in more detail under “Proposal 1—Election of Directors,” each director is required to be elected by a majority of votes cast with respect to such director, i.e., the number of votes cast “for” must exceed the number of votes cast “against.” Abstentions and shares not represented at the meeting will have no effect on the election of directors. Brokers are not entitled to vote on director elections and thus broker non-votes are not treated as votes cast and will have no effect on the election of directors.

The matter described in “Proposal 2—Approval of Amendment to Amended and Restated 2010 Long Term Incentive Plan” is required to be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter and, furthermore, the total votes cast with regard to Proposal 2 must represent over 50% of all shares of stock entitled to vote on such proposal. Abstentions will have the same effect as a vote against Proposal 2, whereas shares not represented at the meeting will not be counted for purposes of determining whether such matter has been approved. Brokers are not entitled to vote on Proposal 2, and thus broker non-votes will have no effect on the outcome of such matter.

The matter described in “Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm” is required to be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against this proposal, whereas shares not represented at the meeting will not be counted for purposes of determining whether such matter has been approved. Brokers may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. As a result, broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.

With respect to “Proposal 4— Advisory Approval of the Company’s Executive Compensation,” the affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required for approval of the compensation of our named executive officers. Voting for Proposal 4 is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board or the Compensation Committee. Abstentions will have the same effect as a vote against this proposal, whereas broker non-votes and shares not otherwise represented at the meeting will have no effect on the outcome of such matter.

Regarding “Proposal 5— Stockholder Proposal Regarding the Company’s Forum Selection By-law,” the affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required for approval. Abstentions will have the same effect as a vote against Proposal 5, whereas shares not represented at the meeting will not be counted for purposes of determining whether such matter has been approved. Brokers are not entitled to vote on Proposal 5, and thus broker non-votes will have no effect on the outcome of such matter.

The Board unanimously recommends that you vote:

•	FOR the election of all 13 nominees recommended by the Board;

•	FOR the amendment to our Amended and Restated 2010 Long Term Incentive Plan;

•	FOR the ratification of the appointment of our independent registered public accounting firm;

•	FOR the resolution approving the compensation of our named executive officers on an advisory basis; and

•	AGAINST the stockholder proposal regarding the Company’s forum selection by-law.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board is currently comprised of the following 14 members: Jenne K. Britell, José B. Alvarez, Howard L. Clark, Jr., Bobby J. Griffin, Michael J. Kneeland, Pierre E. Leroy, Singleton B. McAllister, Brian D. McAuley, John S. McKinney, James H. Ozanne, Jason D. Papastavrou, Filippo Passerini, Donald C. Roof and Keith Wimbush. All directors are elected annually for one-year terms. Mr. Clark has informed us that he will not stand for re-election at the 2012 annual meeting. The Board expresses its sincere appreciation to Mr. Clark for his exemplary service.

The Board, upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), has nominated each of the aforementioned directors, other than Mr. Clark, to stand for election or re-election, as the case may be.

Election of 13 Directors

The terms of Drs. Britell and Papastavrou, Ms. McAllister and Messrs. Alvarez, Clark, Griffin, Kneeland, Leroy, McAuley, McKinney, Ozanne, Passerini, Roof and Wimbush will expire at the 2012 annual meeting. Upon the unanimous recommendation of the Nominating Committee, the Board has nominated each of Drs. Britell and Papastavrou, Ms. McAllister and Messrs. Alvarez, Griffin, Kneeland, McAuley, McKinney, Passerini and Wimbush to stand for re-election at the annual meeting.

In addition, upon the unanimous recommendation of the Nominating Committee, the Board has nominated each of Pierre E. Leroy, James H. Ozanne and Donald C. Roof, each of whom was appointed to the Board on April 30, 2012 in connection with our acquisition of RSC Holdings Inc. (“RSC”), to stand for election at the annual meeting. The appointment of the RSC directors and their nomination to stand for election at the annual meeting was effected pursuant to the terms of the merger agreement related to our acquisition of RSC.

Each director elected at the 2012 annual meeting will hold office until our 2013 annual meeting of stockholders and, subject to the resignation policy described below, until such director’s successor is elected and qualified.

Voting

Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. The number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and shares not represented at the meeting have no effect on the election of directors. Directors will continue to be elected by a plurality of votes cast in contested elections. A “contested election” takes place at any meeting in respect of which (i) our corporate secretary receives a notice pursuant to our by-laws that a stockholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date on which the Company first mails its notice of meeting for such meeting to its stockholders.

If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law, the director would continue to serve on the Board as a “holdover director” until his successor is elected and qualified. However, under our by-laws, any director who fails to be elected by majority vote must offer to tender his or her resignation to the Board on the date of the certification of the election results. The Nominating Committee will then consider the resignation offer and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will accept such resignation unless it determines that the best interests of the Company and its stockholders would not be served in doing so. The Board will act on the Nominating Committee’s recommendation within 90 days from the date of the certification of the election results, unless such action would cause the Company to fail to comply with any requirement of the NYSE or any rule or regulation under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which event the Company will take action as promptly as is practicable while continuing to meet those requirements. The Board will promptly disclose its decision and the rationale behind it in a Form 8-K report furnished to the Securities and Exchange Commission (“SEC”). The director who offers to tender his or her resignation will not participate in the Nominating Committee’s recommendation or in the Board’s decision.

If a nominee who is not already serving as a director is not elected at the annual meeting, under Delaware law, that nominee would not be a “holdover director” and the process described above would not apply.

All nominees for election at the 2012 annual meeting are currently serving on the Board. Each person nominated has agreed to continue to serve if elected. If any nominee becomes unavailable for any reason to serve as a director at the time of the annual meeting, then the shares represented by each proxy may be voted for such other person as may be determined by the holders of such proxy.

The Board unanimously recommends a vote FOR the election of each of Drs. Britell and Papastavrou, Ms. McAllister and Messrs. Alvarez, Griffin, Kneeland, Leroy, McAuley, McKinney, Ozanne, Passerini, Roof and Wimbush to hold office until the 2013 annual meeting of stockholders (designated as Proposal 1 on the enclosed proxy card) and until such director’s successor is elected and qualified.

Information Concerning Directors and Executive Officers

The table below identifies, and provides certain information concerning, our current executive officers and directors.

Name	Age	Position
Michael J. Kneeland	58	President, Chief Executive Officer and Director
William B. Plummer	53	Executive Vice President and Chief Financial Officer
Jonathan M. Gottsegen	45	Senior Vice President, General Counsel and Corporate Secretary
Matthew J. Flannery	47	Executive Vice President and Chief Operating Officer
Dale A. Asplund	43	Senior Vice President—Business Services and Chief Information Officer
John J. Fahey	45	Vice President—Controller
Jenne K. Britell, Ph.D.	69	Chairman and Director
José B. Alvarez	49	Director
Howard L. Clark, Jr.[1]	68	Director
Bobby J. Griffin	63	Director
Pierre E. Leroy	63	Director
Singleton B. McAllister	60	Director
Brian D. McAuley	71	Director
John S. McKinney	57	Director
James H. Ozanne	68	Director
Jason D. Papastavrou, Ph.D.	49	Director
Filippo Passerini	54	Director
Donald C. Roof	60	Director
Keith Wimbush	59	Director

[1]	Mr. Clark will not stand for re-election at the 2012 annual meeting.

Michael J. Kneeland has been our president and chief executive officer and a director of the Company since August 2008, having previously served as our interim chief executive officer since June 2007. Prior to that time, Mr. Kneeland served as our executive vice president and chief operating officer since March 2007 and as our executive vice president—operations since September 2003. Mr. Kneeland joined the Company as a district manager in 1998 upon our acquisition of Equipment Supply Company, and was subsequently named vice president—aerial operations and then vice president—southeast region. Mr. Kneeland’s more than 33 years of experience in the equipment rental industry includes a number of senior management positions with Free State Industries, Inc. and Equipment Supply Company. In 2011, Mr. Kneeland was appointed to serve on the board of directors of YRC Worldwide, Inc., a leading provider of transportation and global logistics services, where he serves as the Chairman of the Compensation Committee.

William B. Plummer joined the Company as our executive vice president and chief financial officer in December 2008. Before joining the Company, Mr. Plummer served as chief financial officer of Dow Jones & Company, Inc., a leading provider of global business news and information services, from September 2006 to December 2007. Prior to Dow Jones & Company, Mr. Plummer was vice president and treasurer of Alcoa Inc., one of the world’s leading producers of aluminum, since 2000. He also held similar executive positions at Mead Corporation and GE Capital, the financial services subsidiary of General Electric. Mr. Plummer is also a director of John Wiley & Sons, Inc.

Jonathan M. Gottsegen joined the Company as our senior vice president, general counsel and corporate secretary in February 2009. Before joining the Company, Mr. Gottsegen directed the Corporate and Securities Practice Group at The Home Depot, Inc., the world’s largest home improvement retailer, from 2004 to 2009, where he led a team responsible for oversight of the company’s key legal matters. Prior to The Home Depot, Mr. Gottsegen served as securities counsel for Time Warner Inc., a leading media and entertainment company, from 2003 to 2004, responsible for corporate, securities and corporate governance matters. From 1999 to 2003, Mr. Gottsegen was an associate in the New York office of Kaye Scholer Fierman Hays & Handler in its corporate and securities transactional practice. From 1996 to 1999, Mr. Gottsegen was a senior staff attorney with the SEC in its Division of Corporation Finance.

Matthew J. Flannery was appointed as our executive vice president and chief operating officer in April 2012. Mr. Flannery has extensive experience in all areas of the Company’s operations, having previously served as executive vice president—operations and sales, senior vice president—operations east and in two regional vice president roles in aerial operations. Mr. Flannery has also served as a district manager, direct sales manager and branch manager of the Company. He has almost two decades of sales, management and operations experience in the rental industry. Mr. Flannery joined the Company in 1998 as part of the Company’s acquisition of Connecticut-based McClinch Equipment.

Dale A. Asplund was promoted to our senior vice president—business services and chief information officer in April 2012. Mr. Asplund has been our senior vice president—business services since April 2011. Joining the Company in 1998, he has held various senior positions that included responsibility for supply chain, fleet management and shares services. His current position also includes management of the Company’s information technology systems. Mr. Asplund previously worked for United Waste Systems, Inc. as a divisional manager.

John J. Fahey was appointed our vice president—controller in January 2008 and, in that role, continues to serve the Company as principal accounting officer, as he has since August 2006. Mr. Fahey joined the Company in September 2005 as vice president—assistant corporate controller. His prior experience includes senior positions as manager—corporate business development for Xerox Corporation, a leading document management technology and services company, from June 2003 to September 2005, and vice president and chief financial officer for Xerox Engineering Systems, Inc., a provider of solutions for technical documents, from January 2000 to June 2003. Mr. Fahey has also served as vice president—finance and controller for Faulding Pharmaceutical Company, an international health care company. Mr. Fahey is a licensed certified public accountant who previously served as a general practice manager in accounting and auditing for Deloitte & Touche LLP, one of the four largest international accounting and consulting firms.

Jenne K. Britell, Ph.D. became a director of the Company in December 2006 and Chairman of the Board in June 2008. In March 2010, she was named a Senior Managing Director of Brock Capital Group LLC, an advisory and investment banking firm. Dr. Britell was chairman and chief executive officer of Structured Ventures, Inc., advisors to U.S. and multinational companies, from 2001 to 2009. From 1996 to 2000, Dr. Britell was a senior executive of GE Capital. At GE Capital, she most recently served as the executive vice president of Global Consumer Finance and president of Global Commercial and Mortgage Banking. From January 1998 to July 1999, she was president and chief executive officer of GE Capital, Central and Eastern Europe, based in Vienna. Before joining GE Capital, she held significant management positions with Dime Bancorp, Inc., HomePower, Inc., Citicorp and Republic New York Corporation. Earlier, she was the founding chairman and chief executive officer of the Polish-American Mortgage Bank in Warsaw, Poland. Dr. Britell is also a director of Crown Holdings, Inc., Quest Diagnostics, Inc., the U.S.-Russia Investment Fund and the U.S.-Russia Foundation for Entrepreneurship and the Rule of Law. During the past five years, Dr. Britell has served as a member of the board of directors of West Pharmaceutical Services, Aames Investment Corp. and Lincoln National Corp. Dr. Britell was named the 2011 Director of the Year by the National Association of Corporate Directors. She was also named one of six outstanding directors for 2011 by the Outstanding Directors Exchange, a division of the Financial Times. In early 2012, Dr. Britell was elected a member of the Council on Foreign Relations.

José B. Alvarez became a director of the Company in January 2009. Mr. Alvarez has been on the faculty of the Harvard Business School since February 2009. Until December 2008, he was the executive vice president—global business development for Royal Ahold NV, one of the world’s largest grocery retailers. Mr. Alvarez joined Royal Ahold in 2001 and subsequently held several key senior management positions, including president and chief executive officer of the company’s Stop & Shop and Giant-Landover brands. Previously, he served in executive positions at Shaw’s Supermarket, Inc. and American Stores Company. Mr. Alvarez also serves as a director of The TJX Companies, Inc. and Church & Dwight Co., Inc.

Bobby J. Griffin became a director of the Company in January 2009. From March 2005 to March 2007, he served as president—international operations for Ryder System, Inc., a global provider of transportation, logistics and supply chain management solutions. Beginning in 1986, Mr. Griffin served in various other management positions with Ryder, including as executive vice president—international operations from 2003 to March 2005 and executive vice president—global supply chain operations from 2001 to 2003. Prior to Ryder, Mr. Griffin was an executive at ATE Management and Service Company, Inc., which was acquired by Ryder in 1986. He also serves as a director of Hanesbrands Inc. and served as a director of Horizon Lines, Inc. from May 2010 until April 2012.

Pierre E. Leroy became a director of the Company on April 30, 2012, in connection with our acquisition of RSC. Mr. Leroy served as a Director of RSC Holdings Inc. and RSC Equipment Rental from 2008 to April 2012. Since March 2012, Mr. Leroy has been the Executive Chairman of Vigilant Video. Vigilant Video is a leading provider of public and private safety solutions utilizing advanced video and content analysis and location database services. Mr. Leroy retired in 2005 from Deere & Company, as President of both the Worldwide Construction & Forestry Division and the Global Parts Division. Deere & Company is a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation, and also provides financial services worldwide and manufactures and markets engines used in heavy equipment. During his professional career with Deere, he served in a number of positions in Finance, including Treasurer, Vice-President and Treasurer, and Senior Vice-President and Chief Financial Officer. Mr. Leroy has been a director of Capital One Financial Corporation since September 1, 2005, and is also a director of Capital One, National Association. He joined Capital One’s Audit and Risk, Compensation, and Governance and Nominating committees in September 2005, July 2006, and April 2006, respectively. Mr. Leroy was a director of Fortune Brands, Inc. from September 2003 until March 2012, where he served on the Audit and Compensation and Stock Option committees. Mr. Leroy also served on the board of ACCO Brands from August 2005 to April 2009, and Nuveen Investments, Inc. from March 2006 to April 2007.

Singleton B. McAllister became a director of the Company in April 2004. Ms. McAllister is a partner of the law firm Blank Rome LLP. Before joining Blank Rome in June 2010, Ms. McAllister had been a partner in the law firms of LeClairRyan since October 2007, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since July 2005, Sonnenschein, Nath & Rosenthal LLP since 2003 and Patton Boggs LLP since 2001. Prior to entering private practice, Ms. McAllister served for five years as the general counsel for the United States Agency for International Development. Ms. McAllister is also a director of Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Brian D. McAuley became a director of the Company in April 2004. Mr. McAuley has served as chairman of Pacific DataVision, Inc. (“PDV”) since August 2004. PDV is a privately held telecommunications software applications and hosting company. He has also been a partner at NH II, LLC, a consulting firm that specializes in telecommunications businesses, since 2003. Mr. McAuley is a co-founder of Nextel Communications, Inc. and held senior executive positions at Nextel from the company’s inception in 1987 until 1996, including seven years as president and chief executive officer. Upon leaving Nextel, he joined Imagine Tile, Inc., a custom tile manufacturer, where he served as chairman and chief executive officer from 1996 to 1999 and continues to serve as chairman. He also served as president and chief executive officer of NeoWorld Communications, Inc., a wireless telecommunications company, from 1999 until the sale of that company to Nextel in 2003. Mr. McAuley is a certified public accountant and, prior to co-founding Nextel, his positions included chief financial officer of Millicom Incorporated, corporate controller at Norton Simon Inc. and manager at Deloitte & Touche LLP.

John S. McKinney became a director of the Company in September 1998 following the merger of the Company with U.S. Rentals, Inc. He also served as a vice president of the Company until the end of 2000. Mr. McKinney served as chief financial officer of U.S. Rentals from 1990 until the merger and as controller of U.S. Rentals Inc. from 1988 until 1990, and as a staff auditor and audit manager at the accounting firm of Arthur Andersen & Co. Mr. McKinney was assistant dean of the Ira A. Fulton College of Engineering and Technology at Brigham Young University from November 2006 to January 2008.

James H. Ozanne became a director of the Company on April 30, 2012, in connection with our acquisition of RSC. Mr. Ozanne served as a Director of RSC Holdings Inc. and RSC Equipment Rental from May 2007 until April 2012 and was the Lead Independent Director of the RSC Board. Mr. Ozanne has served in executive positions in the Financial Services industry since 1972. During this time he has held the positions of Chief Financial Officer, President, Chief Executive Officer and Chairman of several leasing, rental, and consumer finance businesses ranging from full service railcar leasing to general equipment finance and grocery pallet rental. He also served as Executive Vice President of GE Capital responsible for the Consumer Finance and Operating Lease/Asset Management business units. Mr. Ozanne was a Director of Financial Security Assurance Holdings Ltd. and Distributed Energy Systems Corp. He was Vice Chairman and Director of Fairbanks Capital Corp. from 2001 through 2005. He was also Chairman of Source One Mortgage Corporation from 1997 to 1999. Previously, he was President and Chief Executive Officer of Nation Financial Holdings and its predecessor, US WEST Capital.

Jason D. Papastavrou, Ph.D. became a director of the Company in June 2005. Dr. Papastavrou has served as chief executive officer and chief investment officer of ARIS Capital Management, an investment management firm, since founding the company in January 2004. He previously held senior positions at Banc of America Capital Management, also an investment management firm, where he served as managing director—fund of hedge funds strategies from 2001 to 2003, and at Deutsche Asset Management, where he served as director—alternative investments group from 1999 to 2001. Dr. Papastavrou, who holds a Ph.D. in electrical engineering and computer science from the Massachusetts Institute of Technology, taught at Purdue University’s School of Industrial Engineering from 1990 to 1999 and is the author of numerous academic publications. He is also a director of XPO Logistics, Inc. (formerly Express-1 Expedited Solutions Inc.), an international expedited freight shipping provider.

Filippo Passerini became a director of the Company in January 2009. He is currently Group President of The Procter & Gamble Company’s Global Business Services organization and Chief Information Officer, positions he has held since February 2008 and July 2004, respectively. Mr. Passerini joined Procter & Gamble, a leading multinational manufacturer of consumer goods, in 1981 and has held executive positions in the United Kingdom, Greece, Italy, the United States, Latin America and Turkey. He is a native of Rome, Italy, with a degree in Operations Research from the University of Rome.

Donald C. Roof became a director of the Company on April 30, 2012, in connection with our acquisition of RSC. Mr. Roof served as a Director of RSC Holdings Inc. and RSC Equipment Rental from August 2007 to April 2012. Mr. Roof most recently served as Executive Vice President and Chief Financial Officer of Joy Global Inc., a worldwide manufacturer of mining equipment, from 2001 to 2007. Prior to joining Joy, Mr. Roof served as President and Chief Executive Officer of American Tire Distributors/Heafner Tire Group, Inc. from 1999 to 2001 and as Chief Financial Officer from 1997 to 1999. Mr. Roof has previously served on the board of directors and audit committee of two additional NYSE companies, Accuride Corporation from March 2005 through January 2010, and Fansteel, Inc. from September 2000 through March 2003. Mr. Roof had significant experience during his career in capital raising, mergers and acquisitions, and operating in highly-leveraged situations.

Keith Wimbush became a director of the Company in April 2006. Mr. Wimbush is currently executive vice president and North American head of legal in the Stamford, Connecticut office of DHR International, an executive search firm. From November 2010 to April 2011, he was a managing director of Executive Search Services International, LLC, an executive search firm. From January 2003 until August 2005, Mr. Wimbush was with Korn/Ferry International, another executive search firm, where he served as a senior client partner in the firm’s Stamford, Connecticut office, and was also co-practice leader of the firm’s legal specialist group. From April 1997 until January 2003, Mr. Wimbush served as senior vice president and general counsel of Diageo North America, Inc. and predecessor companies. Mr. Wimbush, who holds a J.D. from Harvard Law School, served as an adjunct professor of law at Thomas Cooley Law School during 2007 and 2008.

See “Corporate Governance Matters—Board Consideration of Director Qualifications” for additional information regarding the specific experience, qualifications, attributes and skills of the directors named herein that led the Board to conclude that each such director should serve as a director of the Company.

BOARD MATTERS

General

Our Board is currently comprised of the following 14 members: Jenne K. Britell, José B. Alvarez, Howard L. Clark, Jr., Bobby J. Griffin, Michael J. Kneeland, Pierre E. Leroy, Singleton B. McAllister, Brian D. McAuley, John S. McKinney, James H. Ozanne, Jason D. Papastavrou, Filippo Passerini, Donald C. Roof and Keith Wimbush. All directors are elected annually for one-year terms. Mr. Clark has informed us that he will not stand for re-election at the 2012 annual meeting. The Board expresses its sincere appreciation to Mr. Clark for his exemplary service.

The Board, upon the recommendation of the Nominating Committee, has nominated each of the aforementioned directors, other than Mr. Clark, to stand for election or re-election, as the case may be, at the annual meeting.

Meetings of the Board and its Committees

During 2011, the Board met eight times. During 2011, each then-current member of the Board attended at least 90.9% of the aggregate of (i) the total number of Board meetings held during the period for which he or she was a director and (ii) the total number of meetings of each committee of the Board on which the director served during the period for which he or she was on the committee.

Committees of the Board

The following table summarizes the current composition of the five current standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating Committee, the Risk Management Committee and the Strategy Committee. Our Chairman, Dr. Britell, is not a member of any of the Board’s standing committees. However, she regularly attends meetings of the Board’s committees, as all directors are invited.

	Audit Committee	Compensation Committee	Nominating Committee	Risk Management Committee	Strategy Committee
José B. Alvarez	X		X
Bobby J. Griffin	X			X	Chairman
Michael J. Kneeland					X
Pierre E. Leroy		X			X
Singleton B. McAllister		Chairman	X
Brian D. McAuley			Chairman	X	X
John S. McKinney	Chairman			X
James H. Ozanne			X		X
Jason D. Papastavrou	X			Chairman
Filippo Passerini		X		X	X
Donald C. Roof	X			X
Keith Wimbush		X	X

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee has ever been an officer or employee of the Company or its subsidiaries or had any relationship with the Company requiring disclosure as a related party transaction under applicable rules of the SEC. During fiscal year 2011, none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; none of our executive officers served as a director of another entity, one of whose executive officers served on our

Compensation Committee; and none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board.

Audit Committee

We have a separately-designated Audit Committee established in accordance with the Exchange Act. The Audit Committee operates pursuant to a charter that complies with the corporate governance standards of the NYSE. You can access this document, and other committee charters, on our website at http://www.ur.com under “Corporate Governance” in the Investor Relations section. The document, and each of the other committee charters, is also available in print to any stockholder upon written request to our corporate secretary at United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

The general purposes of the Audit Committee are to:

•

assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent registered public accounting firm, and (iv) the Company’s compliance with legal and regulatory requirements; and

•

prepare the report required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement and any other reports that the rules and regulations of the SEC may require of a company’s audit committee.

The Audit Committee also has the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification) and to approve compensation arrangements for the independent auditor.

The current members of the Audit Committee are Messrs. McKinney, Alvarez, Griffin and Roof and Dr. Papastavrou. Messrs. Alvarez, Griffin and Roof have been members of the Audit Committee since April 30, 2012. Mr. Wimbush was a member of the Audit Committee until May 24, 2011, and Messrs. McAuley and Passerini were members of the Audit Committee until April 30, 2012. Each member of the Audit Committee meets the general independence requirements of the NYSE and the additional independence requirements for audit committees specified by Rule 10A-3 under the Exchange Act. The Board has determined that each of Messrs. McKinney and Roof and Dr. Papastavrou qualifies as an “audit committee financial expert” as defined by the SEC and has “accounting or related financial management expertise” within the meaning of the corporate governance standards of the NYSE, and that each member of the Audit Committee is financially literate within the meaning of the corporate governance standards of the NYSE.

In 2011, the Audit Committee met seven times.

Compensation Committee

The Compensation Committee operates pursuant to a charter that complies with the corporate governance standards of the NYSE.

The general purpose of the Compensation Committee is to aid the Board in discharging its responsibilities relating to: (i) the oversight of executive officer and director compensation and (ii) the development of compensation policies that support the Company’s business goals and objectives. The Compensation Committee is also responsible for producing an annual report on executive compensation and assisting management in the preparation of a Compensation Discussion and Analysis. For additional information concerning the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis.”

The current members of the Compensation Committee are Ms. McAllister and Messrs. Leroy (since April 30, 2012), Passerini and Wimbush. Messrs. Alvarez and Griffin were members of the

Compensation Committee until April 30, 2012. Each member of the Compensation Committee meets the independence requirements of the NYSE. In addition, each member qualifies as an “outside director” within the meaning of Internal Revenue Code Section 162(m) and as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee may select, retain and terminate outside compensation consultants to advise with respect to director, chief executive officer or executive officer compensation. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting and other advisors. Although the Company pays for any compensation consultant, the Compensation Committee, in its sole discretion, approves the fees to the compensation consultant and other terms related to the consultant’s engagement. The Compensation Committee’s use of compensation consultants is described below under “Executive Compensation—Compensation Discussion and Analysis.”

The Compensation Committee may delegate all or any portion of its duties and responsibilities to a subcommittee consisting of one or more members of the Compensation Committee.

In 2011, the Compensation Committee met seven times.

Nominating Committee

The Nominating Committee operates pursuant to a charter that complies with the corporate governance standards of the NYSE.

The general responsibilities of the Nominating Committee include: (i) developing criteria for evaluating prospective candidates to the Board (or its committees) and identifying and recommending such candidates to the Board; (ii) taking a leadership role in shaping the corporate governance of the Company and developing the Company’s corporate governance guidelines; and (iii) coordinating and overseeing the evaluation processes for the Board and management which are required by the Company’s corporate governance guidelines. For additional information concerning this committee, see “Corporate Governance Matters—Director Nomination Process.”

The current members of the Nominating Committee are Messrs. McAuley, Alvarez, Ozanne (since April 30, 2012) and Wimbush (since May 20, 2011) and Ms. McAllister. Each member of the Nominating Committee meets the independence requirements of the NYSE.

In 2011, the Nominating Committee met two times.

Risk Management Committee

Pursuant to its charter, the Risk Management Committee assists the Board in overseeing the Company’s enterprise-wide risk management practices to the extent not otherwise assigned to the Audit Committee, including (i) the process by which management identifies and assesses the Company’s exposure to risk, including but not limited to financial risk, and (ii) that the risk management infrastructure established by management is capable of managing those risks, in order to effectively support the Company’s strategic and operational objectives while maintaining the Company’s sound financial condition.

The current members of the Risk Management Committee are Dr. Papastavrou and Messrs. Griffin, McAuley, McKinney, Passerini and Roof.

The Risk Management Committee replaced the Finance Committee which comprised Dr. Papastavrou and Mr. McAuley on April 30, 2012. In 2011, the Finance Committee met five times.

Strategy Committee

Pursuant to its charter, the Strategy Committee assists the Board in overseeing and facilitating the development and implementation of the Company’s corporate strategy, including long- and short-term strategic plans and related operational decision-making.

The current members of the Strategy Committee are Messrs. Griffin, Kneeland, Leroy, McAuley, Ozanne and Passerini. Messrs. Leroy, McAuley and Ozanne have been members of the Strategy Committee since April 30, 2012, and Messrs. Alvarez and McKinney were members of the Strategy Committee until April 30, 2012.

In 2011, the Strategy Committee met five times.

Risk Oversight

The Board has overall responsibility for risk oversight, including, as a part of regular Board and committee meetings, general oversight of the way the Company’s executives manage risk. A fundamental part of risk oversight is not only understanding the material risks the Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board’s involvement in reviewing our business strategy is integral to the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

The Board has delegated primary responsibility for risk oversight to the Audit Committee, which has delegated this responsibility to the Risk Management Committee. The Risk Management Committee shares this responsibility with senior management and the Company’s Enterprise Risk Management Committee (the “ERM Committee”), which is comprised of senior representatives from field operations and from each of the primary corporate functions. Risks are initially identified by each department and then communicated to senior management and the ERM Committee for the development of appropriate risk management programs and policies which are subsequently implemented at the department or other appropriate level within the Company. The Risk Management Committee oversees the process by which management identifies and assesses the Company’s exposure to risk, including but not limited to financial risk, and helps ensure that the risk management infrastructure established by management is capable of managing those risks. In addition, the Risk Management Committee periodically reviews and assesses critical risk management policies and infrastructure implemented by management and recommends improvements where appropriate. The Risk Management Committee coordinates relations and communications regarding risk among the various Board committees and keeps risk on both the full Board’s and management’s agenda on a regular basis.

In addition to the work done by the Risk Management Committee, the ERM Committee and senior management, the Company’s Internal Audit Department conducts an annual risk assessment that is reported to the Risk Management Committee. Such assessment consists of reviewing the risks identified by the Risk Management Committee and the ERM Committee, the prior year’s risk assessment and audit work performed during the year; interviewing members of management and other employees to understand the potential risks impacting the Company; identifying common risk themes to be considered in developing the Internal Audit Plan; developing a risk-based Internal Audit Plan that provides assurance in assessing the functionality of controls that directly mitigate key risks; and producing an estimate of the resource requirements necessary to execute the Internal Audit Plan.

Director Attendance at Previous Annual Meeting

We encourage our directors to attend annual meetings of stockholders, and we typically schedule Board and committee meetings to coincide with the annual meeting. All then-current directors attended the 2011 annual meeting of stockholders.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

We have adopted corporate governance guidelines to promote the effective functioning of the Board. The guidelines address, among other things, criteria for selecting directors and director duties and responsibilities. We have also adopted categorical independence standards (in addition to the requirements of the NYSE) by which we assess the independence of our directors. You can access these documents on our website at http://www.ur.com under “Corporate Governance” in the Investor Relations section. The documents are also available in print to any stockholder upon written request to our corporate secretary at United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

Code of Business Conduct

We have adopted a Code of Business Conduct for our employees, officers and directors. You can access this document on our website at http://www.ur.com under “Corporate Governance” in the Investor Relations section. This document is also available in print to any stockholder upon written request to our corporate secretary at United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831. This Code constitutes a “code of ethics” as defined by the rules of the SEC. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to the Code of Business Conduct or waivers from any provision of the code of business conduct applicable to our principal executive officer, principal financial officer and controller by posting such information on our website at the location set forth above within four business days following the date of such amendment or waiver.

Board Leadership Structure

Our Board has separated the roles of Chairman of the Board and Chief Executive Officer. The current Chairman, Dr. Jenne Britell, is an independent director. We believe that an independent Chairman is better able to provide oversight and guidance to management, especially in relation to the Board’s essential role in risk management oversight, and to ensure the efficient use and accountability of resources. Furthermore, this separation provides for focused engagement between these two roles in their respective areas of responsibility, while still providing for collaborative participation. The separation of the Chairman and Chief Executive Officer roles, together with our other comprehensive corporate governance practices, are designed to establish and preserve management accountability, provide a structure that allows the Board to set objectives and monitor performance, and enhance stockholder value.

Director Independence

In assessing director independence, we follow the criteria of the NYSE. In addition, and without limiting the NYSE independence requirements, we apply our own categorical independence standards. You can access these standards on our website at http://www.ur.com under “Corporate Governance” in the Investor Relations section. Under these standards, we do not consider a director to be independent if he or she is, or in the past three years has been:

•	employed by the Company or any of its affiliates;

•

an employee or owner of a firm that is one of the Company’s or any of its affiliates’ paid advisors or consultants (unless the Company’s relationship, or the director’s relationship, with such firm does not continue after the director joins the Board, or the Company’s annual payments to such firm did not exceed 1% of such firm’s revenues in any year);

•	employed by a significant customer or supplier;

•	party to a personal service contract with the Company or the chairman, chief executive officer or other executive officer of the Company or any of its affiliates;

•

an employee or director of a foundation, university or other non-profit organization that receives significant grants or endowments from the Company or any of its affiliates or a direct beneficiary of any donations to such an organization;

•	a relative of any executive officer of the Company or any of its affiliates; or

•

part of an interlocking directorate in which the chief executive officer or other executive of the Company serves on the Board of a third-party entity (for-profit or not-for-profit) employing the director.

A substantial majority of our directors must be independent under our corporate governance guidelines, which are more stringent than NYSE rules in this regard. Thirteen of our fourteen directors have been determined by the Nominating Committee and the Board to be independent under those criteria: Jenne K. Britell; José B. Alvarez; Howard L. Clark, Jr.; Bobby J. Griffin; Pierre E. Leroy; Singleton B. McAllister; Brian D. McAuley; James H. Ozanne; John S. McKinney; Jason D. Papastavrou; Filippo Passerini; Donald C. Roof and Keith Wimbush. In addition, the Board has determined that each of these directors also meets the categorical independence standards described above. Michael J. Kneeland, our chief executive officer, is not considered independent because he is an employee of the Company.

In accordance with SEC regulations, with respect to the directors that we have identified as being independent under NYSE rules, we discuss below certain relationships considered by the Board in making its independence determinations. Each relationship was determined by the Board to be an “immaterial relationship” that would not disqualify the particular director from being classified as an independent director. In addition to the independence determination, each such relationship was considered by the Board (pursuant to the Company’s Code of Business Conduct) and/or the Audit Committee, pursuant to the Company’s Related Party Transactions Policy.

Howard Clark, who is not standing for re-election at the 2012 annual meeting, became a director of the Company in April 2004. He was a vice chairman of Barclays Capital Inc., the investment banking division of Barclays PLC, from September 2008 until his retirement in June 2011. During 2011, the Company engaged Barclays Capital in a transactional and non-advisory capacity to serve as a counterparty for two fuel hedging transactions, for which Barclays Capital received monetary compensation. In connection with each transaction, the Company solicited bids from a minimum of two potential counterparties to ensure that the transaction would be competitively priced. Barclays Capital also served as a non-lead bank and one of 25 lenders in connection with the Company having entered into an asset-based loan facility in October 2011. The Board determined that the foregoing relationships were immaterial given that Mr. Clark had no involvement in the decision by the Company to engage Barclays Capital and the amounts paid by the Company to Barclays Capital (a portion of which will be paid in 2012) represent substantially less than 1% of Barclays Capital’s annual revenues.

Board Consideration of Director Qualifications

In addition to the independence matters described above, the Board considered the specific experience, qualifications, attributes and skills of the directors named herein and concluded that based on the aforementioned factors, and including each director’s integrity and collegiality, such directors should serve as directors of the Company. Although each director offers a multitude of unique and valuable skills and attributes, including a demonstrated business acumen and an ability to exercise sound judgment, the Board identified the following specific experience, qualifications, attributes and skills that led the Board to conclude that such persons should serve as directors.

Mr. Alvarez has held several key management positions with Royal Ahold NV, one of the world’s largest grocery retailers, providing him with business leadership experience in, and valuable knowledge of, the global retail industry. These experiences, together with his other public company directorships and academic credentials in business as a member of the Harvard Business School faculty, allow him to contribute to the Company and the Board a combination of strategic thinking and industry knowledge with respect to marketing and retailing.

Dr. Britell has served in senior management positions with both public and private companies, such as Brock Capital Group LLC, an advisory and investment banking firm where she is a Senior Managing Director, and GE Capital, where she was executive vice president of Global Consumer Finance and president of Global Commercial and Mortgage Banking. She also has significant experience with public company directorships, which provides her with leadership and consensus-building skills to guide the Board, as well as exposure to a broad array of best practices.

Mr. Griffin has notable business experience in the areas of transportation, logistics and supply chain management, including extensive international experience, due to his past senior leadership positions with Ryder System, Inc. In addition to these attributes, Mr. Griffin’s public company directorship experience provides a valuable perspective for the Board and the Company.

Mr. Kneeland has served in a variety of positions in the equipment rental industry for over 30 years, including a number of senior management positions with the Company, as well as Free State Industries, Inc. and Equipment Supply Company. He has extensive experience and knowledge of the competitive environment in which the Company operates. Further, he has demonstrated strategic and operational acumen that the Board believes has been of significant value to the Company.

Mr. Leroy has significant experience in finance/accounting/control, general management, industry/customer knowledge, and board experience/governance as demonstrated by his years of experience in capital markets and asset-liability management as well as leading and managing large complex international marketing, engineering, and manufacturing organizations and serving on other public company boards.

Ms. McAllister has served as the general counsel of the United States Agency for International Development and currently is a partner of the law firm Blank Rome LLP. With her vast legal experience, she serves as an important resource to the Board with regard to legal and regulatory matters. Like other Board members, Ms. McAllister’s service on other public company boards serves as an important benefit by providing the Company a broad perspective at the Board level.

Mr. McAuley brings business leadership skills to the Board from his career in the telecommunications and manufacturing industries, including through his tenure as chairman of Pacific DataVision, Inc. and senior executive positions at Nextel Communications, Inc. and Imagine Tile, Inc. In addition, as a co-founder of Nextel Communications, Inc., Mr. McAuley has also exhibited valuable entrepreneurial abilities. Furthermore, he has extensive financial and accounting experience as a result of his past positions as chief financial officer and controller at public and private companies and as a manager at the accounting firm Deloitte & Touche LLP.

Mr. McKinney has significant accounting and finance experience unique to the Company and its industry as a result of his past positions as vice president—finance of the Company, chief financial officer and controller of U.S. Rentals Inc., and as a staff auditor and audit manager at the accounting firm Arthur Andersen & Co.

Mr. Ozanne has significant experience in finance/accounting/control, general management, industry/customer knowledge, and board experience/governance as evidenced by his extensive knowledge of business and accounting issues, his experience as an officer and director of various mortgage, finance, asset management, and venture capital organizations, his experience with leasing and rental businesses, and his years of experience serving as the chief executive officer of several public companies.

Dr. Papastavrou currently serves as the chief executive officer and chief investment officer of ARIS Capital Management, and has held senior positions at other investment management firms, such as Banc of America Capital Management and Deutsche Asset Management. Collectively, these experiences allow him to contribute to the Board and the Company a valuable perspective on finance-related matters.

Mr. Passerini has gained significant global business and leadership experience in the consumer goods industry as well as valuable knowledge of the global retail industry through his various senior level positions with Procter & Gamble during the past 25 years. Mr. Passerini has particular strength with international operations, which he acquired through his previous executive positions in the United Kingdom, Greece, Italy, Latin America and Turkey.

Mr. Roof has significant experience in finance/accounting/control, general management, business development/strategic planning, board experience/governance, and other functions, including merchandising and distribution as evidenced by his 35 years of experience serving in executive positions ranging from President/CEO to Executive Vice President/CFO with an international manufacturer of mining equipment and a distributor and retailer of tires and related products, as well as his years of experience serving on the board of directors and audit committees of several public companies.

Mr. Wimbush has gained significant legal experience through his formal legal training at Harvard Law School, as well as his subsequent positions in the legal department of Diageo North America, Inc. and as an adjunct professor of law at Thomas Cooley Law School. He complements his legal experience with experience gained through his former position as the senior client partner with Korn/Ferry International and his current position with DHR International.

Executive Sessions of the Board

Our corporate governance guidelines provide that our non-management directors should meet, at least twice a year, in executive sessions without the presence of management. Non-management directors who do not qualify as “independent” may participate in these meetings. However, the corporate governance guidelines provide that, at least once a year, the independent directors should meet in executive session without the presence of either management or any non-independent directors. The purpose of executive session meetings is to facilitate free and open discussion among the participants. The Chairman of the Board (or, in the absence of the Chairman, the Chairman of the Audit Committee or such other independent director as may be selected by the Board) should preside over executive sessions and, as required, provide feedback to the chief executive officer, and to such other directors as is appropriate, based upon the matters discussed at such meetings.

Director Nomination Process

General

The Board has established the Nominating Committee, as described above. The responsibilities of this committee include, among other things: (i) developing criteria for evaluating prospective candidates to the Board or its committees; (ii) identifying individuals qualified to become members of the Board or its committees; and (iii) recommending to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board or its committees (with authority for final approval remaining with the Board).

Process for Identifying and Evaluating Candidates

The Nominating Committee may identify potential Board candidates from a variety of sources, including recommendations from current directors or management, recommendations of security holders or any other source the Nominating Committee deems appropriate. The Nominating Committee may also engage a search firm to assist in identifying director candidates. The Nominating Committee has been given sole authority to select, retain and terminate any such search firm and to approve its fees and other retention terms.

In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials. In accordance with our corporate governance guidelines, the Nominating Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (iv) personal qualities and characteristics, accomplishments, integrity and reputation in the business community; (v) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, experience, expertise, skills and other demographics; (vi) willingness and ability to commit sufficient time to Board and committee duties and responsibilities; and (vii) qualification to serve on specialized Board committees of the Board, such as the Audit Committee or the Compensation Committee. The Nominating Committee recommends candidates based on its consideration of each individual’s specific skills and experience and its annual assessment of the composition and needs of the Board as a whole, including with respect to diversity. Consideration of diversity as one of many attributes relevant to a nomination to the Board is implemented through the Nominating Committee’s standard evaluation process. In particular, the Nominating Committee obtains and reviews questionnaires, interviews candidates as appropriate and engages in thorough discussions at Committee meetings in an effort to identify the best candidates and to populate an effective Board. The effectiveness of the Board’s diverse mix of viewpoints, backgrounds, experience, expertise, skills and other demographics is considered as part of the Nominating Committee’s assessment.

The 13 nominees for election as directors at the 2012 annual meeting are: Jenne K. Britell, who has been a director since December 2006; José B. Alvarez, who has been a director since January 2009; Bobby J. Griffin, who has been a director since January 2009; Michael J. Kneeland, who has been a director since August 2008; Pierre E. Leroy, who has been a director since April 30, 2012; Singleton B. McAllister, who has been a director since April 2004; Brian D. McAuley, who has been a director since April 2004; John S. McKinney, who has been a director since September 1998; James H. Ozanne, who has been a director since April 30, 2012; Jason D. Papastavrou, who has been a director since June 2005; Filippo Passerini, who has been a director since January 2009; Donald C. Roof, who has been a director since April 30, 2012; and Keith Wimbush, who has been a director since April 2006. Each of these directors is standing for re-election at the annual meeting, except Messrs. Leroy, Ozanne and Roof, each of whom was appointed to the Board on April 30, 2012 in connection with our acquisition of RSC and is standing for election at the annual meeting. In making its recommendation to the Board, the Nominating Committee reviewed and evaluated, in addition to each nominee’s background and experience and other criteria set forth in the Company’s corporate governance guidelines, each director’s performance during his or her recent tenure with the Board and whether each was likely to continue to contribute positively to the Board.

Procedure for Submission of Recommendations by Security Holders

Our security holders may recommend potential director candidates by following the procedure described below. The Nominating Committee will evaluate recommendations from security holders in the same manner that it evaluates recommendations from other sources.

If you wish to recommend a potential director candidate for consideration by the Nominating Committee, please send your recommendation to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2013 annual meeting must be received by March 8, 2013. You should use first class, certified mail in order to ensure the receipt of your recommendation.

Any recommendation must include (i) your name and address and a list of the securities of the Company that you own; (ii) the name, age, business address and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating Committee. Following this process will not give you the right to directly propose a nominee at any meeting of stockholders. See “Other Matters—Stockholder Proposals for the 2013 Annual Meeting.”

Direct Communications with Directors

We have adopted procedures to enable our security holders and other interested parties to communicate with the Board or with any individual director or directors. If you wish to send a communication, you should do so in writing. Security holders and other interested parties may send communications to the Board or the particular director or directors, as the case may be, in the manner described in the Company’s written policy available on its website at http://www.ur.com under “Corporate Governance” in the Investor Relations section.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our executive compensation program is used to attract and retain the employees who lead our business and to reward them for outstanding performance. This Compensation Discussion and Analysis, or “CD&A,” explains, for 2011, our executive compensation philosophy and objectives, each element of our executive compensation program and how the Compensation Committee of the Board made its compensation decisions for our President and Chief Executive Officer, Mr. Michael Kneeland; our Executive Vice President and Chief Financial Officer, Mr. William Plummer; and our three other most highly compensated executive officers: Mr. Matthew Flannery, Executive Vice President, Operations and Sales; Mr. Jonathan Gottsegen, Senior Vice President, General Counsel & Corporate Secretary; and Mr. Dale Asplund, Senior Vice President, Business Services, as well as certain significant developments in 2012. Throughout this proxy statement, these individuals are referred to as “named executive officers.”

In addition, the compensation and benefits provided to our named executive officers in 2011 are set forth in detail in the Summary Compensation Table (which, if required by SEC regulations, also details compensation and benefits provided in 2010 and 2009) and other tables that follow this analysis, and in the footnotes and narrative material that accompany those tables.

Executive Summary

Business Conditions & Key Performance Achievements

Although the economic environment continued to present challenges for both our Company and the U.S. equipment rental industry in 2011, we succeeded in improving several key performance metrics. For the full year 2011, compared with 2010, these improvements included:

Performance Metric	2011	2010	% Change
Revenue	$2.6 Billion	$2.2 Billion	16.7%
Equipment Rental Revenue	$2.2 Billion	$1.8 Billion	17.3%
Adjusted EBITDA(1)	$929 Million	$691 Million	34.4%
Adjusted EBITDA Margin(1)	35.6%	30.9%	4.7 percentage points
Operating Income	$396 Million	$197 Million	101.0%
Share Price on December 31	$29.55	$22.75	29.9%

(1)	Adjusted EBITDA is a non-GAAP measure that excludes the impact of the following special items: RSC merger related costs, restructuring charges and net stock compensation expense, calculated in the manner set forth on Appendix A. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.

In 2011, we succeeded in realizing a number of achievements related to our strategy. In addition to the financial performance highlighted in the table above, the Company’s achievements included:

•	A 6.1% increase in rental rates;

•	A 13.4% increase in the volume of OEC on rent;

•	A 3.5 percentage point increase in time utilization on a larger fleet;

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An increase in the proportion of equipment rental revenues derived from National Account customers, from 31% in 2010 to 35% in 2011. National Accounts are generally defined as customers with potential annual equipment rental spend of at least $500,000 or customers doing business in multiple locations;

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Continued improvement in customer service management, including an increase in the proportion of equipment rental revenues derived from accounts that are managed by a single point of contact from 51% in 2010 to 55% in 2011. Establishing a single point of contact for key accounts helps us to provide customer service management that is more consistent and satisfactory. Additionally, we expanded our centralized Customer Care Center (CCC). The CCC, which established a second base of operations in 2010, handled 10% more rental reservations in 2011 compared to 2010;

•	The continued optimization of our network of rental locations, including an increase in 2011 of 7, or 9%, in the number of our trench safety, power and HVAC rental locations;

•	A 0.8 percentage point improvement in selling, general and administrative expenses as a percentage of revenue; and

•	For the full year 2011, the Company recognized $208 million from sales of rental equipment at a gross margin of 31.7%, compared with $144 million in sales at a gross margin of 28.5% last year.

Key 2011 Compensation Decisions and Outcomes

As shown above, the Company achieved strong levels of performance in 2011. The following highlights the Compensation Committee’s key compensation decisions and outcomes for 2011, as reported in the 2011 Summary Compensation Table below. These decisions were made with the advice of the Compensation Committee’s independent compensation consultant at the time of such decisions, Pearl Meyer & Partners (“PM&P”) (see “—How We Make Decisions Regarding Executive Pay—Role of the Independent Compensation Consultant” below), and are discussed in greater detail elsewhere in this CD&A.

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We provided merit increases to named executives.    Following two consecutive years in which base salaries for executive officers were frozen at the time of regular salary review, reflecting the uncertain macroeconomic conditions at that time, in March 2011, the Compensation Committee again considered merit increases and decided that increases were appropriate. In general, these increases represented an approximate 3% increase in base salary except for the increases to Messrs. Kneeland’s, Flannery’s and Asplund’s base salary which were greater than 3%. See “—Our Executive Compensation Components—Base Salary” below.

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Funding of annual incentive program reflects our desire to tie pay to economic value creation.    Annual incentives for 2011 were determined in February 2012. The 2011 annual incentive awards were funded at an average of 100% of target as compared to 50% of target in 2010. The award levels reflect the Company’s strong performance in 2011, as summarized above, but also take into account the design of the annual incentive program and its focus on the overall creation of economic value for stockholders. See “—Our Executive Compensation Components—Annual Performance-Based Cash Incentives” below.

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Our 2011 performance-based RSUs, a new equity-based award that we have added to our mix of equity-based awards, vested above target, reflecting our strong 2011 performance.    In 2011, we re-introduced performance-based RSUs as a type of equity-based incentive award granted to our named executive officers. In March 2011, the Company granted all of our named executive officers both performance-based and time-based restricted stock units (“RSUs”), and Messrs. Kneeland, Plummer and Flannery were granted stock options in addition to RSUs. On February 16, 2012, the first tranche of the 2011 performance-based RSUs vested at 178.75% of their target amount, reflecting strong performance in 2011 and achievement of Adjusted EBITDA and Adjusted EBITDA Margin performance measures in excess of target. See “—Our Executive Compensation Components—Equity Compensation” below.

Compensation Program Highlights

The core of the Company’s executive compensation continues to be pay for performance, and the overall program includes the compensation governance features discussed below:

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All of our named executive officers, including our chief executive officer and chief financial officer, participate in the same salary, incentive and 401(k) program as all of our other corporate executives. Within these programs, the compensation of our executives differs based on individual experience, role and responsibility, and performance. There are no supplemental executive retirement plans or other special benefits or perquisites established for the exclusive benefit of the named executive officers.

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The Compensation Committee is comprised solely of independent directors. In addition, PM&P continued to act as the Compensation Committee’s independent consultant and PM&P performs no other consulting or other services for the Company.

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Significant amounts of each executive’s compensation are at risk of forfeiture in the event of conduct detrimental to the Company, termination of employment prior to vesting, or a material negative restatement of financial or operating results.

•	The Company does not have a history of repricing equity incentive awards.

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No tax assistance is provided by the Company on any elements of executive officer compensation or perquisites other than relocation. The relocation policy is a broad-based program that applies to all transferred managerial, professional, and executive employees.

•	No tax gross-ups are provided by the Company to our named executive officers with respect to “golden parachute” compensation.

•	The Company has stock ownership guidelines in place for the Company’s directors, named executive officers and approximately 30 other officers of the Company with a title of vice president and above.

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The Company intends to pay a significant portion of the annual incentive bonus earned in 2012 in Company common stock in order to further align the interests of our named executive officers with our shareholders.

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All executive officers are prohibited from engaging in any speculative transactions in the Company’s securities, including engaging in short sales or other derivative transactions, or engaging in any other forms of hedging transactions.

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All equity award agreements issued in 2010, 2011 and 2012, including the award agreement used for performance-based RSUs, as well as the employment agreements of Messrs. Kneeland, Plummer, Flannery and Gottsegen include clawback provisions that generally require reimbursement of amounts paid to the applicable executive officer in the event the Company’s financial results subsequently became subject to certain “mandatory restatements” that would have led to a lower payment or in the event of “injurious conduct” by the executive officer.

Our Executive Compensation Philosophy and Objectives

Executive Compensation Philosophy

Our overall compensation program seeks to align executive compensation with the achievement of the Company’s business objectives and with individual performance towards these objectives. It also seeks to enable the Company to attract, retain and reward executive officers and other key employees who contribute to our success and to incentivize them to enhance long-term stockholder value. In reviewing the components of compensation for each executive officer, the Compensation Committee emphasizes pay for performance on both an annual basis and over the long term.

To implement this philosophy, the total compensation program is designed to be competitive with the programs of other companies with which the Company competes for executives, and to be fair and equitable to both the Company and the executives. Consideration is given to each executive’s overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential, and the combined value of these factors to the Company’s long-term performance and growth.

Objectives of Executive Compensation

The objectives of our executive compensation program are to:

•	attract and retain quality executive leadership;

•	enhance the individual executive’s performance;

•	align incentives with the business unit and Company areas most directly impacted by the executive’s leadership and performance;

•	create incentives that will focus executives on, and reward them for, increasing stockholder value;

•	maintain equitable levels of overall compensation both among executives and as compared to other employees;

•	encourage management ownership of our common stock; and

•	improve our overall performance.

The Compensation Committee strives to meet these objectives while maintaining market-competitive pay levels and ensuring that we make efficient use of equity-based compensation.

Considerations of Say-on-Pay Results

The Company provided stockholders their first “say-on-pay” advisory vote on executive compensation in 2011. At the Company’s 2011 annual meeting of stockholders, stockholders expressed substantial support for the compensation of the named executive officers, with over 98% of the votes cast for approval of the “say-on-pay” advisory vote on executive compensation. Because such a substantial portion of stockholders approved the compensation of the named executive officers, as described in the 2011 proxy statement, the Compensation Committee did not implement significant changes to the executive compensation program as a result of the shareholder advisory vote.

How We Make Decisions Regarding Executive Pay

The Compensation Committee, management, and the Compensation Committee’s independent compensation consultant all play an integral role in the determination of executive compensation programs, practices, and levels. Actual roles are thoughtfully developed to align with governance best practices and objectives. Below is an explanation of the key roles and responsibilities of each group, as well as how market data is integrated into the Compensation Committee’s decision making process.

Role of the Compensation Committee

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

The Compensation Committee’s specific responsibilities are set forth in its charter, which may be found on the Company’s website at http://www.ur.com under “Corporate Governance” in the Investor Relations section. Among other things, the Compensation Committee is required to: (i) determine and approve the compensation of the chief executive officer; (ii) review and approve the compensation of the Company’s other executive officers; (iii) review and approve any incentive compensation plan or equity-based plan for the benefit of executive officers; and (iv) review and approve any employment agreement, severance arrangement or change-in-control arrangement for the benefit of executive officers.

Role of Management

Management’s role in the determination of executive pay programs and practices is three-fold. First, management is responsible for developing proposals regarding program design and administration for the Compensation Committee’s review and approval. Second, management is responsible for making recommendations for compensation actions each year, typically in the form of salary adjustments, short-term incentive targets or awards, and long-term incentive grants. Lastly, management, in collaboration with the Compensation Committee’s independent compensation consultant, is responsible for responding to any Compensation Committee requests for information, analysis, or perspective as it relates to topics that may arise during the course of the year.

To carry out the responsibilities relating to program design and administration, the chief executive officer, the chief financial officer and the senior vice president of human resources consider the business strategy, key operating goals, economic environment and organizational culture in formulating proposals. Proposals are then brought to the Compensation Committee for thorough discussion. The Compensation Committee ultimately has the authority to approve management’s proposals for the executive officers. For recommendations regarding compensation actions, the chief executive officer, the chief financial officer and senior vice president of human resources consider market data, individual responsibilities, contributions, performance and capabilities of each of the executive officers, other than the chief executive officer, and what compensation arrangements they believe will drive desired results and behaviors. The considerations are used to determine if an increase in compensation or award is warranted and the amount and type of any proposed increase or award. After consulting with the senior vice president of human resources, the chief executive officer makes compensation recommendations, other than with respect to his own compensation, to the Compensation Committee. The Compensation Committee reviews management’s recommendations regarding pay changes and awards and then approves or suggests changes to the proposal or may seek further analysis or background on the proposal.

Role of the Independent Compensation Consultant

The Compensation Committee also utilizes outside compensation experts. Beginning in November 2010, the Compensation Committee has used PM&P as its independent compensation consultant. PM&P is completely independent, as it provides no other consulting or other services to the Company. The Compensation Committee determined that retaining a compensation consultant that does not provide any additional services to the Company helps ensure that it is receiving an independent perspective on executive compensation.

The compensation consultant generally reviews, analyzes and provides advice about the Company’s executive compensation programs for senior executives in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” and provides information and advice on competitive compensation practices and trends, along with specific views on the Company’s compensation programs. The compensation consultant responds on a regular basis to questions from the Compensation Committee and the Compensation Committee’s other advisors, providing them with their opinions with respect to the design and implementation of current or proposed compensation programs. The compensation consultant reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chairman of the Compensation Committee, and also regularly attends Compensation Committee meetings.

In December 2010, PM&P led an in-depth review of recent trends in corporate governance best practices with respect to executive compensation. Some of the outcomes of this review included: (i) the Compensation Committee’s decision to place a greater emphasis on performance-based awards in the March 2011 long-term incentive grant by re-introducing performance-based RSUs; and (ii) the creation of a more formal risk assessment process of the Company’s executive compensation programs.

In October 2011, PM&P again presented to the Compensation Committee the current trends and best practices related to executive compensation. Key outcomes of this review included validation of (i) the Company’s approach to funding annual incentive awards on the basis of economic value creation, which fosters a long-term business perspective; and (ii) the Company’s recent introduction (in 2011) of performance-based RSUs, which is consistent with an ongoing trend in the marketplace.

Benchmarking of Compensation Levels

In making compensation decisions, the Compensation Committee compares each component of the total compensation package of the chief executive officer, chief financial officer and, when compensation information for a sufficient number of comparable executive positions is publicly available, the other named executive officers against the compensation components of comparable executive positions of a peer group of publicly traded companies. While the Compensation Committee does not use a specific formula to determine the allocation between performance-based and fixed compensation, it does review the total compensation and competitive benchmarking when determining the allocation.

In December 2010, PM&P conducted the annual review of the peer group and recommended to the Compensation Committee that the Company’s peer group be adjusted to better reflect the Company’s financial profile and business dynamic. PM&P’s recommendation resulted in a reduced emphasis on construction and engineering firms and a greater focus on companies with a similar operating model to the Company. The Compensation Committee adopted PM&P’s recommendations and for 2011, the following companies comprised the peer group used to evaluate the total compensation package of the Company’s chief executive officer and the chief financial officer:

Avis Budget Group, Inc.	Harsco Corporation
Aircastle Limited.	Quanta Services, Inc.
Applied Industrial Technologies, Inc.	Rent-A-Center, Inc.
Fastenal Company	RSC Holdings Inc.
Foster Wheeler AG (formerly Foster Wheeler Ltd.)	Ryder System, Inc.
GATX Corporation	W.W. Grainger, Inc.

For purposes of 2011 compensation decisions for the Company’s other named executive officers, the Company utilized general industry executive compensation benchmarking data from Towers Watson’s U.S. CDB General Industry Executive Database (the “General Industry Executive Database”), adjusted for better comparability to the Company’s most recent fiscal year-end revenue levels since compensation information for a sufficient number of comparable executive positions in the peer group was not publicly available. For benchmarking in 2011, the sample from the General Industry Executive Database consisted of 123 general industry companies.

In January 2011, PM&P reviewed the compensation of the Company’s named executive officers compared to the competitive benchmarks described above. Based on this review, the current level of total target compensation for the named executive officers covered in the review (including base salary, annual incentives and long-term incentives) is positioned between the competitive 50th percentile and the 75th percentile of the comparison group for 2011, except for Mr. Flannery, whose current level of total target compensation covered in the review was less than the competitive 25th percentile of the comparison group for 2011. PM&P advised the Compensation Committee that the current level of total target compensation for the named executive officers covered in the review, other than Mr. Flannery, was generally within a reasonable range of competitive norms, and the Compensation Committee considered these findings when determining base salaries, target incentives and long-term incentive grants for 2011. Mr. Flannery’s base salary was subsequently increased following this report as discussed below under “—Our Executive Compensation Components—Base Salary.”

In May 2011, PM&P conducted an annual review of the peer group and recommended that the same peer group used for 2011 compensation decisions be used in assessing executive compensation decisions for 2012, as the peer group remained appropriate in terms of its business focus and financial compatibility. The Compensation Committee adopted PM&P’s recommendations and for 2012, compensation decisions used the 2011 peer group noted above.

For purposes of 2012 compensation decisions for the Company’s named executive officers other than the Company’s chief executive officer and chief financial officer, the Company utilized general industry executive compensation benchmarking data from the General Industry Executive Database, adjusted for better comparability to the Company’s projected 2011 most recent fiscal year-end revenue levels through a regression analysis (a commonly accepted statistical method for rendering companies of different sizes more comparable) since compensation information for a sufficient number of comparable executive positions in the peer group was not publicly available. For benchmarking for 2012, the sample from the General Industry Executive Database consisted of 317 non-financial services companies.

In December 2011, PM&P again reviewed the compensation of the Company’s named executive officers compared to the competitive benchmarks described above. Based on this review, the current level of total target compensation for Messrs. Kneeland and Plummer (including base salary, annual incentives and long-term incentives) remained positioned between the competitive 50th percentile and the 75th percentile of the comparison group for 2011, and Messrs. Flannery, Gottsegen and Asplund’s total target compensation covered in the review was less than the competitive 50th percentile of the comparison group for 2011. PM&P advised the Compensation Committee that the current level of total target compensation for the named executive officers covered in the review was generally within a reasonable range of competitive norms, and the Compensation Committee considered these findings when determining base salaries, target incentives and long-term incentive grants for 2012.

Our Executive Compensation Components

The principal components of compensation for the Company’s named executive officers in 2011 were:

•	base salary;

•	performance-based compensation, composed of:

–	annual performance-based cash incentives; and

–	equity compensation;

•	severance and change in control benefits;

•	retirement benefits; and

•	perquisites and other personal benefits.

We believe that the use of relatively few straightforward compensation components promotes the effectiveness and transparency of our executive compensation program.

Base Salary

The Company provides its named executive officers with a base salary to compensate them for services rendered during the fiscal year. Base salaries provide stable compensation to executives, allow us to attract competent executive talent, maintain a stable management team and, through periodic merit increases, provide a basis upon which executives may be rewarded for individual performance.

The base salary levels of continuing executives are reviewed annually. The Compensation Committee’s independent compensation consultant, PM&P, recommends a salary for the chief executive officer, and the chief executive officer, in consultation with the senior vice president of human resources and chief financial officer, recommends a salary for the other named executive officers. In considering whether to adopt these suggestions, the Compensation Committee considers the

Company’s performance; the executive’s individual performance; the executive’s experience, career potential and length of tenure with the Company; the applicable terms, if any, of the executive’s employment agreement; the salary levels of similarly situated officers at peer group companies or, if applicable, based on the adjusted general industry executive compensation benchmarking data from the General Industry Executive Database, as collected and presented by the independent compensation consultant; and the salary levels of the Company’s other officers.

When an executive is initially hired, the Compensation Committee considers the same factors, as well as the executive’s salary in his or her previous employment and the compensation of other Company executives with similar responsibilities.

During the first quarter of each year, based on this process and a review conducted by the Compensation Committee’s independent compensation consultant, the Compensation Committee considers merit increases to the base salaries of the Company’s named executive officers. The table below shows the results of the review of the named executive officer’s salaries, and resulting changes, for 2011:

Name and Principal Position	2011 Base Salary	2010 Base Salary(1)	% Change	Reason for Base Salary Increase
Michael Kneeland President and Chief Executive Officer	$800,000	$750,000	6.7%	Make base salary more competitive with similarly situated executives in the Company’s peer group.

William Plummer Executive Vice President and Chief Financial Officer	$490,000	$475,000	3.1%	Merit increase in connection with the Company’s annual review of our named executive officers’ base salaries.

Matthew Flannery Executive Vice President, Operations and Sales	$425,000	$375,000	13.3%	Make base salary more competitive based on a review of the General Industry Executive Database, to reflect his expanded role and responsibilities for the Company and in response to his base salary for 2011 being less than the competitive 25th percentile of the General Industry Executive Database.

Jonathan Gottsegen Senior Vice President, General Counsel & Corporate Secretary	$360,500	$350,000	3%	Merit increase in connection with our annual review of our named executive officers’ base salaries.

Dale Asplund Senior Vice President, Business Services(2)	$325,000	$250,000	30%	Make base salary more competitive based on a review of the General Industry Executive Database and to reflect his promotion to Senior Vice President, Business Services.

(1)	Base salary changes for our named executive officers, other than Mr. Asplund, were effective April 1, 2011. Mr. Asplund’s base salary was increased on April 1, 2011 as part of the annual review of base salaries and again on April 19, 2011 to reflect his promotion to Senior Vice President, Business Services. As Mr. Asplund was not a named executive officer for 2010, his base salary increase for 2011 was determined by the chief executive officer, in consultation with the senior vice president of human resources and chief financial officer, rather than the Compensation Committee.

(2)	Mr. Asplund was promoted to Senior Vice President, Business Services on April 19, 2011. Mr. Asplund was not one of our named executive officers in 2010.

In February 2012, the Compensation Committee determined, consistent with senior management’s recommendation, to increase base salaries for the named executive officers. Accordingly, effective April 1, 2012, Mr. Kneeland’s base salary will be increased to $850,000, Mr. Plummer’s base salary will be increased to $510,000, Mr. Flannery’s base salary will be increased to $500,000, Mr. Gottsegen’s base salary will be increased to $375,000 and Mr. Asplund’s base salary will be increased to $350,000.

Performance-Based Compensation

Performance-based compensation primarily serves two functions. First, it creates an incentive to focus on and achieve the objectives we identify as significant. Historically, the performance metrics have varied depending on the individual executive’s functions in the Company. The Compensation Committee works with its compensation consultant and with senior management, including the named executive officers, to identify the specific areas to be addressed by performance metrics and decide on appropriate targets.

Second, performance-based compensation provides a mechanism by which named executive officers’ compensation fluctuates with the performance of the Company, thus helping to align named executive officers’ interests with those of stockholders. This is accomplished with comprehensive performance metrics, such as earnings before interest, taxes, depreciation and amortization (as adjusted in the manner set forth on Appendix A) (“Adjusted EBITDA”), Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”), rental revenue growth; growth in key accounts; cost of selling, general and administrative (“SG&A”) expenses as a percentage of revenue and free cash flow (as calculated in the manner set forth on Appendix A), which focus more on the Company’s profitability or cash flows than the achievement of a specific goal. In addition, performance-based awards that are equity-based fluctuate in value with the stock price, directly aligning executives’ interests with those of stockholders. Each year, the Compensation Committee identifies and considers a wide range of measures for Company performance and, as appropriate, also considers measures tied to individual performance or stockholder return. With the assistance of its advisors, the Compensation Committee then selects the measures it believes most closely align with the Company’s business and/or financial objectives (or other measures of performance, if applicable), or are otherwise most likely to support those objectives, and defines specific performance goals based on those metrics.

For 2011, the Company’s performance compensation program for named executive officers was comprised of four components: (i) an annual cash incentive; (ii) RSUs that vest based on continued employment with the Company; (iii) RSUs that vest based on the achievement of performance criteria and (iv) for Messrs. Kneeland, Plummer and Flannery, stock options that reward executives for improvement in the Company’s stock price. Performance-based awards typically are granted simultaneously to all employees in connection with a Compensation Committee meeting held in the first quarter of each year. The date of the meeting is set several months in advance and usually occurs after the announcement of the Company’s results for the previous fiscal year and before the end of the first fiscal quarter.

Annual Performance-Based Cash Incentives

The Company currently maintains two annual cash incentive plans for our named executive officers. For 2011, Messrs. Kneeland, Plummer and Flannery were participants in our 2011 Annual Incentive Compensation Plan (the “Executive Plan”), and Messrs. Gottsegen and Asplund were participants in our corporate incentive program (the “Corporate Incentive Plan”). Both plans operate on the same incentive platform, with identical funding and payout ranges. The only difference between the plans is that, for the Executive Plan, the incentive measures and goals which determine the bonus payout are formulaic in nature, intended to qualify as performance-based compensation under Internal

Revenue Code Section 162(m). For the Corporate Incentive Plan, bonus payout determination is based upon an assessment of performance against pre-determined goals and objectives that may include formula-based goals, but is not limited to them. The following is a description of the incentive funding and allocation design, followed by details on the operation of, and results under, the two incentive plans.

Incentive Funding.    In 2011, the Compensation Committee continued its approach for funding the annual cash incentive for our named executive officers. In recognition of the cyclical nature of the equipment rental business, it is critical that the named executive officers remain focused on maximizing value throughout the business cycle. The Company makes significant investments in fixed assets, such as equipment and real estate, and believes that a focus on earning more than its cost of capital is critical and paramount to our stockholders. To measure the efficient use of the Company’s assets and to align our executive bonus program with stockholders’ interests, the Company utilizes an internal metric called EBITDA after Charge (“EAC”), which measures the amount of earnings after applying a capital charge against a business unit’s controllable assets. Consistent with 2010, in 2011 the funding of the named executive officers’ applicable incentive program was tied to the incentive pools generated from EAC and EAC year-over-year improvement (“EAC Improvement”) by the Company’s branch locations, subject to adjustment based on the achievement of other critical factors, such as safety performance and customer-focused branch operations, provided that certain pre-determined threshold levels of Adjusted EBITDA and Adjusted EBITDA Margin performance were achieved. As a result, the amount of incentive funding for the Executive Plan and the Corporate Incentive Plan, as applicable, was dependent upon the creation of economic value in a given performance year.

For 2011, the minimum threshold levels established for Adjusted EBITDA and Adjusted EBITDA Margin were $750 million and 30%, respectively, and we achieved actual Adjusted EBITDA of $929 million and actual Adjusted EBITDA Margin of 35.6% for such period. Based on the EAC and EAC Improvement by the Company’s branch locations in 2011, and consideration of other critical factors such as safety performance and customer-focused branch operations, the funding of the annual cash incentive amounts for each named executive officer was set at 100% of each executive’s applicable bonus target, subject to adjustment up or down based on the achievement of the specific performance metrics assigned to each named executive officer, as described below.

Incentive Allocation.    Once the initial level of incentive funding is determined based on the achievement of EAC and EAC Improvement and consideration of other critical factors such as safety performance and customer-focused branch operations, as described above, the Compensation Committee adjusts the individual named executive officer’s funding level (either up or down between 80% and 120% of the funded amount determined by the EAC and EAC Improvement formula) based on the attainment of performance metrics.

The performance metrics selected for 2011 for Messrs. Kneeland, Plummer and Flannery related to specific objective Company performance metrics, and the Company criteria themselves were ones highly correlated to enhancing stockholder value: Adjusted EBITDA (20%); Adjusted EBITDA Margin (20%); rental revenue growth (10%); growth in key accounts (10%); cost of SG&A expenses as a percentage of revenue (10%) and free cash flow (10%). In addition, given the role of management in numerous key initiatives underway at the Company, the Compensation Committee also established discretionary performance objectives tied to our customer-focused branch operations scorecard (“CFBO Scorecard”); safety performance; and the recruitment of diverse employees to key sales and management positions. While the discretionary performance objectives are weighted 20% in the aggregate, none of the discretionary performance objectives are individually weighted.

In setting the performance goals for each of the performance metrics, the Compensation Committee believed that correlating them to the board-approved internal operating plan was appropriate as an alignment of Messrs. Kneeland, Plummer and Flannery and stockholder interests.

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If the internal operating plan was achieved at target for each of these metrics, the funding level determined by the branch EAC and EAC Improvement formula would remain unchanged (i.e., the amount paid would be 100% of each executive’s applicable bonus target for 2011).

•

If the internal operating plan was exceeded, then increased incentives would be paid (i.e., the amount paid could be up to 120% of each executive’s applicable bonus target for 2011 (representing the maximum amount payable under the Executive Plan)).

•	If the internal operating plan was not achieved, reduced incentives would be paid (i.e., the amount paid would be between 80% and 100% of each executive’s applicable bonus target for 2011).

•	If certain thresholds below the internal operating plan were not achieved, then no incentives would be paid (i.e., no payment would be made if the threshold goal was not achieved).

At the time they are set, achievement of the performance goals established by the Compensation Committee is substantially uncertain. The threshold-level goals can be characterized as “stretch but attainable” goals, meaning that, based on historical performance, although attainment of this performance level is uncertain, it can reasonably be anticipated that the threshold level of performance may be achieved, while the target and maximum goals represent increasingly challenging and aggressive levels of performance.

The performance measures selected for 2011 for Messrs. Gottsegen and Asplund included both objective performance metrics and additional discretionary goals, none of which are dispositive or individually weighted. The objective performance metrics selected for Messrs. Gottsegen and Asplund included many of the same performance metrics selected for Messrs. Kneeland, Plummer and Flannery, however the performance metrics selected for Messrs. Gottsegen and Asplund were chosen based on Messrs. Gottsegen’s and Asplund’s respective areas of responsibility. In addition, their performance measures also included additional discretionary goals within their areas of responsibility. For Mr. Gottsegen, our Senior Vice President, General Counsel and Corporate Secretary, some of the goals included: coordination of board activities; corporate governance matters; reduction in legal SG&A; completing more of the Company’s legal work in-house; securities and other regulatory filings; assisting with business development and termination and settlement of litigation matters. For Mr. Asplund, the Company’s Senior Vice President, Business Services, many of the goals were tied to: achievement of budgeting goals; efficient use of shared services; increased efficiency in fleet management; implementation of new purchasing procedures; warranty collections; contractor supplies and information and technology matters. Consequently, the specific performance goals and the extent to which they were achieved differ for each of Messrs. Gottsegen and Asplund.

2011 Annual Incentive Compensation Plan Targets and Results for Messrs. Kneeland, Plummer and Flannery.    In 2011, the Company maintained the Executive Plan to provide annual cash compensation to our executives upon the achievement of pre-established performance goals in compliance with Internal Revenue Code Section 162(m).

The Executive Plan permits awards up to $5 million per year. For 2011, awards under the Executive Plan were designed so that achievement of Adjusted EBITDA targets (for 2011, funding of the plan bonus pool was set at a maximum of 0.3% of Adjusted EBITDA) would, subject to the $5 million limit, establish the maximum award level for each of Messrs. Kneeland, Plummer and Flannery, with actual award levels determined by achievement of performance goals described above. In 2011, the Compensation Committee established a target incentive for Mr. Kneeland of 125% of base salary and limited his maximum award benefit to 150% of base salary, which was consistent with the incentive targets specified in his employment agreement. The Compensation Committee established a target incentive of 80% of base salary for Mr. Plummer and provided for a maximum award benefit of

125% of base salary, which was consistent with the incentive targets specified in his employment agreement. The Compensation Committee also established a target incentive of 90% of base salary for Mr. Flannery and provided for a maximum award benefit of 135% of base salary, which was consistent with the incentive targets specified in his employment agreement.

In 2011, the Company achieved results at the high end of its performance goals. Four of the six objective performance metrics set for 2011 were achieved at or above the maximum level of performance. The other two metrics, Adjusted EBITDA Margin and Free Cash Flow, were between target and maximum, such that the funded bonus amount was determined by interpolation. The table below summarizes the threshold, target and maximum level performance goals established by the Compensation Committee for the 2011 Executive Plan and the actual performance of the Company in 2011.

Performance Metric	Weighting of Performance Metric	2011 Performance Goals
		Threshold	Operating Plan (Board Approved)	Maximum	2011 Actual Results
Adjusted EBITDA(1)	20%	$750 million	$800 million	$880 million	$929 million
Adjusted EBITDA Margin(1)	20%	30%	33.3%	37.3%	35.60%
Rental Revenue Growth	10%	$43 million	$143 million	$243 million	$317 million
Key Accounts Revenue Growth(2)	10%	$72 million	$97 million	$138 million	$229 million
Cost of SG&A as a % of Revenue	10%	16.4%	15.9%	15%	15.6%
Free Cash Flow(1)	10%	$(20 million)	$21 million	$81 million	$23 million
Discretionary Component	20%	—	—	—	—

(1)	Adjusted EBITDA is a non-GAAP measure that excludes the impact of the following special items: RSC merger related costs, restructuring charges and net stock compensation expense, calculated in the manner set forth on Appendix A. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. Free cash flow is also a non-GAAP measure and is calculated in the manner set forth on Appendix A.

(2)	Key Accounts Revenue Growth represents growth in rental revenue from national, strategic and assigned accounts.

As discussed above, based on the EAC and EAC Improvement by the Company’s branch locations in 2011, as adjusted by the consideration of other factors, the funding of the annual cash incentive amounts for each named executive officer was set at 100% of each executive’s applicable bonus target, subject to adjustment up or down between 80% and 120% of the funded amount based on the achievement of the specific performance metrics assigned to each named executive officer, as described above. In determining the amount of bonuses to pay for 2011, the Compensation Committee determined to pay Mr. Kneeland a bonus of $1,150,000 (which represents 115% of the funded amount), to pay Mr. Plummer a bonus of $450,800 (which represents 115% of the funded amount) and to pay Mr. Flannery a bonus of $439,875 (which represents 115% of the funded amount).

2011 Corporate Incentive Plan Targets and Results for Messrs. Gottsegen and Asplund.    In 2011, the Compensation Committee established a target incentive for Mr. Gottsegen of 80% of base salary, and pursuant to the Company’s established compensation structure, a target incentive of 80% for Mr. Asplund, which was consistent with the incentive targets specified in each of their employment agreements. As discussed above, based on the EAC and EAC Improvement by the Company’s branch locations in 2011, the funding of the annual cash incentive amounts for each named executive officer was set at 100% of each executive’s applicable bonus target, subject to adjustment up or down between 80% and 120% (which in limited cases can be increased to 150% based on extraordinary achievement in a given year) of the funded amount based on the achievement of the specific performance metrics assigned to each named executive officer, as described above. In determining the amount of bonuses to pay for 2011, the Compensation Committee determined to pay Mr. Gottsegen a bonus of $302,820 (which represents 105% of the funded amount) and to pay Mr. Asplund a bonus of $320,000 (which represents approximately 125% of the funded amount, which represented an increase above the maximum funding amount in recognition of his extraordinary achievement in 2011).

Equity Compensation

The Compensation Committee believes that equity compensation is an important component of performance-based compensation in its ability to directly align the interests of the named executive officers with those of stockholders. The Compensation Committee recognizes that different types of equity compensation afford different benefits to the Company and the recipients. In the past, the Company utilized stock options and restricted shares as the primary equity compensation vehicles for named executive officers. Beginning in 2006 and continuing through 2008, the Company utilized RSUs, both RSUs that vested based on achievement of certain performance goals (“performance-based” awards) and RSUs that vested based simply on continued employment (“time-based” awards), as the primary means of equity compensation. For 2009 and 2010, the Compensation Committee decided to use stock options as the performance-based component of long-term equity incentive compensation, in conjunction with time-based RSUs. This move away from granting performance-based RSUs was in large part due to the difficulty of forecasting long-term performance in the economic environment at that time. As noted above, in 2011, the Compensation Committee returned to granting performance-based RSUs. The decision to re-introduce performance-based RSUs reflects the Company’s view that, in 2011, the economic environment permitted greater accuracy in building forecast models that can be reliably used for compensation purposes. Further, performance-based RSUs enable the Compensation Committee to focus the named executive officers on the achievement of specific operating metrics that align with the creation of stockholder value. However, the Compensation Committee believes that, for Messrs. Kneeland, Plummer and Flannery, a percentage of the long-term incentive grants should remain in the form of stock options, as they create strong accountability to stockholders and provide a consistent performance-based equity grant vehicle over the business cycle.

Stock-settled RSUs are “full value grants,” meaning that, upon vesting, the recipient is awarded the full share. As a result, while the value executives realize in connection with an award of RSUs does depend on our stock price, time-based RSUs generally have some value even if the Company’s stock price significantly decreases following their grant (unlike performance-based RSUs that do not vest unless the performance level is achieved). As a result, time-based RSUs help to secure and retain executives and instill an ownership mentality, regardless of whether the Company’s stock price increases or decreases. In contrast, stock options aim to align the executives’ interest with that of stockholder interests by providing the opportunity for executives to realize value only when the Company’s stock price increases relative to the exercise price following their grant. Accordingly, stock options may end up having no value if, subsequent to the date of grant, the Company’s common stock price declines below the exercise price and does not recover before the expiration of the stock option. Furthermore, if the stock price does increase relative to the exercise price, the vesting period helps to retain executives. Because the expense to the Company is less for each stock option than for each RSU, the Compensation Committee can award an executive significantly more stock options than RSUs when attempting to provide a specified value—which means that stock options potentially provide more upside potential and, therefore, greater incentive to increase stockholder value through an appreciated share price. Historically, neither the Company’s RSUs nor its stock options earned any dividend equivalents.

In determining the size of each equity award granted, the Compensation Committee considers a variety of factors, including benchmarking data on competitive long-term incentive values, the percentage of long-term incentive value to be allocated to time-based RSUs, performance-based RSUs and stock options, the strategic importance of the executive’s position within the Company as a whole and, in the case of new hires, the compensation such executive received from his or her prior employer. In terms of the actual allocation among time-based RSUs, performance-based RSUs and stock options, for Messrs. Gottsegen and Asplund, we allocated 67% to performance-based RSUs and 33% to time-based RSUs. However, for Messrs. Kneeland, Plummer and Flannery, a percentage of the long-term incentive grants remained in the form of stock options, and we allocated 25% to options, 40% to performance-based RSUs and 35% to time-based RSUs. Once the dollar value of the size of the equity award had been determined (using the factors described above), the actual number of RSUs (both time-based and performance-based) to be granted would be calculated by dividing the dollar value of the proposed award by the share price of the Company’s stock on the equity award grant date and, for options, by dividing the dollar value of the proposed award by the binomial value of the Company’s stock on the grant date. The Company’s award allocation for 2011 is presented in the table below:

Name and Principal Position	2011 Time- Based RSUs (#)(1)		2011Performance- Based RSUs (#)(2)	2011 Options (#)(3)
Michael Kneeland President and Chief Executive Officer	25,008		28,581	38,580
William Plummer Executive Vice President and Chief Financial Officer	7,500		8,600	13,500
Matthew Flannery Executive Vice President—Operations and Sales	6,000		6,800	10,500
Jonathan Gottsegen Senior Vice President, General Counsel & Corporate Secretary	3,000		6,100	—
Dale Asplund Senior Vice President, Business Services	6,000	(4)	7,500	—

(1)	In determining the size and terms of the time-based RSU grants, the Compensation Committee reviewed benchmark data on competitive long-term incentive values, existing equity awards and vesting schedules. Time-based RSUs vest with respect to one-third of the shares subject to the grant on each anniversary of the grant date, subject to continued employment, with full vesting on the third anniversary of grant.

(2)	In determining the size and terms of the performance-based RSU grants, the Compensation Committee reviewed benchmark data on competitive long-term incentive values, existing equity awards and vesting schedules. Performance-based RSUs vest with respect to one-third of the shares subject to the grant on each anniversary of the grant date subject to the satisfaction of performance criteria described above.

(3)	The size and terms of the stock option awards were determined by the Compensation Committee based on a review of benchmark data on competitive long-term incentive values and existing equity awards. Stock options vest with respect to one-third of the shares subject to the grant on each anniversary of the grant date, subject to continued employment, with full vesting on the third anniversary of grant.

(4)	The Committee granted Mr. Asplund 3,500 time-based RSUs and 7,500 performance-based RSUs on March 8, 2011, as part of our annual long-term incentive grants. In addition, Mr. Asplund also received a grant of 2,500 time-based RSUs in connection with his promotion on April 19, 2011.

For grants of performance-based RSUs in 2011, the number of RSUs that may vest each year is tied to the Company’s achievement of annual performance targets, determined by the Compensation Committee each year. Performance-based RSUs are each eligible to vest with respect to one-third of the shares on each anniversary of the grant date subject to the achievement of performance criteria described above, and provided the employee is continuously employed at the end of each one-year performance period. The number of performance-based RSUs that may vest range from 0% to 200% of the target number of RSUs granted, based upon the Company’s performance. For 2011, the selected performance measures were Adjusted EBITDA and Adjusted EBITDA Margin, and based on above-threshold achievement of these performance measures, 178.75% of each named executive officer’s performance-based RSUs eligible to vest for 2011 vested:

Performance Metric	Weighting of Performance Metric	2011 Performance Goals
		Threshold	2011 Actual Results	% of Target
Adjusted EBITDA(1)	50%	$750 million	$929 million	200%
Adjusted EBITDA Margin(1)	50%	30%	35.6%	157.5%

(1)	Adjusted EBITDA is a non-GAAP measure that excludes the impact of the following special items: RSC merger related costs, restructuring charges and net stock compensation expense, calculated in the manner set forth on Appendix A. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.

Severance and Change in Control Benefits

The Compensation Committee believes that agreeing to provide reasonable severance benefits is common among similar companies and is essential to recruiting and retaining key executives, which is a fundamental objective of our executive compensation program. Accordingly, the employment agreements with the named executive officers generally provide for varying levels of severance in the event that the Company terminates the executive without “cause” or the executive terminates for “good reason” (each as defined in the employment agreement with the executive, as set forth in more detail under “Benefits upon Termination of Employment”). Mr. Kneeland would receive 450% of his base salary paid over a two-year period. Mr. Plummer would receive 180% of his base salary paid over one year. Mr. Flannery would receive 380% of his base salary paid over a two-year period. Mr. Gottsegen would receive 160% of his base salary paid over one year. Mr. Asplund would receive a severance payment equal to 100% of his base salary paid over one year. Severance payments to the named executive officers are conditioned on their execution of a release of claims in favor of the Company. In addition, each of the named executive officers are subject to non-competition and non-solicitation restrictions for a period of time following their termination, as described in more detail under “Benefits upon Termination of Employment.”

In addition, the Company’s time-based RSUs granted to Mr. Gottsegen in 2009, as well as the 2009 awards of stock options granted to Messrs. Kneeland, Plummer and Gottsegen, provide that if the Company terminates the executive without “cause” or the executive terminates for “good reason,” a pro-rata portion of such RSUs or stock options scheduled to vest during the year of termination will vest on the date of termination. The Company’s time-based RSUs and stock options granted to each of the named executive officers in 2010 and 2011, to Messrs. Flannery and Asplund in 2009, and stock options granted to Messrs. Kneeland, Plummer and Flannery in 2010 provide that if the Company terminates the executive without “cause,” all unvested RSUs or stock options will be cancelled, unless such termination occurs within twelve months following a change in control, in which case all such unvested RSUs and stock options will immediately vest. The Company’s performance-based RSUs granted to each of the named executive officers in 2011 provide that if the holder terminates for any reason, all RSUs are forfeited, unless the Company terminates the executive without “cause,” or the executive resigns with “good reason,” within 12 months following a change in control, in which case all performance-based RSUs will be deemed earned at the target level.

The Company also typically provides its executives with COBRA continuation coverage for a period coterminous with the duration of their severance benefit, although variations exist.

The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers and, accordingly, the Compensation Committee believes that appropriate change in control provisions in employment agreements and/or equity awards are important tools for aligning executives’ interests in change in control scenarios with those of stockholders by allowing our executive officers to focus on strategic transactions that may be in the best interest of our stockholders without undue concern regarding the effect of such transactions on their continued employment. In addition, changes to the Company following a change in control may affect the ability to achieve previously set performance measures. Consequently, outstanding RSU and stock option awards held by the named executive officers include the following provisions:

•

if the change in control results in none of the common stock of the Company (or any direct or indirect parent entity) being publicly traded, then all such RSUs and stock options will vest in full, and all performance conditions for performance-based RSUs will be deemed satisfied at their target level, upon the change in control; and

•

if the change in control results in shares of common stock of the Company (or any direct or indirect parent entity) being publicly traded, then all such RSUs and stock options will vest in full, and all performance conditions for performance-based RSUs will be deemed satisfied at their target level, if there is a termination by the Company without “cause” or by the individual for “good reason” within 12 months following the change in control.

A “change in control” for this purpose is defined in the employment agreement with the executive or in the applicable award agreement, as set forth in more detail under “Benefits upon a Change in Control.”

The existence of arrangements providing for severance and change in control benefits did not affect decisions that the Compensation Committee made regarding other compensation elements.

The Internal Revenue Code imposes an excise tax on the value of certain payments that are contingent upon a change in control, referred to as parachute payments, which exceed a safe harbor amount. The Company does not provide any executive with a gross-up for any excise tax that may be triggered. Mr. Kneeland’s employment agreement provides that, if he receives payments that would result in the imposition of the excise tax, such payments will be reduced to the safe harbor amount so that no excise tax is triggered if the net after-tax benefit to him is greater than the net after-tax benefit that he would receive if no reduction occurred.

The severance and change in control provisions of our named executive officers’ employment agreements and other arrangements are described in detail in the sections “Benefits upon Termination of Employment” and “Benefits upon a Change in Control,” respectively.

Retirement Benefits

The Compensation Committee believes that providing a cost-effective retirement benefit for the Company’s executives is an important recruitment and retention tool. Accordingly, the Company maintains a 401(k) plan for all employees, and provides discretionary employer-matching contributions (subject to certain limitations, including an annual limit of $2,000 for 2011) based on an employee’s contributions.

The Company affords our named executive officers an opportunity to defer a portion of their compensation in excess of the amounts that are legally permitted to be deferred under the Company’s 401(k) plan and to defer the receipt of the shares of the Company’s common stock that ordinarily would be received upon the vesting of RSUs. Any deferred compensation is credited with earnings based on the investment performance of investments selected by the executive. No such earnings would be considered above market or preferential. The deferred RSUs are not credited with earnings, but changes in the value of our common stock similarly change the value of the deferred RSUs. The deferred compensation, which may be of significant benefit to the executives and entails a minimal administrative expense for the Company, is a common benefit provided to senior executives of similarly situated companies. Consequently, the Compensation Committee believes that it is appropriate to provide such deferred compensation.

Perquisites and Other Personal Benefits

We also maintain employee benefit programs for our executives and other employees. Our named executive officers generally participate in our employee health and welfare benefits on the same basis as all employees.

The Company does not have a formal perquisite policy, although the Compensation Committee periodically reviews perquisites for our named executive officers. Rather, there are certain specific perquisites and benefits with which the Company has agreed to compensate particular executives based on their specific situations. Among these are relocation costs, including temporary housing and living expenses, and use of Company vehicles.

Other Programs, Policies and Considerations

Recoupment Policy

Beginning with Mr. Kneeland’s new employment agreement entered into in August 2008, and continuing with Mr. Plummer’s December 2008 employment agreement, Mr. Gottsegen’s February 2009 employment agreement, and Mr. Flannery’s 2010 employment agreement, the Compensation

Committee has included “clawback” provisions in its agreements that generally require reimbursement of amounts paid under performance provisions (in the case of cash incentives and performance-based RSUs) if amounts were paid or shares vested based on financial results that subsequently become subject to certain “mandatory restatements” (as defined in the applicable employment agreement) that would have led to lower payments or forfeiture of all or a portion of shares subject to an award. More generally, for all 2009, 2010 and 2011 RSU and stock option awards, including both time-based and performance-based RSUs, the award forms include an “injurious conduct” provision that requires forfeiture of the award or, to the extent the award has vested or been exercised within six months prior to the occurrence of the relevant conduct, mandates reimbursement of shares or amounts realized. The injurious conduct concept is generally focused on actions that would constitute “cause” under an employment agreement, which are in material competition with the Company or breach the executive’s duty of loyalty to the Company.

Stock Ownership Guidelines

The Compensation Committee believes stock ownership guidelines are a key vehicle for aligning the interests of management and the Company’s stockholders. Moreover, a meaningful direct ownership stake by our officers demonstrates to our investors a strong commitment to the Company’s success. Accordingly, in February 2010, the Compensation Committee adopted stock ownership guidelines for our named executive officers and approximately 30 other officers with a title of vice president and above. Under the stock ownership guidelines, the Company’s chief executive officer is required to hold five times his base salary in the Company’s common stock, the chief financial officer is required to hold three times his base salary in the Company’s common stock, and all other officers are required to hold one times their base salary in the Company’s common stock. The following shares count towards meeting these ownership guidelines: shares that are directly owned by the executive; shares that are beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in trust; amounts credited to the executive’s deferred compensation or 401(k) accounts that are invested or deemed invested in the Company’s common stock; unvested restricted stock or RSUs that vest based on continued service; and the value of the spread (the difference between the exercise price and the full market value of the Company’s common stock) of fully vested stock options. The named executive officers and the other officers are required to be in compliance with such guidelines within five years of their effective date in February 2010. Each of the named executive officers had satisfied the stock ownership guidelines when their holdings were measured as of December 2011.

No Hedging Policy

In addition, to further align our executives with the interests of the Company’s stockholders, the Company’s insider trading policy and the 2010 Long Term Incentive Plan prohibit transactions designed to limit or eliminate economic risks to our executives from owning the Company’s common stock, such as transactions involving options, puts, calls or other derivative securities tied to the Company’s common stock.

Tax and Accounting Considerations

When it reviews compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to the Company and, when relevant, to the executive. Internal Revenue Code Section 162(m) limits to $1 million the annual tax deduction for compensation paid to each of the chief executive officer and the three other highest paid executive officers employed at the end of the year (other than the chief financial officer). However, compensation that does not exceed $1 million during any fiscal year or that qualifies as “performance-based compensation” (as defined in Internal Revenue Code Section 162(m)) is deductible. The Compensation Committee considers these requirements when designing compensation programs for named executive officers. Although the Company has plans that permit the award of deductible compensation under Internal Revenue Code Section 162(m), the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result, most of the Company’s compensation programs (including annual performance-based cash incentives, stock options and performance-based RSUs) are designed to qualify for deductibility under Internal Revenue Code Section 162(m). However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the named executive officers or for other reasons.

New employment or similar agreements and employee benefit plans are prepared with the assistance of outside counsel and will be designed to comply with Section 409A and the applicable regulations, a tax law that governs “nonqualified deferred compensation.” Existing employment agreements and employee benefit plans were amended to comply with Section 409A statutory deadlines imposed in 2008 and 2010.

The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), which requires the Company to recognize compensation expense relating to share-based payments (including stock options and other forms of equity compensation). ASC 718 is taken into account by the Compensation Committee in determining which types of equity awards should be granted.

Compensation Risks

The Company’s management reviews the Company’s compensation policies and practices to ensure they appropriately balance short and long-term goals and risks and rewards. Specifically, this review includes the annual cash incentive program that covers all senior management and a broad employee population, and equity compensation. These plans are designed to focus senior management and employees on increasing stockholder value and enhancing financial results. Based on this comprehensive review, we concluded that our compensation program does not encourage excessive-risk taking for the following reasons:

•

Our programs appropriately balance short- and long-term incentives, with approximately 40% of total target compensation for the named executive officers provided in equity and focused on long-term performance. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term results and we believe that the significant use of long-term incentives for executives provides a safeguard against excessive short-term risk-taking.

•

Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management.

•

All incentive plans concerning senior management and our employees include a profit metric as a significant component of performance to promote disciplined progress toward financial goals. None of our incentive plans are based solely on signings or revenue targets, which mitigates the risk of employees focusing exclusively on the short-term.

•

Qualitative factors beyond the quantitative financial metrics are a key consideration in the determination of individual compensation payments. Prudent risk management is one of the qualitative factors that are taken into account in making compensation decisions.

•

Our stock ownership guidelines require that senior management holds a significant amount of the Company’s common stock to further align their interests with stockholders over the long term by having a portion of their personal investment portfolio consist of Company stock and we expect this component to be a risk mitigator on a prospective basis. In addition, the Company prohibits transactions designed to limit or eliminate economic risks to its executives of owning the Company’s common stock, such as options, puts and calls, so its executives cannot insulate themselves from the effects of poor stock price performance.

•

The Company’s RSU and stock option award agreements have a policy providing for the “clawback” of payments under such awards in the event that an officer’s conduct leads to certain mandatory restatements of the Company’s financial results that would have led to lower payments or forfeiture of all or a portion of shares subject to an award. In addition, since 2009, the Company’s equity awards have included an “injurious conduct” provision that requires the forfeiture of the award or, to the extent the reward has vested or been exercised within six months prior to the occurrence of the relevant conduct, mandates reimbursement of shares or amounts realized.

We are confident that our program is aligned with the interests of our stockholders and rewards for performance.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management and with the Compensation Committee’s independent compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE*

Singleton B. McAllister, Chairman

Pierre E. Leroy

Filippo Passerini

Keith Wimbush

*	José B. Alvarez and Bobby J. Griffin were members of the Compensation Committee until April 30, 2012. Pierre E. Leroy and Filippo Passerini joined the Compensation Committee on April 30, 2012 and did not participate in the preparation and review of the Compensation Committee Report. The Compensation Committee Report was prepared and reviewed by Singleton B. McAllister, José B. Alvarez, Bobby J. Griffin and Keith Wimbush.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1)(2)(3) ($)	Option Awards(1)(2) ($)	Non Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Michael Kneeland	2011	791,317	(6)	—	1,183,135	562,497	1,150,000	2,000	3,688,949
President and Chief	2010	750,000		—	392,135	458,452	558,608	500	2,159,695
Executive Officer	2009	601,731		—	—	304,000	202,500	500	1,108,731
William Plummer	2011	486,019	(7)(8)	—	355,225	196,830	450,800	1,505	1,490,379
Executive Vice President	2010	475,000		—	291,025	373,150	218,823	500	1,358,498
and Chief Financial Officer	2009	475,000		—	—	190,000	82,080	500	747,580
Matthew Flannery	2011	411,731	(9)	—	283,072	153,090	439,875	2,000	1,289,768
Executive Vice President, Operations and Sales	2010	364,808		—	207,875	294,130	190,000	500	1,057,313
Jonathan Gottsegen	2011	357,714	(10)	—	178,912	—	302,820	2,000	841,446
Senior Vice President,	2010	350,000		—	124,725	175,600	140,000	195,807	986,132
General Counsel & Corporate Secretary	2009	300,192		86,000	57,375	76,000	139,232		658,799
Dale Asplund	2011	318,332	(11)	—	292,788	—	320,000	2,000	933,120
Senior Vice President, Business Services

(1)	Except as otherwise noted, the amount in this column represents the grant date fair value of the stock awards computed in accordance with stock-based compensation accounting rules (ASC Topic 718), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(2)	The weighted average fair value of options granted in 2011 was $14.58. The grant date fair value is estimated using an option pricing model which uses subjective assumptions which can materially affect fair value estimates and, therefore, does not necessarily provide a single measure of fair value of options. Under this model for options granted in 2011, we used a risk-free interest rate average of 2.55%, a volatility factor for the market price of our common stock of 59% and a weighted-average expected life of options of approximately six years.

(3)	Amounts for each named executive officer include the aggregate grant date fair value of both time-based RSUs and performance-based RSUs. The aggregate grant date fair value of performance-based RSUs awarded on March 8, 2011 is computed in accordance with FASB ASC Topic 718, and represent the probable grant date fair values on the date of grant (100% of the target). The grant date fair value of such awards, assuming maximum performance, for Mr. Kneeland is $600,010 (representing 19,054 RSUs), Mr. Plummer is $180,543 (representing 5,733 RSUs), Mr. Flannery is $142,755 (representing 4,533 RSUs), Mr. Gottsegen is $128,059 (representing 4,067 RSUs) and Mr. Asplund is $157,450 (representing 5,000 RSUs).

(4)	Represents the amount earned under the Executive Plan or the Corporate Incentive Program, as the case may be, with respect to the applicable fiscal year.

(5)	This column also includes the Company’s matching contributions to the Company’s 401(k) plan, which for 2011 was $2,000 for each named executive officer. For 2011, none of the named executive officers received perquisites or personal benefits with a total value exceeding $10,000, and in accordance with SEC regulations, perquisites and personal benefits have been omitted.

(6)	Mr. Kneeland’s annual base salary was $750,000 through March 31, 2011 and was raised to $800,000 to make his annual base salary more competitive with his peers.

(7)	Mr. Plummer elected to defer $48,602 of his annual base salary under the Deferred Compensation Plan, as described below under “Nonqualified Deferred Compensation in 2011.”

(8)	Mr. Plummer’s annual base salary was $475,000 through March 31, 2011 and was raised to $490,000 to reflect a merit increase in connection with our annual review of our named executive officers’ base salaries.

(9)	Mr. Flannery’s annual base salary was $375,000 through March 31, 2011 and was raised to $425,000 to reflect his expanded role and responsibilities for the Company.

(10)	Mr. Gottsegen’s annual base salary was $350,000 through March 31, 2011 and was raised to $360,500 to reflect a merit increase in connection with our annual review of our named executive officers’ base salaries.

(11)	Mr. Asplund’s annual base salary was $250,000 through March 31, 2011 and was raised to $295,689. Mr. Asplund was promoted to Senior Vice President, Business Services on April 19, 2011 and his salary was increased to $325,000 in connection with his promotion. Mr. Asplund was not one of the Company’s named executive officers in 2010 or 2009.

Many of the components of the compensation for the named executive officers are based on their employment agreements with us. The following discussion explains the material terms of the employment agreements and also explains other compensation components not included in such agreements. The rights of the named executive officers to receive certain benefits upon termination of employment or a change in control of the Company are described below under “Benefits upon Termination of Employment” and “Benefits upon a Change in Control,” respectively.

Mr. Kneeland

Base Salary. Mr. Kneeland’s annual base salary was $750,000 through March 31, 2011 and was raised to $800,000.

2011 Annual Incentive Compensation Plan. Mr. Kneeland is eligible to participate in the plan each year and, in 2011, as required by his employment agreement, Mr. Kneeland’s target annual incentive award was 125% of base salary and his maximum incentive was 150% of base salary. The maximum incentive pool for participants in the Executive Plan established by the Committee was 0.3% of Adjusted EBITDA, subject to the limits included in Mr. Kneeland’s employment agreement and the Committee’s exercise of discretion to reduce the amount of Mr. Kneeland’s incentive payment. For 2011, Mr. Kneeland received a performance-based annual cash incentive award in the amount of $1,150,000.

Restricted Stock Units. The Committee granted Mr. Kneeland 25,008 time-based RSUs and 28,581 performance-based RSUs on March 8, 2011. The terms of this grant are described in “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.”

Stock Options. Mr. Kneeland was granted a stock option to purchase 38,580 shares of the Company’s common stock on March 8, 2011.

Mr. Plummer

Base Salary. Mr. Plummer’s annual base salary was $475,000 through March 31, 2011 and was raised to $490,000.

2011 Annual Incentive Compensation Plan. Mr. Plummer is eligible to participate in the plan each year and, in 2011, as required by his employment agreement, Mr. Plummer’s target annual incentive award was 80% of base salary and his maximum incentive was 125% of base salary. The maximum incentive pool for participants in the Executive Plan established by the Committee was 0.3% of Adjusted EBITDA, subject to the limits included in Mr. Plummer’s employment agreement and the Committee’s exercise of discretion to reduce the amount of Mr. Plummer’s incentive payment. For 2011, Mr. Plummer received a performance-based annual cash incentive award in the amount of $450,800.

Restricted Stock Units. The Committee granted Mr. Plummer 7,500 time-based RSUs and 8,600 performance-based RSUs on March 8, 2011. The terms of this grant are described in “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.”

Stock Options. Mr. Plummer was granted a stock option to purchase 13,500 shares of the Company’s common stock on March 8, 2011.

Mr. Flannery

Base Salary. Mr. Flannery’s annual base salary was $375,000 through March 31, 2011 and was raised to $425,000.

2011 Annual Incentive Compensation Plan. Mr. Flannery is eligible to participate in the plan each year and, in 2011, as required by his employment agreement, Mr. Flannery’s target annual incentive award was 90% of base salary and his maximum incentive was 135% of base salary. The maximum incentive pool for participants in the Executive Plan established by the Committee was 0.3% of Adjusted EBITDA, subject to the limits included in Mr. Flannery’s employment agreement and the Committee’s exercise of discretion to reduce the amount of Mr. Flannery’s incentive payment. For 2011, Mr. Flannery received a performance-based annual cash incentive award in the amount of $439,875.

Restricted Stock Units. The Committee granted Mr. Flannery 6,000 time-based RSUs and 6,800 performance-based RSUs on March 8, 2011. The terms of this grant are described in “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.”

Stock Options. The Committee granted to Mr. Flannery a stock option to purchase 10,500 shares of the Company’s common stock on March 8, 2011.

Mr. Gottsegen

Base Salary. Mr. Gottsegen’s annual base salary was $350,000 through March 31, 2011 and was raised to $360,500.

Annual Cash Incentive. Mr. Gottsegen received a discretionary bonus payment of $302,820 for 2011. The calculation of this payment is described in “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.”

Restricted Stock Units. The Committee granted Mr. Gottsegen 3,000 time-based RSUs and 6,100 performance-based RSUs on March 8, 2011. The terms of this grant are described in “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.”

Mr. Asplund

Base Salary. Mr. Asplund’s annual base salary was $250,000 through March 31, 2011 and was raised to $295,689. Mr. Asplund was promoted to Senior Vice President, Business Services on April 19, 2011 and his salary was increased to $325,000 in connection with his promotion.

Annual Cash Incentive. Mr. Asplund received a discretionary bonus payment of $320,000 for 2011. The calculation of this payment is described in “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.”

Restricted Stock Units. The Committee granted Mr. Asplund 3,500 time-based RSUs and 7,500 performance-based RSUs on March 8, 2011. The terms of this grant are described in “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.” In addition, Mr. Asplund also received a grant of 2,500 time-based RSUs in connection with his promotion on April 19, 2011.

Benefits

The employment agreements of the named executive officers generally provide that they are entitled to participate in, to the extent otherwise eligible under the terms thereof, the benefit plans and programs, and receive the benefits and perquisites, generally provided by us to our executives, including family medical insurance (subject to applicable employee contributions).

Indemnification

We have entered into indemnification agreements with Messrs. Kneeland, Plummer, Flannery, Gottsegen and Asplund. Each of these agreements provides, among other things, for us to indemnify and advance expenses to each such officer against certain specified claims and liabilities that may arise in connection with such officer’s services to the Company.

Grants of Plan-Based Awards in 2011

The table below summarizes the equity and non-equity awards granted to the named executive officers in 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan			All other Stock Awards: Number of Shares of Stock Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Closing Market Price on Grant Date of Option Awards, different ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)(3)	Target ($)(3)	Maximum ($)(3)	Threshold (#)(4)	Target (#)(4)	Maximum (#)(4)
Michael Kneeland	3/8/2011	—	—	—	4,763	9,527	19,054	—	—	—	—	395,633
	3/8/2011	—	—	—	—	—	—	25,008	—	—	—	787,502
	3/8/2011	—	—	—	—	—	—	—	38,580	31.49	—	562,497
		—	1,000,000	1,200,000	—			—	—	—	—	—
William Plummer	3/8/2011	—	—	—	1,433	2,867	5,733	—	—	—	—	119,050
	3/8/2011	—	—	—	—	—	—	7,500	—	—	—	236,175
	3/8/2011	—	—	—	—	—	—	—	13,500	31.49	—	196,830
		—	392,000	612,500	—	—	—	—	—	—	—	—
Matthew Flannery	3/8/2011	—	—	—	1,133	2,267	4,533	—	—	—	—	94,132
	3/8/2011	—	—	—	—	—	—	6,000	—	—	—	188,940
	3/8/2011	—	—	—	—	—	—	—	10,500	31.49	—	153,090
		—	382,500	573,750	—	—	—	—	—	—	—	—
Jonathan Gottsegen	3/8/2011	—	—	—	1,017	2,033	4,067	—	—	—	—	84,442
	3/8/2011	—	—	—	—	—	—	3,000	—	—	—	94,470
		—	288,400	346,080	—	—	—	—	—	—	—
Dale Asplund	3/8/2011	—	—	—	1,250	2,500	5,000	—	—	—	—	103,823
	3/8/2011	—	—	—	—	—	—	3,500	—	—	—	110,215
	4/19/2011	—	—	—	—	—	—	2,500	—	—	—	78,750
		—	260,000	312,000	—	—	—	—	—	—	—	—

(1)	The exercise price of the stock option awards was determined by calculating the average of the high and low trading prices of the Company’s common stock on the grant date.

(2)	The amounts in this column represent the grant date fair value of stock and option awards computed in accordance with stock-based compensation accounting rules (ASC Topic 718). For stock awards, the grant date fair value is the fair market value of the Company’s common stock on the grant date multiplied by the number of shares subject to the grant. The weighted average fair value of options granted in 2011 was $14.58. The grant date fair value is estimated using an option pricing model which uses subjective assumptions which can materially affect fair value estimates and, therefore, does not necessarily provide a single measure of fair value of options. Under this model for options granted in 2011, we used a risk-free interest rate average of 2.55%, a volatility factor for the market price of our common stock of 59%, and a weighted-average expected life of options of approximately six years.

(3)	Represents the target and maximum amounts payable under the 2011 Executive Plan or the 2011 Corporate Incentive Plan, as the case may be. Under the 2011 Executive Plan and the 2011 Corporate Incentive Plan, as described under “—Compensation Discussion and Analysis—URI’s Executive Compensation Components—Performance-Based Compensation—Annual Performance-Based Cash Incentives” above, the funding of the annual cash incentive is based on the achievement of the internal metrics of EAC and EAC Improvement by URI’s branch locations. To the extent certain EBITDA and Adjusted EBITDA thresholds are achieved, the bonus funding amount will be determined by EAC and EAC Improvement performance. As such, even if threshold metrics of EBITDA and EBITDA Margin are achieved, the funding of the bonus pool amounts could still be zero to the extent URI’s branches achieve poor EAC and EAC Improvement performance. Therefore, URI does not have a threshold payout level under the 2011 Executive Plan and the 2011 Corporate Incentive Plan. The actual cash incentive amounts paid to our named executive officers in 2012 for performance related to 2011 pursuant to the 2011 Executive Plan or the 2011 Corporate Incentive Plan, as applicable, are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, above.

(4)	Represents the threshold, target and maximum number of performance-based RSUs awarded on March 8, 2011, that have been accounted for pursuant to FASB ASC Topic 718. The target number of units awarded on March 8, 2011, without regard to grant date (as determined under applicable accounting rules), was 28,580 for Mr. Kneeland, 8,600 for Mr. Plummer, 6,800 for Mr. Flannery, 6,100 for Mr. Gottsegen and 7,500 for Mr. Asplund. As described under “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation—Equity Compensation” above, the number of units that will vest will vary from 0% to 200% of one-third of the award each year for 2011, 2012 and 2013. Pursuant to FASB ASC Topic 718, the accounting grant date is the date the performance metrics are approved by the Compensation Committee. Since the Compensation Committee does not establish performance metrics until after the beginning of each fiscal year, the units subject to performance vesting in years 2012 and 2013 have not been expensed and are therefore not included in the table above.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the amount of unexercised and unvested stock options and unvested RSUs for each named executive officer as of December 31, 2011. The vesting schedule for each grant can be found in the footnotes to this table, based on the grant date. For additional information about equity awards, see “—Compensation Discussion and Analysis—Our Executive Compensation Components—Performance-Based Compensation.”

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Michael Kneeland	0	38,580	31.490	03/08/2021	85,029	(3)	2,512,607
	34,811	69,620	8.315	03/10/2020
	106,667	53,333	3.375	03/13/2019
William Plummer	0	13,500	31.490	03/08/2021	39,433	(4)	1,165,245
	28,334	56,666	8.315	03/10/2020
	66,667	33,333	3.375	03/13/2019
Matthew Flannery	0	10,500	31.490	03/08/2021	32,799	(5)	969,210
	13,333	13,333	3.440	03/13/2019
	22,334	44,666	8.315	03/10/2020
Jonathan Gottsegen	0	13,333	3.375	03/13/2019	24,767	(6)	731,865
	0	26,666	8.315	03/10/2020
Dale Asplund	0	11,667	3.375	03/13/2019	25,166	(7)	743,655
	0	26,666	8.315	03/10/2020

(1)	All options vest in three equal installments on each of the first three anniversaries of the grant date.

(2)	Amounts in this column reflect a closing price per share of the Company’s common stock of $29.55 on December 31, 2011.

(3)	Represents (i) 28,581 unvested performance-based RSUs remaining from a grant on March 8, 2011 of which 17,030 vested on February 16, 2012 based upon the attainment of performance conditions related to 2011 (the remaining two-thirds are eligible to vest in equal installments subject to the attainment of performance conditions related to 2012 and 2013); (ii) 25,008 unvested time-based RSUs remaining from a grant on March 8, 2011 of which 8,336 vested on March 8, 2012 and the remaining two-thirds will vest on March 8 of each of 2013 and 2014; and (iii) unvested 31,440 time-based RSUs remaining from a grant on March 11, 2010 of which 15,720 vested on March 11, 2012 and the remaining 15,720 will vest on March 11, 2013.

(4)	Represents (i) 8,600 unvested performance-based RSUs remaining from a grant on March 8, 2011 of which 5,125 vested on February 16, 2012 based upon the attainment of performance conditions related to 2011 (the remaining two-thirds are eligible to vest in equal installments subject to the attainment of performance conditions related to 2012 and 2013); (ii) 7,500 unvested time-based RSUs remaining from a grant on March 8, 2011 of which 2,500 vested on March 8, 2012 and the remaining two-thirds will vest on March 8 of each of 2013 and 2014; and (iii) 23,333 unvested time-based RSUs remaining from a grant on March 11, 2010 of which 11,666 vested on March 11, 2012 and the remaining 11,667 will vest on March 11, 2013.

(5)	Represents (i) 6,800 unvested performance-based RSUs remaining from a grant on March 8, 2011 of which 4,052 vested on February 16, 2012 based upon the attainment of performance conditions related to 2011 (the remaining two-thirds are eligible to vest in equal installments subject to the attainment of performance conditions related to 2012 and 2013); (ii) 6,000 unvested time-based RSUs remaining from a grant on March 8, 2011 of which 2,000 vested on March 8, 2012 and the remaining two-thirds will vest on March 8 of each of 2013 and 2014; (iii) 16,666 unvested time-based RSUs remaining from a grant on March 11, 2010 of which 8,333 vested on March 11, 2012 and the remaining 8,333 will vest on March 11, 2013; and (iv) 3,333 unvested time-based RSUs from a grant on March 13, 2009 which all vested on March 13, 2012.

(6)	Represents (i) 6,100 unvested performance-based RSUs remaining from a grant on March 8, 2011 of which 3,635 vested on February 16, 2012 based upon the attainment of performance conditions related to 2011 (the remaining two-thirds are eligible to vest in equal installments subject to the attainment of performance conditions related to 2012 and 2013); (ii) 3,000 unvested time-based RSUs remaining from a grant on March 8, 2011 of which 1,000 vested on March 8, 2012 and the remaining two-thirds will vest on March 8 of each of 2013 and 2014; (iii) 10,000 unvested time-based RSUs remaining from a grant on March 11, 2010 of which 5,000 vested on March 11, 2012 and the remaining 5,000 will vest on March 11, 2013; and (iv) 5,667 unvested time-based RSUs from a grant on March 13, 2009 which all vested on March 13, 2012.

(7)	Represents (i) 7,500 unvested performance-based RSUs remaining from a grant on March 8, 2011 of which 4,469 vested on February 16, 2012 based upon the attainment of performance conditions related to 2011 (the remaining two-thirds are eligible to vest in equal installments subject to the attainment of performance conditions related to 2012 and 2013); (ii) 3,500 unvested time-based RSUs remaining from a grant on March 8, 2011 of which 1,167 vested on March 8, 2012 and the remaining will vest on March 8 of each of 2013 and 2014; (iii) 2,500 time-based RSUs remaining from a grant on April 19, 2011 of which the remaining three quarters will vest on April 19 of each of 2012, 2013 and 2014; (iv) 6,666 unvested time-based RSUs remaining from a grant on March 11, 2010 of which 3,333 vested on March 11, 2012 and the remaining 3,333 will vest on March 11, 2013; (v) 3,333 unvested time-based RSUs from a grant on March 13, 2009 which all vested on March 13, 2012; and (vi) 1,667 unvested time-based RSUs from a grant on December 21, 2009 which will all vest on December 21, 2012.

Option Exercises and Stock Vested in 2011

The table below summarizes, for each named executive officer, the number of shares acquired upon the exercise of stock options (with the value realized based on the difference between the closing price per share of our common stock and the exercise price on the date of exercise) and the vesting of stock awards in 2011 (with the value realized based on the closing price per share of our common stock on the date of vesting).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Kneeland	—	—	40,720	1,229,004
William Plummer	—	—	38,334	1,104,644
Matthew Flannery	—	—	37,001	1,171,068
Jonathan Gottsegen	26,667	647,648	10,666	321,527
Dale Asplund	25,000	595,216	17,667	531,945

Pension Benefits

The Company does not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation in 2011

The deferrals reflected in the table below were made under the United Rentals, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded plan and the participants in the plan are unsecured general creditors of the Company. The Company did not make any contributions to the Deferred Compensation Plan in 2011.

The Deferred Compensation Plan permits executives to defer all or part of the individual’s base salary, annual cash incentive award or restricted stock awards. Consistent with the plan and applicable Internal Revenue Service regulations, the individual selects the date that payment of the deferred amounts will begin and the payment schedule, which may be a lump sum or up to 15 annual installments. Deferred amounts are credited with earnings (or losses) based on the investment experience of measurement indices selected by the participant from among the choices offered by the plan.

Name	Executive Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/(Distributions) ($)	Aggregate Balance at Last Fiscal Year ($)
Michael Kneeland	—		(1,053)	—	54,678	(2)
William Plummer	48,602	(3)	(8,553)	—	268,453	(2)
Matthew Flannery	—		—	—	—
Jonathan Gottsegen	—		—	—	—
Dale Asplund	—		—	—	—

(1)	The amount of earnings reported in this column are not included in the Summary Compensation Table for 2011 because no such earnings would be considered above-market or preferential earnings.

(2)	This amount represents Messrs. Kneeland’s and Plummer’s aggregate balances under the Deferred Compensation Plan at the end of 2011. No amount was previously reported as compensation for Mr. Kneeland in the Summary Compensation Table in 2009 or 2010. Mr. Plummer’s balance includes $48,602 disclosed in the “salary” column in the Summary Compensation Table for 2011.

(3)	This amount is included in the “salary” column in the Summary Compensation Table for 2011.

Benefits upon Termination of Employment

We summarize below the benefits in effect as of December 31, 2011, which the named executive officers would receive upon a termination of employment.

If the employment of any of the named executive officers is terminated by us without “cause” or by the executive for “good reason,” the executives would be entitled to the following benefits, subject in each case to the execution of a release of claims in favor of the Company:

•	Cash severance:

•	Mr. Kneeland would receive a severance payment equal to 450% of his annual base salary, and would receive the payment over a two-year period.

•	Mr. Plummer would receive a severance payment equal to 180% of his annual base salary, and would receive the payment over a one-year period.

•	Mr. Flannery would receive a severance payment equal to 380% of his annual base salary, and would receive the payment over a two-year period.

•	Mr. Gottsegen would receive a severance payment equal to 160% of his annual base salary, and would receive the payment over a one-year period.

•	Mr. Asplund would receive a severance payment equal to 100% of his annual base salary, and would receive the payment over a one-year period.

•

Each of Messrs. Kneeland, Plummer and Gottsegen would be entitled to pro-rata vesting of the next tranche of RSUs and stock options granted prior to 2010 that would have vested if the executive had continued employment with the Company.

•

Each of Messrs. Flannery and Asplund’s unvested RSUs and options granted in 2009, and each of the unvested RSUs and options granted to all of the named executive officers in 2010 and 2011, would be cancelled and forfeited.

•

Mr. Kneeland would receive COBRA continuation coverage for up to 18 months at no cost. Each of Messrs. Plummer, Flannery, Gottsegen and Asplund would receive COBRA continuation coverage for up to one year at no cost.

If the employment of any of the named executive officers is terminated due to death or disability, the executive (or his spouse or estate) would be entitled to the following benefits:

•

Each of Messrs. Kneeland, Plummer, Gottsegen, Flannery and Asplund would receive pro-rata vesting of the next tranche of RSUs and stock options that would have vested based on the executive’s continued employment with the Company.

•	Mr. Kneeland would receive COBRA continuation coverage for up to 18 months at no cost. Messrs. Plummer, Flannery and Gottsegen would receive COBRA continuation coverage for up to one year at no cost.

Each of the named executive officers is subject to non-competition and non-solicitation restrictions for a period of time following the termination of their employment equal to two years in the case of Messrs. Kneeland and Flannery, and one year in the case of Messrs. Plummer, Gottsegen and Asplund.

The table below summarizes the compensation that the named executive officers would have received had they been terminated as of December 31, 2011.

	Termination by the Company without cause or by the executive for good reason			Death or disability
Executive	Cash severance, plus COBRA payments, if any ($)	Accelerated vesting of RSUs and stock options ($)(1)	Total ($)	COBRA payments ($)	Accelerated vesting of RSUs, Units and stock options ($)(1)	Total ($)
Michael Kneeland	3,615,057 (3,600,000 paid over two years and 15,057 paid over 18 months)(2)	1,132,095 (value of acceleration of vesting of 43,251 stock options)	4,747,152	15,057	2,540,735 (value of acceleration of vesting of 27,384 RSUs and 82,014 stock options)	2,555,792
William Plummer	898,689 (paid over one year)(3)	702,799 (value of acceleration of vesting of 26,850 stock options)	1,601,488	16,689	1,600,249 (value of acceleration of vesting of 13,859 RSUs and 53,513 stock options)	1,616,938
Matthew Flannery	1,631,689 (paid over two years)(4)	—	1,631,689	16,689	1,047,326 (value of acceleration of vesting of 12,938 RSUs and 31,718 stock options)	1,064,015
Jonathan Gottsegen	593,489 (paid over one year)(5)	415,986 (value of acceleration of vesting of 4,564 RSUs and 10,740 stock options)	1,009,475	16,689	838,915 (value of acceleration of vesting of 11,106 RSUs and 21,552 stock options)	855,604
Dale Asplund	341,689 (paid over one year)(6)	—	341,689	16,689	740,106 (value of acceleration of vesting of 9,029 RSUs and 20,210 stock options)	756,795

(1)	Except as otherwise noted, amounts in this column reflect a closing price per share of the Company’s common stock of $29.55 on December 31, 2011. The value of unvested stock options for which vesting is accelerated is calculated as the excess between the closing price per share of the Company’s common stock of $29.55 on December 31, 2011 over the exercise price for those stock options.

(2)	Representing the sum of (i) 450% of Mr. Kneeland’s annual base salary as of December 31, 2011 ($800,000) paid over two years, and (ii) $15,057, being the cost of COBRA for 18 months, paid in the form of COBRA continuation coverage at no cost to Mr. Kneeland.

(3)	Representing the sum of (i) 180% of Mr. Plummer’s annual base salary as of December 31, 2011 ($490,000) paid over one year, and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Plummer.

(4)	Representing the sum of (i) 380% of Mr. Flannery’s annual base salary as of December 31, 2011 ($425,000) paid over two years and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Flannery.

(5)	Representing the sum of (i) 160% of Mr. Gottsegen’s annual base salary as of December 31, 2011 ($360,500) paid over one year and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Gottsegen.

(6)	Representing the sum of (i) Mr. Asplund’s annual base salary as of December 31, 2011 ($325,000) paid over one year and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Asplund. Mr. Asplund’s employment agreement does not specifically require the Company to provide COBRA continuation coverage, however, the Company intends to do so.

For each of Messrs. Kneeland, Plummer, Flannery, Gottsegen, and Asplund, “cause” generally includes, among other things, and subject to compliance with specified procedures: his willful misappropriation or destruction of our property; his conviction of a felony or other crime that materially impairs his ability to perform his duties or that causes material harm to us; his engagement in willful conduct that constitutes a breach of fiduciary duty to us and results in material harm to us; and his material failure to perform his duties; and “good reason” includes, among other things: demotion from the position set forth in the executive’s employment agreement; a decrease in compensation provided for under such agreement; a material diminution of the executive’s duties and responsibilities; or required relocation to another facility that is based more than 50 miles from Greenwich, Connecticut.

The definitions summarized above vary in some respects among the named executive officers’ agreements and are described in greater detail in such agreements, which have previously been filed as exhibits to our periodic reports with the SEC.

Benefits upon a Change in Control

We summarize below the benefits in effect as of December 31, 2011, which the named executive officers would receive upon a change in control.

If we terminate Mr. Kneeland’s employment without “cause” or he resigns for “good reason” within 12 months following a change in control of the Company, Mr. Kneeland would receive the following benefits:

•

an amount equal to 2.99 times the sum of his annual base salary and his target incentive under the Executive Plan, subject to reduction to the amount that would not trigger any excise tax on “parachute payments” if the reduction would result in a higher after-tax payment; and

•	COBRA continuation coverage for up to 18 months at no cost.

Pursuant to their applicable award agreement, all of the outstanding options and RSUs granted to our named executive officers would become fully vested:

•	if the change in control results in the Company ceasing to be publicly traded; or

•	if the employment of the executive is terminated by the Company without “cause” or by the executive for “good reason” within 12 months following any other type of change in control.

The table below summarizes the compensation that the named executive officers would have received in the event of a change in control of the Company as of December 31, 2011. Because the calculations in the table are based upon SEC disclosure rules and made as of a specific date, there can be no assurance that an actual change in control, if one were to occur, would result in the same or similar compensation being paid.

Executive	Payments upon a change in control that results in the Company ceasing to be publicly traded ($)(1)	Payments (in addition to payments in the first column) upon termination by the Company without cause or by the executive for good reason within 12 months following a change in control ($)(1)	Total ($)
Michael Kneeland	5,386,979 (value of acceleration of vesting of 85,029 RSUs and 11,533 stock options)	5,397,057(2)	10,784,036	(3)
William Plummer	3,241,039 (value of acceleration of vesting of 39,433 RSUs and 103,499 stock options)	898,689(4)	4,139,728
Matthew Flannery	2,265,818 (value of acceleration of vesting of 32,799 RSUs and 68,499 stock options)	1,631,689(5)	3,897,507
Jonathan Gottsegen	1,647,109 (value of acceleration of vesting of 24,767 RSUs and 39,999 stock options)	593,489(6)	2,240,598
Dale Asplund	1,647,109 (value of acceleration of vesting of 25,166 RSUs and 38,333 stock options)	341,689(7)	1,988,798

(1)	Amounts in this column reflect a closing price per share of the Company’s common stock of $29.55 on December 31, 2011. The value of acceleration of vesting of unvested stock options is calculated as the excess between the closing price per share of the Company’s common stock of $29.55 on December 31, 2011 over the exercise price for those stock options.

(2)	Representing the sum of (i) $5,382,000, being 2.99 times 225% of Mr. Kneeland’s annual base salary as of December 31, 2011 ($800,000) and (ii) $15,057, being the cost of COBRA for 18 months, paid in the form of COBRA continuation coverage at no cost to the Mr. Kneeland.

(3)	In the scenario illustrated in this table, the total amount payable to Mr. Kneeland would have been reduced, under the terms of his employment agreement, by $1,242,148 to a total of $9,541,886 in order to avoid triggering excise tax under 280G.

(4)	Representing the sum of (i) 180% of Mr. Plummer’s annual base salary as of December 31, 2011 ($490,000) paid over one year and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Plummer.

(5)	Representing the sum of (i) 380% of Mr. Flannery’s annual base salary as of December 31, 2011 ($425,000) paid over one year and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Flannery.

(6)	Representing the sum of (i) 160% of Mr. Gottsegen’s annual base salary as of December 31, 2011 ($360,500) paid over one year and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Gottsegen.

(7)	Representing the sum of (i) Mr. Asplund’s annual base salary as of December 31, 2011 ($325,000) paid over one year and (ii) $16,689, being the cost of COBRA coverage for one year, paid in the form of COBRA continuation coverage at no cost to Mr. Asplund. Mr. Asplund’s employment agreement does not specifically require the Company to provide COBRA continuation coverage, however, the Company intends to do so.

For purposes of the named executive officers’ grants, a “change in control” generally includes a person or entity acquiring more than 50% of the total voting power of the Company’s outstanding voting securities, as well as any merger, sale or disposition by the Company of all or substantially all of its assets or business combination involving the Company (other than a merger or business combination that leaves the voting securities of the Company outstanding immediately prior thereto continuing to represent—either by remaining outstanding or by being converted into voting securities of the surviving entity—more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination). This definition varies in some respects among the named executive officers’ agreements and is described in greater detail in such agreements. In particular, earlier award agreements may contain different definitions.

DIRECTOR COMPENSATION

Director Fees

Directors who are executive officers of the Company are not paid additional compensation for serving as directors.

For 2011, the Company’s non-executive chairman received total annual compensation of $410,000, with (i) $200,000 paid in cash, in arrears, quarterly at the same time that other non-management directors receive the cash component of their pay (described below), and (ii) $210,000 paid in fully vested RSUs, granted on the date of the Company’s annual meeting and, subject to acceleration in certain circumstances, settled three years after the date of grant. For any partial year, a pro-rata portion of such compensation is paid. Such compensation is in lieu of any other director’s pay (e.g., annual retainer fees and meeting attendance fees).

For 2011, the Company’s non-management directors (other than its non-executive Chairman) received the following compensation (as applicable):

•

annual retainer fees of (i) $80,000 for serving as director, (ii) $25,000 for serving as Chairman of the Audit Committee, (iii) $15,000 for serving as Chairman of the Compensation Committee, (iv) $10,000 for serving as Chairman of the Nominating Committee or the Strategy Committee and (v) $7,500 for serving as Chairman of the Finance Committee or the International Strategy Sub-Committee;

•

annual retainer fees of (i) $12,500 for serving as a member of the Audit Committee, (ii) $7,500 for serving as a member of the Compensation Committee and (iii) $5,000 for serving as a member of the Nominating Committee or the Strategy Committee;

•	meeting attendance fees of $1,500 for each Finance Committee and Strategy Committee meeting; and

•	an annual equity grant of $80,000 in fully vested RSUs, generally to be paid after three years (subject to acceleration and further deferral in certain circumstances).

The Board believes stock ownership guidelines are a key vehicle for aligning the interests of directors and the Company’s stockholders and has adopted stock ownership guidelines for non-management directors. Under these guidelines, within four years after joining the Board (or May 1, 2006 in the case of existing members), each non-management member of the Board is required to hold three times the annual cash retainer in the Company’s common stock. The following shares count towards meeting these ownership guidelines: shares that are directly owned by the non-management director; shares that are beneficially owned by the non-management director, such as shares held in “street name” through a broker or shares held in trust; amounts credited to the non-management director’s deferred compensation account that are invested or deemed invested in the Company’s common stock; unvested restricted stock or RSUs that vest based on continued service; and the value of the spread (the difference between the exercise price and the full market value of the Company’s common stock) of fully vested stock options. Each of the non-management directors had satisfied the stock ownership guidelines when their holdings were measured as of December 2011.

The Company also maintains a medical benefits program, comparable to that offered to its employees, in which its directors are eligible to participate at their own cost.

The Company believes its compensation arrangements for non-management directors are comparable to the compensation levels for non-management directors at the majority of its peer companies.

Deferred Compensation Plan for Directors

The Company maintains the United Rentals, Inc. Deferred Compensation Plan for Directors, under which its non-management directors may elect to defer receipt of the fees that would otherwise be payable to them. Deferred fees are credited to a book-keeping account and are deemed invested, at the director’s option, in either a money market fund or shares of the Company’s common stock. In such event, the director’s account either is credited with shares in the money market fund or shares of the Company’s common stock equal to the deferred amount, and the account is fully vested at all times.

In addition, non-management directors have the ability to elect to further defer the settlement of their vested RSUs for at least five years beyond the originally scheduled settlement date in a manner consistent with Section 409A and the applicable regulations. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the outstanding RSUs held by the Company’s non-management directors.

Director Compensation for Fiscal Year 2011

The table below summarizes the compensation paid by the Company to non-management directors for the fiscal year ended December 31, 2011.

Name	Fees Earned in Cash 2011 ($)		Stock Award(1)(2) ($)	Total ($)
Jenne K. Britell	200,000	(3)	210,013	410,013
José B. Alvarez	97,500		80,006	177,506
Howard L. Clark, Jr.	96,000		80,006	176,006
Bobby J. Griffin	99,096	(4)	80,006	179,102
Singleton B. McAllister	100,000		80,006	180,006
Brian D. McAuley	120,000		80,006	200,006
John S. McKinney	102,500		80,006	182,506
Jason D. Papastavrou	100,000		80,006	180,006
Filippo Passerini	103,500		80,006	183,506
Keith Wimbush	95,438		80,006	175,444

(1)	The amounts in this column represent the grant date fair value of RSU awards computed in accordance with stock-based compensation accounting rules (ASC Topic 718) for 2011. The valuation methodology is based on the fair market value of the Company’s common stock on the grant date. Fair market value is based on the closing price per share of the Company’s common stock of $27.13 on May 11, 2011.

(2)	Each non-management director received an award of 2,949 RSUs on May 11, 2011, except for Dr. Britell, who received 7,741 as the equity component of her compensation arrangement as non-executive Chairman of the Company. For purposes of determining the number of RSUs to grant, the closing price per share of the Company’s common stock of $27.13 on May 11, 2011 was used. Because we do not grant fractional RSUs, the number of RSUs granted is rounded up to the nearest whole share of common stock and, accordingly, the actual value of the RSU component of director compensation may vary slightly from the director fees discussed above. All RSUs granted to non-management directors in 2011 are fully vested as of the date of grant but are not settled until the earlier of (i) May 11, 2014, (ii) the fifth business day following the director’s termination of service for any reason and (iii) the date of a change in control of the Company (subject to further deferral in certain circumstances). Messrs. Griffin and Papastavrou elected to defer the settlement of the RSUs granted in 2011 until May 11, 2019.

(3)	Represents cash compensation earned in 2011 under the compensation arrangement for the non-executive Chairman of the Company (total annual compensation under this arrangement is $410,013, $200,000 of which was paid in cash and the remainder in fully vested RSUs).

(4)	Represents cash compensation earned in 2011, $27,950 of which was paid in cash and the remainder of which was deferred, resulting in the issuance of fully vested RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, to the best of the Company’s knowledge and belief, certain information regarding the beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock as of April 27, 2012, (ii) each director and certain named executive officers of the Company as of May 2, 2012 and (iii) all of the Company’s directors and executive officers as a group as of May 2, 2012.

Security Ownership of Certain Beneficial Owners

The following sets forth certain information concerning each person known to the Company who may be considered a beneficial owner of more than 5% of the Company’s outstanding common stock as of April 27, 2012, which was prior to the date of the Company’s acquisition of RSC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	6,436,819	(1)	10.09%
The Vanguard Group, Inc.	4,075,669	(2)	6.39%
Wellington Management Company, LLP	4,017,078	(3)	6.30%
Morgan Stanley	3,367,576	(4)	5.28%

(1)	Derived from a Schedule 13G/A filed with the SEC on February 13, 2012, by BlackRock, Inc. with respect to holdings as of January 31, 2012. According to the Schedule 13G/A, BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(ii)(G) of the Exchange Act. BlackRock, Inc. is the beneficial owner of 6,436,819 shares, of which it has sole power to vote or direct the vote of 6,436,819 shares and the sole power to dispose or to direct the disposition of 6,436,819 shares. BlackRock, Inc.’s address is 40 East 52nd Street, New York, New York 10022.

(2)	Derived from a Schedule 13G/A filed with the SEC on February 9, 2012 with respect to holdings as of December 31, 2011. According to the Schedule 13G/A, The Vanguard Group, Inc. is an investment advisor. It is the beneficial owner of 4,075,669 shares, with the sole power to vote or direct the vote of 93,009 shares, the sole power to dispose or to direct the disposition of 3,982,660 shares and the shared power to dispose or direct the disposition of 93,009 shares. The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19335.

(3)	Derived from a Schedule 13G/A filed with the SEC on February 14, 2012 with respect to holdings as of December 31, 2011. According to the Schedule 13G/A, Wellington Management Company, LLP is an investment advisor. It is the beneficial owner of 4,017,078 shares, with the shared power to vote or direct the vote of 3,348,476 shares and the shared power to dispose or to direct the disposition of 4,017,078 shares. Wellington Management’s address is 280 Congress Street, Boston, Massachusetts 02210.

(4)	Derived from a Schedule 13G filed with the SEC on April 20, 2012 with respect to holdings as of April 12, 2012. According to the Schedule 13G, Morgan Stanley is a parent holding company or control person and corporation. It is the beneficial owner of 3,367,576 shares, of which it has sole power to vote or direct the vote of 3,339,272 shares, shared power to vote or direct the vote of 7,211 shares and the sole power to dispose or to direct the disposition of 3,367,576 shares. Morgan Stanley’s address is Four Greenwich Office Park, Greenwich, Connecticut 06830.

Security Ownership by Management

Direct and indirect ownership of common stock by each of the directors, each of the named executive officers and by all executive officers and directors as a group is set forth in the following table as of May 2, 2012, together with the percentage of total shares outstanding at such time represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(2)
Michael J. Kneeland	450,714	(3)	*
William B. Plummer	221,806	(4)	*
Matthew J. Flannery	51,761	(5)	*
Jonathan M. Gottsegen	7,457		*
Dale A. Asplund	474		*
Jenne K. Britell	58,739	(6)	*
José B. Alvarez	17,307	(7)	*
Howard L. Clark, Jr.	24,653	(8)	*
Bobby J. Griffin	18,184	(9)	*
Pierre E. Leroy	19,134		*
Singleton B. McAllister	26,717	(10)	*
Brian D. McAuley	29,011	(11)	*
John S. McKinney	14,907	(12)	*
James H. Ozanne	28,840		*
Jason D. Papastavrou	23,717	(13)	*
Filippo Passerini	14,907	(14)	*
Donald C. Roof	18,220	(15)	*
Keith Wimbush	17,681	(16)	*
All executive officers and directors as a group (19 persons)	1,051,212	(17)	1.12%

*	Less than 1%

(1)	The address of each executive officer and director is c/o United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831.

(2)

Unless otherwise indicated, each person or group of persons named above has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares, which, as of a given date, such person or group has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security, which such person or group has the right to acquire within 60 days after such date, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(3)	Consists of 199,234 outstanding shares, 242,481 shares issuable upon the exercise of currently exercisable stock options and 8,999 shares held indirectly through a retirement plan.

(4)	Consists of 60,639 outstanding shares, 161,167 shares issuable upon the exercise of currently exercisable stock options.

(5)	Consists of 34,928 outstanding shares, 16,833 shares issuable upon the exercise of currently exercisable stock options.

(6)	Consists of 10,841 outstanding shares and 47,898 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 21,938 RSUs is deferred until June

2012, settlement of 13,039 RSUs is deferred until May 2013, settlement of 7,741 RSUs is deferred until May 2014 and settlement of 5,180 RSUs is deferred until May 2016, subject to acceleration in certain conditions).

(7)

Consists of 2,400 outstanding shares and 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2012, settlement of 4,458 RSUs is deferred until May 2013 and settlement of 2,949 RSUs is deferred until May 2014, subject to acceleration in certain conditions).

(8)

Consists of 3,746 outstanding shares, 6,000 shares issuable upon the exercise of currently exercisable stock options and 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2012, settlement of 4,458 RSUs is deferred until May 2013 and settlement of 2,949 RSUs is deferred until May 2014, subject to acceleration in certain conditions).

(9)

Consists of 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2017, settlement of 4,458 RSUs is deferred until May 2018 and settlement of 2,949 RSUs is deferred until May 2019, subject to acceleration in certain conditions) and 3,277 shares issuable upon settlement of Phantom Stock Units that will be paid on the first day of the month following termination of Mr. Griffin’s service as a director.

(10)

Consists of 5,810 outstanding shares, 6,000 shares issuable upon the exercise of currently exercisable stock options and 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2012, settlement of 4,458 RSUs is deferred until May 2013 and settlement of 2,949 RSUs is deferred until May 2014, subject to acceleration in certain conditions).

(11)

Consists of 8,104 outstanding shares, 6,000 shares issuable upon the exercise of currently exercisable stock options and 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2012, settlement of 4,458 RSUs is deferred until May 2013 and settlement of 2,949 RSUs is deferred until May 2014, subject to acceleration in certain conditions).

(12)

Consists of 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2012, settlement of 4,458 RSUs is deferred until May 2013 and settlement of 2,949 RSUs is deferred until May 2014, subject to acceleration in certain conditions).

(13)

Consists of 3,036 outstanding shares, 3,000 shares issuable upon the exercise of currently exercisable stock options and 17,681 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 2,774 RSUs is deferred until May 2016, settlement of 7,500 RSUs is deferred until June 2017, settlement of 4,458 RSUs is deferred until May 2018 and settlement of 2,949 RSUs is deferred until May 2022, subject to acceleration in certain conditions).

(14)

Consists of 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2012, settlement of 4,458 RSUs is deferred until May 2013 and settlement of 2,949 RSUs is deferred until May 2014, subject to acceleration in certain conditions).

(15)	Consists of 16,720 outstanding shares and 1,500 shares held indirectly through the Roof Family Foundation, Inc.

(16)

Consists of 2,774 outstanding shares and 14,907 shares issuable upon settlement of RSUs that have vested (but with respect to which settlement of 7,500 RSUs is deferred until June 2012, settlement of 4,458 RSUs is deferred until May 2013 and settlement of 2,949 RSUs is deferred until May 2014, subject to acceleration in certain conditions).

(17)

Consists of 411,120 outstanding shares, 441,481 shares issuable upon the exercise of currently exercisable stock options, 188,112 shares issuable upon settlement of RSUs or Phantom Stock Units that have vested (but with respect to which settlement is deferred) or will vest within 60 days, 1,500 shares held indirectly through a foundation and 8,999 shares held indirectly through the Company’s retirement plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board has adopted a written policy for the review and approval of any “related party transaction,” which is defined under the policy as any relationship, arrangement, transaction or series of similar transactions between the Company and one of our executive officers, directors, director nominees (or their respective immediate family members), 5% stockholders or an entity in which any of the foregoing has a direct or indirect material interest, including transactions requiring disclosure under Item 404(a) of Regulation S-K under the Exchange Act, other than the following:

•	transactions available to all employees generally;

•

transactions where the related party’s interest arises solely from the ownership of our securities and all holders of the securities receive the same benefit on a pro-rata basis, unless, in the case of securities other than our common stock, related parties participating in the transaction in the aggregate own more than 25% of the outstanding shares or principal amount of the securities;

•	transactions involving (or reasonably expected to involve) less than $120,000 in any 12-month period when aggregated;

•	transactions involving director or executive officer retention, services, benefits or compensation approved or recommended by the Compensation Committee or approved by the Board; or

•

transactions between the Company and another entity in which (i) the related party is an immediate family member of a director or executive officer of the Company and his or her only relationship with the other entity is as an employee (other than an executive officer) and/or less than 3% beneficial owner of the entity, and (ii) the aggregate amount involved does not exceed 5% of the other entity’s annual revenues.

Any proposed related party transaction will be reviewed and, if deemed appropriate, approved by the Audit Committee. When practicable, the review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, if deemed appropriate, ratify the transaction. In either case, the Audit Committee will take into account, among other factors deemed appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board has also delegated to the Chairman of the Audit Committee the authority to approve or ratify related party transactions in which the aggregate amount involved is reasonably expected to be less than $1 million, subject to reporting at the next Audit Committee meeting any such approval or ratification.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter, which complies with the corporate governance standards of the NYSE. The Audit Committee reviews and reassesses its charter annually, and recommends any proposed changes to the full Board for approval. The Audit Committee charter was most recently reviewed and amended in April 2012. A copy of the current charter is available on our website at http://www.ur.com under “Corporate Governance” in the Investor Relations section.

Pursuant to its charter, the Audit Committee assists the Board in monitoring, among other things, the integrity of the Company’s financial statements and the performance of the Company’s internal audit function and independent registered public accounting firm. Management is responsible for the Company’s financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”), is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and E&Y the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2011.

The Audit Committee has also discussed and reviewed with E&Y all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by E&Y with the Audit Committee under PCAOB AU Section No. 380, as amended (Communication with Audit Committees).

In addition, E&Y provided to the Audit Committee a formal written statement describing all relationships between E&Y and the Company that might bear on E&Y’s independence as required by the applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the audit committee concerning independence. The Audit Committee reviewed and discussed with E&Y any relationships that may impact E&Y’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company, and satisfied itself as to E&Y’s objectivity and independence.

The Audit Committee also has discussed and reviewed with the Company’s vice president—internal audit (“VP-IA”) and E&Y, with and without management present, the Company’s work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding internal control over financial reporting. In connection therewith, the Audit Committee also discussed with the VP-IA, with and without other members of management present, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and, with management and E&Y, E&Y’s audit report on internal control over financial reporting as of December 31, 2011.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2011 be included in the Company’s annual report on Form 10-K for such fiscal year for filing with the SEC.

THE AUDIT COMMITTEE*

John S. McKinney (Chairman)

José B. Alvarez

Bobby J. Griffin

Jason D. Papastavrou

Donald C. Roof

*	In connection with a realignment of Board committees on January 31, 2012, John S. McKinney was appointed Chairman of the Audit Committee. Brian D. McAuley, the Chairman prior to January 31, 2012, and Filippo Passerini each served on the Audit Committee until April 30, 2012, and Keith Wimbush served on the Audit Committee until May 24, 2011. José B. Alvarez, Bobby J. Griffin and Donald C. Roof joined the Audit Committee on April 30, 2012 and did not participate in the preparation and review of the Audit Committee Report. The Audit Committee Report was prepared and reviewed by John S. McKinney, Brian D. McAuley, Filippo Passerini and Jason D. Papastavrou.

PROPOSAL 2

APPROVAL OF AMENDMENT TO

AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

General

At the Company’s 2010 annual meeting, the Company’s stockholders approved the United Rentals, Inc. 2010 Long Term Incentive Plan, or the 2010 Plan. On March 8, 2012, our Compensation Committee (which we refer to as the “Committee” in this Proposal 2) approved the adoption of the United Rentals, Inc. Amended and Restated 2010 Long Term Incentive Plan, or the A/R 2010 Plan. In connection with the adoption of the A/R 2010 Plan, the Committee adopted an amendment, subject to stockholder approval at the 2012 annual meeting, to increase the maximum aggregate number of shares of common stock available for issuance under the A/R 2010 Plan from 2,649,742 shares up to 5,749,742 shares.

The amendment to the A/R 2010 Plan will be effective as of the date of the 2012 annual meeting if approved by our stockholders. No other amendments requiring stockholder approval are being made, or have been made, to the A/R 2010 Plan.

As of April 30, 2012, approximately 1,016,412 shares of common stock remained available for the future grant of awards under the A/R 2010 Plan. After the approval of the proposed amendment, approximately 4,116,412 shares of common stock would then be available for issuance, representing approximately 4.39% of our total outstanding shares as of April 30, 2012.

There are several years remaining in the life of the A/R 2010 Plan, as awards can be made under the A/R 2010 Plan until March 11, 2020. This proposal will ensure that there is an adequate number of shares available for future grants under the A/R 2010 Plan. The Committee believes it would be in the best interests of the Company to approve the amendment to the A/R 2010 Plan because stock ownership by employees, officers, directors, consultants and other individuals who may perform services for the Company and its subsidiaries provides performance incentives and fosters a long-term commitment to our benefit and to the benefit of our stockholders, aids in attracting and retaining personnel capable of assuring the future success of the Company, offers such personnel additional incentives to put forth maximum effort for the success of our business, and affords them an opportunity to acquire a proprietary interest in the Company.

Approval of the actions contemplated in this proposal will enable us to further fulfill the purpose of the A/R 2010 Plan and provide us with greater flexibility in making awards, which we continue to believe is an important component of compensation and is necessary to attract and retain outstanding employees. Therefore, the Board urges you to vote to approve the amendment to the A/R 2010 Plan.

The A/R 2010 Plan authorizes the grant to employees (including prospective employees), directors and consultants of stock options, stock appreciation rights, shares of restricted stock, restricted stock unit awards and other stock-based or cash-based awards. Under the A/R 2010 Plan, we will be authorized to issue up to 4,116,412 shares (which includes shares available for grant under our predecessor plans), increased by not more than 3,889,442 shares comprised of the number of shares subject to that portion of any option or other award outstanding pursuant to a predecessor plan which expires or is forfeited, terminated or cancelled for any reason without having been exercised or settled in full on or after the effective date of the A/R 2010 Plan. As of the record date, a total of 2,065,863 shares were subject to outstanding stock option awards under the predecessor plans which had a weighted average exercise price of $16.56 per share and a weighted average remaining term of 6.8 years. There were also 1,823,579 shares subject to outstanding stock awards under the predecessor plans in the form of restricted stock units or performance units. Without giving effect to the amendment contemplated by this Proposal 2, the 1,016,412 shares of common stock the Committee has reserved for issuance under the A/R 2010 Plan (which includes shares available for grant under our predecessor plans) represent less than 1.08% of our outstanding common shares. The additional 3,100,000 shares of common stock the Committee has reserved for issuance under the A/R 2010 Plan pursuant to the amendment contemplated by this Proposal 2 represent less than 3.31% of our outstanding common shares. As a result, the 5,749,742 shares of common stock the Committee has reserved for issuance under the A/R 2010 Plan represent less than 6.13% of our outstanding common shares.

We continue to actively manage our use of shares of common stock available for equity based compensation each year to maintain an acceptable burn rate, and our average annual burn rate over the three-year period ending December 31, 2011 was 1.89%. The following table sets forth information regarding the number of shares of common stock subject to stock options and restricted stock units grants in each of 2009, 2010 and 2011 for the Company on a stand-alone basis prior to the acquisition of RSC:

	Number of Shares of Common Stock Subject to Equity Grant
Type of Equity Grant	2009	2010	2011
Stock Options	910,000	857,000	63,000
Restricted Stock Units	584,538	661,771	359,465
Performance Units Earned	0	0	0
Total	1,494,538	1,518,771	422,465
Weighted Average Common Shares Outstanding	60,100,000	60,455,000	62,184,000
Burn Rate	2.49%	2.51%	0.68%

Summary of the A/R 2010 Plan

The following summary of the material terms of the A/R 2010 Plan is qualified in its entirety by reference to the complete text of the A/R 2010 Plan, as amended to reflect the proposed amendment, which is attached hereto as Appendix B.

Overview

The purpose of the A/R 2010 Plan is to attract, retain and motivate employees (including prospective employees), directors and consultants and others who may perform services for the Company and its subsidiaries, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the Company’s success.

Administration

The Committee will administer the A/R 2010 Plan unless a different committee is appointed by the Board. Among other things, the Committee will determine the persons who will receive awards under the A/R 2010 Plan, when awards will be granted, the terms of the awards and the number of shares of the Company’s common stock subject to the awards. To the extent permitted by applicable law, the Committee may allocate among its members and/or delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties, subject to the provisions of the A/R 2010 Plan and guidelines established by the Committee. Our Board, in its sole discretion, also may grant awards or administer the A/R 2010 Plan.

The Committee will have discretion to make all determinations in respect of the A/R 2010 Plan (including, for example, the ability to determine whether individual awards may be settled in cash, shares of common stock, other awards or other property), and all such determinations will be final, binding and conclusive on all persons having an interest in the A/R 2010 Plan or any award. The A/R 2010 Plan provides, subject to certain limitations, for indemnification by the Company of any director or employee against all expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the A/R 2010 Plan.

Eligibility

Awards may be made to employees, directors and consultants and other individuals who may perform services for the Company and its subsidiaries. As of the record date, approximately 300 employees, including 6 executive officers, and 13 directors would have been eligible to receive awards under the A/R 2010 Plan. The Committee reserves the right to determine which employees, directors and consultants will receive awards under the A/R 2010 Plan and reserves the right to grant no awards in any particular year.

Common Stock Available for Awards under the Plan

Subject to adjustment as described below, the maximum aggregate number of shares of the Company’s common stock subject to awards granted under the A/R 2010 Plan is 5,749,742 shares, which may be increased by not more than 3,889,442 shares comprised of the number of shares subject to that portion of any option or other award outstanding pursuant to a predecessor plan which expires or is forfeited, terminated or canceled for any reason after the adoption of the A/R 2010 Plan. Any shares subject to a “full value” award (i.e., an award settled in stock, other than an option, stock appreciation right or other award that requires the grantee to pay the grant date intrinsic value) will count against this limit as 1.42 shares for every share granted.

If any award granted under the A/R 2010 Plan is forfeited, expires, terminates or otherwise lapses without delivery of the Company’s common stock free and clear of any restrictions or conditions that are part of such award, then the shares of the Company’s common stock underlying any such award will again become available for grant under the A/R 2010 Plan on a one-for-one basis for each share subject to such award that is not a “full value” award and on a 1.42-for-one basis for each share subject to an award that is a “full value” award. Shares of the Company’s common stock will not be treated as having been issued under the A/R 2010 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares withheld by the Company in satisfaction of a tax withholding obligation will not again become available under the A/R 2010 Plan. The number of shares available under the A/R 2010 Plan will be reduced upon the exercise of a stock option or a stock appreciation right by the gross number of shares for which the award is exercised even if the option is exercised by means of a net-settlement exercise procedure. Shares of the Company’s common stock issued or assumed under the A/R 2010 Plan in connection with any merger, consolidation, acquisition of property or stock, reorganization or similar transaction will not count against the number of shares that may be granted under the A/R 2010 Plan.

Shares issued under the A/R 2010 Plan may be authorized but unissued shares of the Company’s common stock or authorized and previously issued shares of the Company’s common stock reacquired by the Company. On the record date, the closing price of our common stock on the NYSE was $45.14 per share.

Individual Award Limitations

To enable compensation provided in connection with certain types of awards to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, the A/R 2010 Plan establishes a limit on the maximum aggregate number of shares for which any performance-based award may be granted to an employee in any 12-month period of 5,749,742 shares. The maximum aggregate dollar value for which any performance-based award denominated in dollars may be granted to a grantee in any 12-month period is $15,000,000 for each 12-month period contained in the performance period for such award. These limits may be adjusted upward or downward as applicable, on a pro-rata basis for each full or partial 12-month period in the applicable performance period.

Adjustments for Capital Structure Changes

The Committee will adjust the terms of any outstanding award, the number and kind of shares of the Company’s common stock issuable under the A/R 2010 Plan, the aggregate number of shares of common stock authorized from issuance under the predecessor plans that may become authorized for issuance under the A/R 2010 Plan, the number of shares of common stock that can be issued through stock options intended to be “incentive stock options” under Section 422 of the Internal Revenue Code and the individual limits on the number of shares subject to awards in any one fiscal year, in such manner as it deems appropriate (including, without limitation, by payment of cash) in order to prevent the enlargement or dilution of rights as a result of any increase or decrease in the number of issued shares of the Company’s common stock resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split-up, combination, reclassification or exchange of shares of the Company’s common stock, merger, consolidation, rights offering, separation, reorganization, liquidation, or any other change in the corporate structure or shares of the Company’s common stock, including any extraordinary cash dividend or extraordinary distribution.

Types of Awards

The A/R 2010 Plan provides for grants of stock options (both stock options intended to be incentive stock options under Section 422 of the Internal Revenue Code and non-qualified stock options), stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other stock-based or cash-based awards (including the grant or offer for sale of unrestricted shares of common stock, performance share awards and performance units settled in cash and performance-based awards intended to comply with the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code) pursuant to which the Company’s common stock, cash or other property may be delivered. Each award granted under the A/R 2010 Plan will be evidenced by a written or electronic award agreement, which will govern that award’s terms and conditions.

Stock Options

A stock option entitles the recipient to purchase shares of the Company’s common stock at a fixed exercise price. The exercise price per share will be determined by the Committee but will not be less than 100% of the fair market value of the Company’s common stock on the date of grant and for incentive stock options granted to 10% stockholders, 110% of the fair market value. Fair market value will be the closing price of the Company’s common stock on the NYSE on the date of grant. Stock options must be exercised within 10 years from the date of grant or 5 years for incentive stock options granted to 10% stockholders. Any reduction in the exercise price will require the approval of stockholders of the Company, except pursuant to the adjustment provisions or in other limited circumstances described above. No more than 5,749,742 shares of the Company’s common stock (subject to adjustment as described above) may be issued upon the exercise of incentive stock options granted under the A/R 2010 Plan.

Stock Appreciation Rights

A stock appreciation right entitles the recipient to receive shares of the Company’s common stock, cash or other property equal in value to the appreciation of the Company’s common stock over the stated exercise price. The exercise price per share will be determined by the Committee, but will not be less than 100% of the fair market value of the Company’s common stock on the date of grant. Fair market value will be the closing price of the Company’s common stock on the NYSE on the date of grant. Stock appreciation rights must be exercised within 10 years from the date of grant. Any reduction in the exercise price will require the approval of stockholders of the Company, except pursuant to the adjustment provisions described above.

Restricted Stock

Restricted stock is shares of the Company’s common stock that are registered in the recipient’s name, but that are subject to transfer and/or forfeiture restrictions for a period of time. The Committee may grant or offer for sale restricted shares of the Company’s common stock in such amounts, and subject to such terms and conditions, as the Committee may determine. The Committee may also grant restricted shares of the Company’s common stock in a manner which is intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code, as discussed below. Subject to such limits as the Committee may determine from time to time, the recipient will have the same voting and dividend rights as any other stockholder of the Company.

Restricted Stock Units

A restricted stock unit is an unfunded, unsecured right to receive a share of the Company’s common stock, cash or other property at a future date. The Committee may grant restricted stock units in such amounts, and subject to such terms and conditions, as the Committee may determine. The Committee may also grant restricted stock units in a manner which is intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code, as discussed below. The recipient will have only the rights of a general unsecured creditor of the Company and no rights as a stockholder of the Company until the Company’s common stock underlying the restricted stock units, if any, is delivered.

Dividend Equivalent Rights

The Committee may, in its discretion, include in the award agreement (other than for a stock option or a stock appreciation grant) a dividend equivalent right entitling the recipient to receive an amount equal to all or any portion of the regular cash dividends that would be paid on the shares of the Company’s common stock covered by such award as if such shares had been delivered. Dividend equivalent rights may be payable in cash, shares of the Company’s common stock or other property as determined by the Committee. Notwithstanding the foregoing, unless otherwise specified in an award agreement, a grantee’s right to dividend equivalent payments in the case of an award that is subject to vesting conditions will be treated as unvested so long as such award remains unvested, and any such dividend equivalent payments that would otherwise have been paid during the vesting period will instead be accumulated (and, if paid in cash, reinvested in additional shares of common stock based on the fair market value or the date of reinvestment) and paid within 30 days following the date on which such award is determined by the Company to have vested.

Other Stock-Based or Cash-Based Awards; Section 162(m) Performance Goals

The Committee may grant other types of equity-based or cash-based awards, including the grant or offer for sale of unrestricted shares of the Company’s common stock, performance share awards and performance units settled in cash, in such amounts, and subject to such terms and conditions, as the Committee may determine. The Committee may also grant other awards in a manner which is intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code, as discussed below.

Other stock-based or cash-based awards (and awards of restricted stock and restricted stock units) may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code. For such awards, each performance period the Committee will establish the performance goals, which must be objective, and will prescribe a formula to determine the amount of the incentive that may be payable based upon the level of attainment of the performance goals during the performance period.

The performance goals will be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a subsidiary, division, other operational unit or administrative department of the Company):

•	enterprise value or value creation targets;

•	revenue;

•	after-tax or pre-tax profits (including net operating profit after taxes) or net income (including that attributable to continuing and/or other operations);

•	operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization);

•	reduction of, or limiting the level of increase in, all or a portion of the Company’s indebtedness, or those of its affiliates;

•	earnings per share or earnings per share from continuing operations;

•	return on capital employed (including return on invested capital or return on committed capital) or return on assets;

•	after-tax or pre-tax return on stockholder equity;

•	market share;

•	the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•

reduction of, or limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs (including SG&A expenses or costs (excluding advertising) as a percentage of sales and cost of rental equipment sales);

•	economic value-added targets based on a cash flow return on investment formula; or

•	customer service measures or indices (including net promoter score).

The business criteria may also be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance.

In addition, performance goals may be based upon the attainment of specified levels of the Company’s or its affiliates’ performance (or that of any subsidiary, division, other operational unit or administrative department of the Company) under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company. To the extent permitted under Section 162(m) of the Internal Revenue Code, the Committee may (i) designate additional business criteria on which the performance goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

The business criteria for performance goals under the A/R 2010 Plan must be re-approved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the business criteria for performance goals in order for awards to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Vesting

The Committee will determine the time or times at which awards become vested, unrestricted or may be exercised, subject to the following limitations. Subject to accelerated vesting in the event of a change in control or a grantee’s retirement, disability or death (i) time-based vesting awards of “full value” awards will be subject to a minimum three-year vesting period and (ii) performance-based vesting awards of “full value” awards will have a minimum 12-month performance period. Notwithstanding the foregoing, a maximum of 10% of the maximum aggregate number of shares of common stock reserved for issuance under the plan can be subject to “full value” awards without regard to the minimum vesting limits in the preceding sentence.

Change in Control

Unless otherwise provided in an award agreement, the A/R 2010 Plan provides that, if a change in control occurs and (i) the common stock of the Company (or of any direct or indirect parent entity) is publicly traded and (ii) outstanding awards will be honored or assumed, or substantially equivalent awards substituted therefor, if a grantee’s employment is involuntarily terminated within 12 months after such change in control, (x) time-based vesting awards will become fully vested and exercisable as of the date such grantee’s employment is terminated and (y) performance-based vesting awards will be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods, as of the date such grantee’s employment is terminated. However, if our common stock (or the stock of any direct or indirect parent entity) is not publicly traded, or awards are not honored or assumed, or substantially equivalent awards substituted therefor, the awards will vest as of the date of such change in control.

For purposes of the A/R 2010 Plan, a “change in control” generally includes a person or entity acquiring more than 50% of the total voting power of the Company’s outstanding voting securities, as well as any merger, sale or disposition by the Company of all or substantially all of its assets or business combination involving the Company (other than a merger or business combination that leaves the voting securities of the Company outstanding immediately prior thereto continuing to represent—either by remaining outstanding or by being converted into voting securities of the surviving entity—more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination), unless otherwise specified by the Committee. In no event will stockholder approval of a transaction be sufficient to constitute a “change in control.”

In addition, in the event of a change in control, the Committee may cancel awards for fair value (as determined in the sole discretion of the Committee), provide for the issuance of substitute awards or provide that for a period of at least 20 days prior to the change in control, stock options or stock appreciation rights that would not otherwise become exercisable prior to a change in control will be exercisable as to all shares of common stock subject thereto and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control.

Federal Income Tax Implications of Stock Options and Stock Appreciation Rights

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options and stock appreciation rights. This summary is not intended to constitute tax advice and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options

The recipient of an incentive stock option will not be required to recognize income for federal income tax purposes on the grant or exercise of such option, and the Company and its subsidiaries will not be entitled to a deduction. However, the excess of the fair market value of the Company’s common stock received on the date of exercise over the exercise price paid will be included in the recipient’s alternative minimum taxable income. The recipient’s basis in shares of the Company’s common stock received on exercise will be equal to the exercise price, and the recipient’s holding period in such shares will begin on the day following the date of exercise.

If an optionee does not dispose of the Company’s common stock acquired upon exercise within either the one-year period beginning on the date of exercise or the two-year period beginning on the date of grant of the incentive stock option, then any gain or loss realized by the optionee upon the subsequent disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company or any of its subsidiaries. If the optionee disposes of the Company’s common stock within the one-year or two-year periods referred to above (a “disqualifying disposition”), the optionee will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Company’s common stock on the date of exercise over the exercise price (or, if less, the net proceeds of the disposition), and the Company or one of its subsidiaries will generally be entitled to a corresponding deduction. Any excess of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise will be taxable as capital gain. If the amount realized is less than the exercise price, and the loss sustained on the disqualifying disposition would otherwise be recognized, the optionee will not recognize any ordinary income from the disposition and instead will recognize a capital loss.

Non-Qualified Stock Options and Stock Appreciation Rights

The recipient of a stock option or a stock appreciation right will not be required to recognize income for federal income tax purposes upon the grant of such award, and the Company and its subsidiaries will not be entitled to a deduction. Upon the exercise of an option or a stock appreciation right, the recipient will recognize ordinary income in the amount by which the fair market value of the Company’s common stock at the time of exercise exceeds the exercise price, and the Company or one of its subsidiaries will be entitled to a corresponding deduction. The recipient’s basis in the Company’s common stock received will equal the fair market value of the shares on the exercise date, and the recipient’s holding period will begin on the day following the exercise date.

Section 162(m)

Any entitlement to a tax deduction on the part of the Company or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees,” subject to certain exceptions. The A/R 2010 Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code with respect to stock options, stock appreciation rights and certain grants of restricted stock, restricted stock units and other stock-based or cash-based awards.

Transfer Restrictions

Except to the extent otherwise provided in any award agreement, no award (or any rights or obligations thereunder) granted to any person under the A/R 2010 Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged (including through the use of any cash-settled instrument), other than by will or by the laws of descent and distribution. No award may be transferred for value or consideration. All awards (and any rights thereunder) will be exercisable during the life of the recipient only by the recipient or by the recipient’s legal representative.

Amendment and Termination

Generally, our Board or the Committee may from time to time suspend, discontinue, revise or amend the A/R 2010 Plan. The A/R 2010 Plan provides that our Board or the Committee may, but is not required to, seek stockholder approval of amendments to the A/R 2010 Plan, except that no amendment can be made without stockholder approval that would increase the maximum aggregate number of shares of common stock that may be issued under the A/R 2010 Plan, materially modify the requirements for participation in the A/R 2010 Plan, increase the benefits accrued to grantees under the A/R 2010 Plan or result in a repricing of stock options or stock appreciation rights. Our Board or the Committee must also submit amendments to the A/R 2010 Plan to stockholders if required by applicable law, regulation or rules, including the rules of a securities exchange or self-regulatory agency.

Unless previously terminated by our Board or the Committee, the A/R 2010 Plan will terminate on March 11, 2020, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.

New Plan Benefits

Awards under the A/R 2010 Plan will be granted at the discretion of the Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the A/R 2010 Plan.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Company’s executive compensation plans in effect as of December 31, 2011:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	2,172,260	(2)	$10.25	1,710,433(3)
Equity compensation plan not approved by security holders(1)	588,961	(4)	$7.77	—
Total	2,761,221			1,710,433

(1)	Does not include the shares that would be available upon stockholder approval of the amendment to increase the number of shares of common stock available for issuance under the Amended and Restated 2010 Plan.

(2)	Consists of awards issued under the 2010 Plan, the 2001 Comprehensive Stock Plan and the 1997 Stock Option Plan. This amount includes 1,225,492 restricted stock units. The weighted-average exercise price information in column (b) does not include these restricted stock units.

(3)	Consists of shares available under the 2010 Plan and the 2001 Comprehensive Stock Plan, which may be subject to awards of stock options, stock appreciation rights, shares of restricted stock, restricted stock units and performance awards as determined by the Committee in its discretion. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares. No additional awards may be granted under the 1997 Stock Option Plan.

(4)	Consists of awards issued under the 1998-2 Stock Option Plan. The plans that were not approved by our stockholders are our 1998 Supplemental Stock Option Plan and our 2001 Stock Plan, although there are no awards outstanding under our 2001 Stock Plan. Only employees who are not officers or directors are eligible for awards under these plans. The 1998 Supplemental Stock Option Plan provides for the grant of stock options, and the 2001 Stock Plan provides for the award of equity and equity-based awards including stock options and shares of restricted stock. As noted above, no further shares are authorized for grant under these plans other than shares that become available for grant due to the cancellation or termination of outstanding awards.

For information regarding our equity compensation plans as of April 30, 2011, see “—General,” above.

Vote Required

Approval of the amendment to increase the maximum aggregate number of shares of common stock available for issuance under the A/R 2010 Plan requires the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting at which quorum is present and entitled to vote on this proposal and furthermore requires that the total votes cast with regard to the amendment must represent over 50% of all shares of stock entitled to vote on the amendment. Abstentions will have the same effect as a vote against this proposal, whereas shares not represented at the meeting will not be counted for purposes of determining whether the amendment has been approved. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the amendment to increase the maximum aggregate number of shares of common stock available for issuance under the A/R 2010 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

Therefore, the Board unanimously recommends a vote FOR the proposal to approve the adoption of the amendment to increase the maximum aggregate number of shares of common stock available for issuance under the Amended and Restated 2010 Long Term Incentive Plan (designated as Proposal 2 on the enclosed proxy card).

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed E&Y as independent registered public accounting firm to audit the financial statements and the internal control over financial reporting of the Company for 2012, subject to ratification by stockholders and execution of an engagement letter in a form satisfactory to the Audit Committee.

In the event that our stockholders fail to ratify this appointment, or an engagement letter is not finalized, another independent registered public accounting firm will be appointed by the Audit Committee. Even if this appointment is ratified, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders.

A representative of E&Y is expected to be present at the 2012 annual meeting with an opportunity to make a statement if he or she so desires and will be available to respond to questions.

Information Concerning Fees Paid to Our Independent Registered Public Accounting Firm

The following table sets forth the fees paid or accrued by the Company for the audit and other services provided by E&Y for fiscal years 2011 and 2010.

	2011	2010
Audit Fees	$2,434,511	$2,450,202
Audit-Related Fees	$55,000	$55,000
Tax Fees	$38,150	$288,575
All Other Fees	$3,000	$6,000

Total	$2,530,661	$2,799,777

Audit Fees.    Audit fees consist of fees associated with the integrated audit of our annual financial statements and internal control over financial reporting, review of our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Audit-related fees consist of fees for services, other than the services described under “Audit Fees,” which are reasonably related to the audit of our annual financial statements and review of our quarterly reports on Form 10-Q. These fees included fees for services related to audits of the Company’s employee benefit plans of $55,000 in fiscal 2011 and fiscal 2010.

Tax Fees.    Tax fees consist of fees for services rendered for tax compliance, tax advice and tax planning. These fees included fees for (i) assistance with international tax services of $28,000 in fiscal 2011 and $285,075 in fiscal 2010, and (ii) other tax services of $10,150 in fiscal 2011 and $3,500 in fiscal 2010.

All Other Fees.    All other fees consist of fees for services, other than services described in the above three categories, totaling $3,000 in fiscal 2011 and $6,000 in fiscal 2010, principally including support services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The charter of the Audit Committee requires that the committee pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the

Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01 of Regulation S-X thereunder. The Audit Committee pre-approved 100% of the auditing services and permitted non-audit services rendered by E&Y in 2011 and 2010.

The Audit Committee’s policy is to either pre-approve specific services or specific categories of services. In each case, a fee budget is approved for the service or category, as the case may be, and such budget may not be exceeded without further approval by the Audit Committee. When a category of service is pre-approved, sufficient details must be provided to enable the members of the Audit Committee to understand the nature of the services being approved. In addition, the categories must be sufficiently narrow that management will not later be placed in the position of deciding the scope of the services that have been pre-approved.

The Audit Committee may delegate its pre-approval authority to a subcommittee consisting of one or more members of the Audit Committee; provided that any pre-approval by an individual member is required to be reported to the full committee for its review at its next scheduled meeting. Currently, Mr. McKinney exercises such delegated pre-approval authority on behalf of the Audit Committee.

Policy on Hiring Current or Former Employees of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy regarding the hiring of current or former employees of the Company’s independent registered public accounting firm. Pursuant to this policy, the Company generally will not hire or permit to serve on the Board any person who is concurrently a partner, principal, shareholder or professional employee of its independent registered public accounting firm or, in certain cases, an immediate family member of such a person. In addition, the Company generally will not hire a former partner, principal, shareholder or professional employee of its independent registered public accounting firm in a financial reporting oversight role if he or she was a member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Company without waiting for a required two-year “cooling-off” period to elapse. Further, the Company generally will not hire a former partner, principal, shareholder or professional employee of its independent registered public accounting firm in an accounting role or a financial oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or financial policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm.

This policy is subject to certain limited exceptions, such as with respect to individuals employed by the Company as a result of a business combination between an entity that is also an audit client of the independent registered public accounting firm and individuals employed by the Company in an emergency or other unusual circumstance, provided that the Audit Committee determines that the relationship is in the best interest of the Company’s stockholders.

Voting

Ratification of the appointment of E&Y as independent registered public accounting firm to audit the financial statements of the Company for 2012 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

The Board unanimously recommends a vote FOR the ratification of the appointment of E&Y as independent registered public accounting firm of the Company (designated as Proposal 3 on the enclosed proxy card).

PROPOSAL 4

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

As required by Exchange Act rules, we are holding an advisory vote to give stockholders the opportunity to express their views on the compensation of our named executive officers. At our 2011 annual meeting, our stockholders voted (on a non-binding basis) in favor of holding an advisory vote on executive compensation every year, consistent with the recommendation of our Board. After consideration of these results, we have decided to hold future advisory votes on executive compensation each year until the next advisory vote on frequency occurs. Under this policy, the next advisory vote to approve executive compensation will be held in 2013.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the executive compensation philosophy, policies and programs described in this proxy statement. This proposal is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. We ask that you support the compensation of our named executive officers as disclosed under the heading “Executive Compensation,” including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narrative disclosure.

As described in detail under “Executive Compensation,” we seek to align executive compensation with the achievement of the Company’s business objectives and to attract, reward and retain talented executive officers. The Board believes the Company’s compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and incentivizing the named executive officers to create value for our stockholders. In addition, the Company’s 2011 financial performance, as compared to 2010, reflected increases in total revenues of 16.7%, Adjusted Ebitda of 34.4% and rental rates by 6.1%. At the 2011 annual meeting of stockholders, we held an advisory vote on the compensation of our named executive officers, and 98.99% of stockholders voting either for or against approval of our compensation program approved our compensation program. Some of the key aspects of our compensation program are as follows:

•

A substantial percentage of our compensation is performance-based equity compensation subject to certain forfeiture provisions. The Company has determined to make more significant use of performance-based securities that vest based on the achievement of certain performance goals. These performance-based securities are directly linked to the Company’s financial performance metrics and vest based on these metrics, as opposed to time-based securities, which vest based simply on continued employment;

•	Our compensation program does not provide for special perquisites for our named executive officers, aircraft usage or tax gross-ups (except in the case of corporate relocations); and

•

In February 2010, we adopted stock ownership guidelines for senior management. Although these stock ownership guidelines do not require compliance until 2015, our named executive officers and all other officers were in compliance with them as of December 2011.

You are encouraged to read the information detailed under “Executive Compensation” beginning on page 21 of this proxy statement, for additional details about our executive compensation programs.

The Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion.”

The Board unanimously recommends a vote FOR the approval of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (designated as Proposal 4 on the enclosed proxy card).

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING THE COMPANY’S FORUM SELECTION BY-LAW

The Amalgamated Bank’s LongView MidCap 400 Index Fund, located at 275 Seventh Avenue, New York, New York 10001, and the beneficial owner of 13,595 shares of the Company’s common stock (as of November 29, 2011), has notified us that it intends to present for consideration at the annual meeting the resolution set forth below:

RESOLVED: The shareholders of United Rentals, Inc. (the “Company”) hereby ask the board of directors to repeal the “exclusive forum” bylaw, which was unilaterally adopted by the board of directors and which generally requires shareholders to bring certain types of legal actions only in Delaware, the state where the Company is incorporated.

SUPPORTING STATEMENT

In December 2010 the board of directors unilaterally and without notice to shareholders adopted a bylaw specifying that the Chancery Court in Delaware shall be the only court in which shareholders can pursue (a) a derivative action brought on behalf of the Company, (b) a suit asserting a breach of a fiduciary duty owed by a Company director, officer or other employee to the Company or its shareholders, (c) a claim arising under a provision of the Delaware General Corporation Law, or (d) a claim involving the “internal affairs” doctrine. The only exception is if the Company consents in writing to litigate elsewhere.

This change deprives shareholders of the flexibility that they normally enjoy to choose the forum in which to assert claims of wrongdoing. Rules specifying where a case may be brought are normally set by statute through a democratic process that weighs competing arguments. We find it troubling to see the board unilaterally taking away a right created by statute.

“Exclusive forum” bylaws are defended on the grounds that the Delaware Chancery Court moves cases more quickly than other courts and has judges who are experienced in corporate law. It is also argued that making Delaware the sole forum for lawsuits avoids the possibility of duplicative suits arising out of the same events.

There is no evidence that the current system imposes undue costs on the Company or shareholders. The Company’s day-to-day operations in Delaware are very limited, and thus the documents and witnesses relevant to any lawsuit are likely to be located elsewhere. Litigating cases only in Delaware may thus be more expensive and inefficient than the current system.

Moreover, there are available mechanisms to consolidate and streamline litigation. In addition, if a non-Delaware court is asked to construe Delaware law and is uncertain as to the answer, there is a mechanism to obtain a prompt ruling on that legal question from the Delaware Supreme Court.

In short, we view this bylaw as a solution in search of a problem.

We believe that the board of directors should not abridge the right of shareholders to protect their investments, as United Rentals has done here. We therefore ask the board to repeal the existing bylaw as a deprivation of shareholder rights.

We urge you to vote “FOR” this proposal.

**********************************************************************************

Board’s Response to Proposal 5

The Company recommends that you vote against this stockholder proposal. Based upon our experience litigating multiple claims arising out of the same facts in multiple courts, the Board determined in 2010 that it would be in the best interests of our stockholders to adopt a Delaware forum selection by-law. We have joined leading Delaware companies, including Applied Materials, Booz Allen, Berkshire Hathaway, Boeing, Chevron, DIRECTV, FedEx, LinkedIn and Viacom, in adopting a Delaware forum selection provision.

Our by-law does not restrict the ability of stockholders to bring claims against the Company nor does it seek to deprive stockholders of rights. Rather, it provides for claims relating to the relationships between and among the Company, its stockholders and its officers and directors—which are matters governed by Delaware law—to be decided by the Delaware Court of Chancery. The Court of Chancery is a specialized court which primarily hears cases involving Delaware corporate law and is thus uniquely qualified to decide matters of Delaware law involving Delaware companies. Additionally, the Court of Chancery has earned a reputation for the quality and impartiality of its judges, promptly resolving complex corporate law claims and dismissing frivolous claims.

In recent years, we simultaneously defended three parallel suits which were filed against us in 2004 in state and federal courts in Connecticut. Those suits all arose out of the same facts and involved fiduciary duty claims governed by Delaware law. Counsel for the different plaintiffs did not voluntarily coordinate their cases, resulting in the Company, and thus our stockholders, paying the additional defense and indemnification costs of having to litigate lawsuits in both state and federal courts concurrently. Additionally, having to defend lawsuits in different courts required a significant amount of management time and attention, and created a risk that Connecticut’s state and federal courts would inconsistently interpret Delaware law. Furthermore, without a Delaware forum selection by-law, we are exposed to the possibility of having to litigate multiple claims arising out of the same facts in different states, which can also increase our expenses, divert management attention and result in differing interpretations of Delaware law.

Also, in connection with the agreement by affiliates of Cerberus Capital Management to acquire us in 2007, three class action lawsuits asserting fiduciary duty claims were filed against us in federal court in Connecticut. Again, these suits arose out of the same underlying facts and involved issues of Delaware law, but the plaintiffs sued in a non-Delaware court which was required to interpret Delaware law. When Cerberus subsequently refused to complete the transaction, we brought an action in the Delaware Court of Chancery to determine whether Cerberus had to proceed with the transaction. Like many public Delaware companies, we chose to litigate in the Delaware Court of Chancery because we believed that the Court’s ability to resolve complex Delaware corporate law issues promptly was in the best interests of all of our stockholders.

The Board has consistently demonstrated its stewardship of the Company through the governance best practices it has adopted. We have an annually elected board, a majority vote standard in uncontested director elections, no poison pill, an independent board chair and an all independent board, apart from the CEO. The Board continues to believe that our forum selection by-law is in the best interests of all of our stockholders.

The Board unanimously recommends a vote AGAINST this stockholder proposal (designated as Proposal 5 on the enclosed proxy card).

OTHER MATTERS

Other Matters to be Presented at the 2012 Annual Meeting

As of the date of this proxy statement, the Board does not know of, or have reason to expect that there will be, any matter to be presented for action at the annual meeting other than the proposals described herein. If any other matters not described herein should properly come before the annual meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the Board’s recommendations.

Availability of Annual Report on Form 10-K and Proxy Statement

Upon the written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, including financial statements and financial statement schedules, but excluding exhibits. Such requests should be mailed to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary.

Stockholders of record sharing an address who wish to receive separate paper copies of the proxy statement and annual report to stockholders, or who wish to begin receiving a single paper copy of such materials, may make such request as follows:

•	if you are a stockholder of record, by writing to our transfer agent, American Stock Transfer & Trust Company, at 59 Maiden Lane, New York, NY 10038 or by calling 1-800-937-5449; or

•	if you are a beneficial owner, by contacting your bank, broker or other nominee or fiduciary to make such request.

Stockholders of record sharing an address who elect to receive a single paper copy of the proxy statement and annual report will continue to receive separate proxy cards.

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com and click on “Shareholder Account Access” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by SEC rules) shall not constitute soliciting materials and should not be deemed filed or so incorporated, except to the extent the Company specifically incorporates such report in such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board, the executive officers and persons who hold more than ten percent of the outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon a review of (i) the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for the fiscal year ended December 31, 2011 and (ii) the representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the fiscal year ended December 31, 2011, we believe all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and beneficial owners of more than ten percent of our common stock. However, on February 8,

2011, Mr. John Fahey, an executive officer, filed a Form 4 that was late in disclosing a disposition of common stock on May 19, 2009, made as payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3.

Stockholder Proposals for the 2013 Annual Meeting

A stockholder proposal for business to be brought before the 2013 annual meeting of stockholders will be acted upon only in the following circumstances:

•

if the proposal is to be included in next year’s proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal (meeting all the requirements set forth in the SEC’s rules and regulations) is received by our corporate secretary on or before January 7, 2013; or

•

if the proposal is not to be included in next year’s proxy statement, pursuant to our by-laws, a written proposal (meeting all other requirements set forth in our by-laws) is received by our corporate secretary after February 8, 2013 but on or before March 8, 2013 (unless the 2013 annual meeting is not scheduled to be held within the period between May 9, 2013 and July 8, 2013, in which case our by-laws prescribe an alternate deadline).

In addition, the stockholder proponent must appear in person at the 2013 annual meeting or send a qualified representative to present such proposal.

Proposals should be sent to United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary.

APPENDIX A

NON-GAAP RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA GAAP RECONCILIATION

(in millions)

EBITDA represents the sum of net income (loss), loss from discontinued operation, net of taxes, provision (benefit) for income taxes, interest expense, net, interest expense-subordinated convertible debentures, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the RSC merger related costs, the restructuring charge and stock compensation expense, net. EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

The table below provides a reconciliation between net income (loss) and EBITDA and adjusted EBITDA:

	Year Ended December 31, 2011	Year Ended December 31, 2010
Net income (loss)	$101	$(26)
Loss from discontinued operation, net of taxes	—	4
Provision (benefit) for income taxes	63	(41)
Interest expense, net	228	255
Interest expense—subordinated convertible debentures, net	7	8
Depreciation of rental equipment	423	389
Non-rental depreciation and amortization	57	60

EBITDA	879	649

RSC merger related costs(1)	19	—
Restructuring charge(2)	19	34
Stock compensation expense, net(3)	12	8

Adjusted EBITDA	$929	$691

The table below provides a reconciliation between net cash provided by operating activities and EBITDA and adjusted EBITDA:

	Year Ended December 31, 2011	Year Ended December 31, 2010
Net cash provided by operating activities	$608	$452
Adjustments for items included in net cash provided by operating activities but excluded from the calculation of EBITDA:
Loss from discontinued operation, net of taxes	—	4
Amortization of deferred financing costs and original issue discounts	(22)	(23)
Gain on sales of rental equipment	66	41
Gain (loss) on sales of non-rental equipment	2	—
RSC merger related costs(1)	(19)	—
Restructuring charge(2)	(19)	(34)
Stock compensation expense, net(3)	(12)	(8)
(Loss) gain on repurchase/redemption of debt securities and ABL amendment(4)	(3)	(28)
(Loss) gain on retirement of subordinated convertible debentures	(2)	—
Changes in assets and liabilities	53	65
Cash paid for interest, including subordinated convertible debentures	203	229
Cash paid (received) for income taxes, net	24	(49)

EBITDA	879	649

Add back:
RSC merger related costs(1)	19	—
Restructuring charge(2)	19	34
Stock compensation expense, net(3)	12	8

Adjusted EBITDA	$929	$691

(1)	This reflects transaction costs associated with the acquisition of RSC.

(2)	This relates to branch closure charges and severance costs.

(3)	Represents non-cash, share-based payments associated with the granting of equity instruments.

(4)	This reflects (losses) gains on the repurchase/retirement of debt securities and write-offs of debt issuance costs associated with the October 2011 amendment of our ABL facility.

FREE CASH FLOW GAAP RECONCILIATION

(in millions)

We define “free cash flow” as (i) net cash provided by operating activities less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. Free cash flow is not a measure of financial performance or liquidity under GAAP. Accordingly, free cash flow should not be considered an alternative to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation between net cash provided by operating activities and free cash flow.

	Year Ended December 31, 2011	Year Ended December 31, 2010
Net cash provided by operating activities	$608	$452
Purchases of rental equipment	(774)	(346)
Purchases of non-rental equipment	(36)	(28)
Proceeds from sales of rental equipment	208	144
Proceeds from sales of non-rental equipment	17	7
Excess tax benefits from share-based payment arrangements, net	—	(2)

Free cash flow	$23	$227

APPENDIX B

FIRST AMENDMENT TO UNITED RENTALS, INC.

AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of the United Rentals, Inc. Amended and Restated 2010 Long Term Incentive Plan is to attract, retain and motivate employees (including prospective employees), directors, consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

This Amended and Restated 2010 Long Term Incentive Plan (i) replaces the Predecessor Plans for Awards granted on or after the Effective Date and (ii) amends and restates the 2010 Long Term Incentive Plan (the “2010 Plan”) in its entirety effective as of the Effective Date. Awards may not be granted under the Predecessor Plans beginning on the Effective Date, but the adoption and effectiveness of this Amended and Restated 2010 Long Term Incentive Plan will not affect the terms or conditions of any outstanding grants under the Predecessor Plans or the 2010 Plan prior to the Effective Date.

1.2	Definitions of Certain Terms

For purposes of this Amended and Restated 2010 Long Term Incentive Plan, the following terms have the meanings set forth below:

1.2.1    “Award” means an award of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and Other Stock-Based or Cash-Based Awards made pursuant to the Plan.

1.2.2    “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award (such execution or acknowledgement to be in writing or through an electronic grant notification system maintained by or on behalf of the Company), and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.3    “Board” means the Board of Directors of United Rentals.

1.2.4    “Cause” means, when used in connection with the termination of a Grantee’s Employment, (a) if the Grantee has an effective employment agreement with the Company at the time of grant, the definition used in such employment agreement at the time of grant, or (b) if the Grantee does not have an effective employment agreement at the time of grant, unless otherwise provided in the Grantee’s Award Agreement, the termination of the Grantee’s Employment with the Company on account of: (i) a Grantee’s continued failure to substantially perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness); (ii) a Grantee’s commission of a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude; (iii) a Grantee’s fraud, misappropriation, misconduct or dishonesty in connection with his or her duties; (iv) any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Company; (v) a Grantee’s breach of any material obligations contained in the Grantee’s employment agreement or offer letter with the Company, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein; (vi) a Grantee’s breach of the Company’s Code of Conduct; or (vii) a Grantee’s material breach of any Company policies and procedures applicable to the Grantee. If, subsequent to a Grantee’s termination of Employment, it is discovered that such Grantee’s Employment could have been terminated for Cause, the Grantee’s Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

1.2.5    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.6    “Change in Control” means, unless otherwise provided in the Grantee’s Award Agreement, (a) any person or business entity is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of United Rentals representing more than 50% of the total voting power represented by then outstanding voting securities of United Rentals or (b) there shall be consummated a merger of United Rentals, the sale or disposition by United Rentals of all or substantially all of its assets within a 12-month period, or any other business combination of United Rentals with any other corporation or business entity, but not including any merger or business combination of United Rentals which would result in the voting securities of United Rentals outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of United Rentals or such surviving entity outstanding immediately after such merger or business combination. Notwithstanding anything herein to the contrary, in no event shall shareholder approval of a transaction which, if consummated, would constitute a Change in Control constitute a Change in Control.

1.2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.8    “Committee” has the meaning set forth in Section 1.3.1.

1.2.9    “Common Stock” means the common stock of United Rentals, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.4.

1.2.10    “Company” means United Rentals and its consolidated subsidiaries.

1.2.11    “Consent” has the meaning set forth in Section 3.3.2.

1.2.12    “Consultant” means any individual, corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company pursuant to a written agreement.

1.2.13    “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.14    “Director” means a member of the Board or a member of the board of directors of a consolidated subsidiary of United Rentals.

1.2.15    “Effective Date” means the later of (a) the date the Board approves the Plan and (ii) the date the Plan is approved by the stockholders of United Rentals.

1.2.16    “Employee” means a regular, active employee and a prospective employee of the Company.

1.2.17    “Employment” means (a) a Grantee’s employment if the Grantee is an Employee of the Company, (b) a Grantee’s services as a Director if the Grantee is a Director or (c) a Grantee’s services as a Consultant if the Grantee is a Consultant to the Company. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (i) whether and when a Grantee’s leave of absence results in a termination of Employment (for this purpose, unless the Committee determines otherwise, a Grantee will be treated as terminating

Employment with the Company upon the occurrence of an Extended Absence), (ii) whether and when a change in a Grantee’s association with the Company results in a termination of Employment and (iii) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A (and not exempt therefrom), a Grantee’s termination of Employment means a Grantee’s “separation from service” (as such term is defined and used in Section 409A).

1.2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.19    “Extended Absence” means the Grantee’s inability to perform for six continuous months, due to illness, injury or pregnancy-related complications, substantially all the essential duties of the Grantee’s occupation, as determined by the Committee.

1.2.20    “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.21    “Full Value Award” means an Award other than a stock option, stock appreciation right or other Award for which the Grantee pays the grant date intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company), and which is settled by the issuance of shares of Common Stock.

1.2.22    “Grantee” means an Employee, Director or Consultant who receives an Award.

1.2.23    “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.24    “Other Stock-Based or Cash-Based Awards” means awards granted pursuant to Section 2.8.

1.2.25    “Performance-Based Awards” means certain Other Stock-Based or Cash-Based Awards granted pursuant to Section 2.8.2.

1.2.26    “Plan” means this United Rentals, Inc. Amended and Restated 2010 Long Term Incentive Plan, as amended from time to time.

1.2.27    “Plan Action” will have the meaning set forth in Section 3.3.1.

1.2.28    “Predecessor Plan” means each of the 2001 Comprehensive Stock Plan of United Rentals, Inc. (formerly the 2001 Senior Stock Plan), the 2001 Stock Plan of United Rentals, Inc. and the 1998-2 Stock Option Plan of United Rentals, Inc., each as amended to the Effective Date.

1.2.29    “Section 162(m)” means the exception for performance-based compensation under Section 162(m) of the Code, including any amendments or successor provisions to that section, and any Treasury Regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

1.2.30    “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code, including any amendments or successor provisions to that section, and any

Treasury Regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

1.2.31    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.32    “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of United Rentals and of any subsidiary or parent corporation of United Rentals.

1.2.33    “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

1.2.34    “United Rentals” means United Rentals, Inc., or a successor entity thereto.

1.3	Administration

1.3.1 The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan unless a different committee is appointed by the Board. In particular, the Committee will have the authority in its sole discretion to:

(a)    exercise all of the powers granted to it under the Plan;

(b)    construe, interpret and implement the Plan and all Award Agreements;

(c)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)    make all determinations necessary or advisable in administering the Plan;

(e)    correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)    amend the Plan to reflect changes in applicable law but, subject to Section 1.6.4 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the Grantee’s consent;

(g)    grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;

(h)    amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted stock, which is subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted stock, which is subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities), provided, however, that, subject to Section 1.6.4 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the Grantee’s consent; and

(i)    determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.13, (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) Awards may be settled by United Rentals, any of its subsidiaries or affiliates or any of its or their designees and (4) subject to Section 2.3.6 and Section 2.4.5, as applicable, the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.

1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. To the extent permitted by applicable law, the Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4    No Director or Employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by United Rentals against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with United Rentals’ approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that United Rentals will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once United Rentals gives notice of its intent to assume the defense, United Rentals will have sole control over such defense with counsel of United Rentals’ choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under United Rentals’ Amended and Restated Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any other power that United Rentals may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to Employees, Directors and Consultants.

1.5	Types of Awards Under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) restricted stock units, (e) dividend equivalent rights and (f) Other Stock-Based or Cash-Based Awards, that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6	Shares of Common Stock Available for Awards

1.6.1    Common Stock Subject to the Plan; Share Counting. Subject to the other provisions of this Section 1.6, the maximum aggregate number of shares of Common Stock that may be granted under the Plan is 5,749,742. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by United Rentals. Any shares of Common Stock that are subject to Awards that are not Full Value Awards shall be counted against this limit as one share for every share granted; shares of Common Stock that are subject to any Full Value Awards shall be counted against this limit as 1.42 shares for every share granted (as adjusted pursuant to the provisions of Section 1.6.4). The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the gross number of shares of Common Stock for which stock options or stock appreciation right are exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Grantee as the result of a net settlement and (ii) any shares of Common Stock withheld pursuant to Section 3.2 to satisfy any tax withholding obligation with respect to any Award. Shares of Common Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

1.6.2    Adjustment for Unissued Predecessor Plan Shares. The maximum aggregate number of shares of Common Stock that may be granted under the Plan, as set forth in Section 1.6.1, shall be cumulatively increased from time to time by the number of shares of Common Stock subject to, or acquired pursuant to, that portion of any option or other award outstanding pursuant to a Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is forfeited, terminated or canceled for any reason without having been exercised or settled in full; provided, however, that the aggregate number of shares of Common Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 1.6.2 shall not exceed 3,889,442 (as adjusted pursuant to the provisions of Section 1.6.4).

1.6.3    Replacement of Shares. If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Common Stock free and clear of any restrictions or conditions that are part of such Award, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed award will again be available for grant under the Plan; provided, however, that the number of shares of Common Stock that shall again be available for the grant under the Plan shall be increased by 1.42 shares for each share of Common Stock subject to a Full Value Award at the time such Full Value Award is forfeited, expires, terminates or otherwise lapses (as adjusted pursuant to the provisions of Section 1.6.4). For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld pursuant to Section 3.2 to satisfy any tax withholding obligation with respect to any Award and (B) any shares of Common Stock tendered or withheld to pay the exercise price of stock options or stock appreciation rights.

1.6.4    Adjustments. The Committee will adjust the number and kind of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the aggregate number of shares of Common Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to Section 1.6.2, adjust the individual Grantee limitations set forth in Section 1.7, adjust the number of shares of Common Stock set forth in Section 2.3.2 that can be issued through Incentive Stock Options and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Common Stock, including any extraordinary cash dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A. After any adjustment made pursuant to this Section 1.6.4, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

1.6.5    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Common Stock available pursuant to Section 1.6.1, authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, reorganization or similar transaction upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

1.7	Individual Limitations

The maximum number of shares of Common Stock with respect to which Awards may be granted during any 12-month period to any Employee shall be 5,749,742 (as adjusted pursuant to the provisions of Section 1.6.4). The maximum payment under any Award denominated in dollars under the Plan that may be granted during any 12-month period to any Employee shall be $15,000,000 for each 12-month period contained in the performance period for such Award. The grant limits under the preceding sentences shall (i) apply to an Award other than a stock option or stock appreciation right only if the Award is intended to be “performance-based compensation” as that term is used in Section 162(m) and (ii) be adjusted upward or downward, as applicable, on a pro rata basis for each full or partial 12-month period in the applicable performance period.

1.8	Full Value Award Vesting Limitations

Notwithstanding any other provision of the Plan to the contrary, Full Value Awards (a) which vest on the basis of the Grantee’s continued Employment shall be subject to a minimum vesting schedule of at least three years following the date of grant of the Award (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date on which such Award is granted) and (b) which vest on the basis of the attainment of performance goals shall provide for a performance period of not less than 12 months measured from the commencement of the period over which performance is evaluated; provided, however, that the foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability or retirement of the Grantee or upon or following a Change in Control, as determined by the Committee in its discretion, and shall not apply to Full Value Awards that are granted in lieu of cash compensation or pursuant to Section 1.6.5. Notwithstanding the foregoing, Full Value Awards with respect to 10% of the maximum aggregate number of shares of Common Stock that may be granted under the Plan pursuant to Section 1.6.1 may be granted under the Plan to any one or more Grantees without respect to such minimum vesting provisions.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.13, in substitution for any other Award or Awards granted under the Plan or any award granted under any other plan of United Rentals. No Award or purported Award shall be a valid and binding obligation of United Rentals unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of United Rentals with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.4, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered.

2.3	Options

2.3.1    Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.3.2    Incentive Stock Options. At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and (b) the number of shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of United Rentals and of any subsidiary or parent corporation of United Rentals) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option. The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 5,749,742 shares of Common Stock (as adjusted pursuant to the provisions of Section 1.6.4).

2.3.3    Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.4, may never be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock options.

2.3.4    Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 5 years) from the date on which the stock option is granted.

2.3.5    Exercise of Stock Option and Payment for Shares. A stock option may be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement; provided, however, that stock options shall be subject to a minimum vesting schedule of at least one year, except that unvested stock options may become vested prior to the completion of the one-year period upon a Change in Control or the Grantee’s retirement, disability or death, in each case, to the extent provided in the applicable Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to United Rentals specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock of the same class as those to be granted by exercise of the stock option having a Fair Market Value equal to the aggregate exercise price for the shares of Common Stock being purchased, based on the Fair Market Value as of the exercise date, (c) if there is a public market for the Common Stock at such time, through the delivery of irrevocable instructions to a broker to sell shares of Common Stock obtained upon the exercise of the stock option and to deliver promptly to United Rentals an amount out of the proceeds of such sale equal to the aggregate exercise price for the shares of Common Stock being purchased, (d) by surrender of all or part of the Common Stock issuable upon exercise of the option by the largest whole number of shares of Common Stock with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Grantee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued, (e) any other form of consideration approved by the Company and permitted by applicable law and (f) any combination of the foregoing. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by United Rentals on terms acceptable to United Rentals with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.6    Repricing. Except as otherwise permitted by Section 1.6.4, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of United Rentals.

2.3.7    Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s stock option Award Agreement in respect of exercised stock options were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option over the exercise price paid therefor, without reduction for any shares of Common Stock applied to satisfy withholding tax or other obligations in respect of such shares.

2.4	Stock Appreciation Rights

2.4.1    Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.4.2    Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.4, may never be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the date of grant of the Award of stock appreciation rights.

2.4.3    Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.

2.4.4    Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted; provided, however, that stock appreciation rights shall be subject to a minimum vesting schedule of at least one year, except that unvested stock appreciation rights may become vested prior to the completion of the one-year period upon a Change in Control or the Grantee’s retirement, disability or death, in each case, to the extent provided in the applicable Award Agreement. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to United Rentals specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to (a) the excess of (1) the Fair Market Value of the Common Stock on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by United Rentals on terms acceptable to United Rentals with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5    Repricing. Except as otherwise permitted by Section 1.6.4, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of United Rentals.

2.4.6    Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s stock appreciation right Award Agreement in respect of exercised stock appreciation rights were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock appreciation rights over the exercise price paid therefor, without reduction for any shares of Common Stock applied to satisfy withholding tax or other obligations in respect of such stock appreciation rights.

2.5	Restricted Stock

2.5.1    Grants. The Committee may grant or offer for sale restricted stock in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such stock, the Grantee will have the rights of a stockholder with respect to the restricted stock, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted stock will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of such shares. In the event that a Certificate is issued in respect of restricted stock, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by United Rentals or its designated agent until the time the restrictions lapse.

2.5.2    Right to Vote and Receive Dividends on Restricted Stock. Each Grantee of an Award of restricted stock will, during the period of restriction, be the beneficial and record owner of such restricted stock and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted stock will be retained by the Company for the account of the relevant Grantee and, if paid in cash, reinvested in additional shares of Common Stock based on the Fair Market Value of the Common Stock on the date of reinvestment. Such dividends or other distributions will revert back to the Company if for any reason the restricted stock upon which such dividends or other distributions were paid reverts back to the Company. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted stock and retained by the Company will be paid to the relevant Grantee.

2.5.3    Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s restricted stock Award Agreement in respect of restricted stock which has become vested were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the Fair Market Value (determined at the time such stock became vested) of such restricted stock, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such restricted stock.

2.5.4    Performance-Based Grants. Notwithstanding anything to the contrary herein, restricted stock granted under this Section 2.5 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m). In such event, the Committee shall follow procedures substantially equivalent to those set forth in Section 2.8.2.

2.6	Restricted Stock Units

2.6.1    Grant. The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of United Rentals, until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.6.2    Repayment if Conditions Not Met. If the Committee determines that all terms and conditions of the Plan and a Grantee’s restricted stock unit Award Agreement in respect of the delivery of shares underlying such restricted stock units were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to such delivery date, without reduction for any shares applied to satisfy withholding tax or other obligations in respect of such shares of Common Stock.

2.6.3    Performance-Based Grants. Notwithstanding anything to the contrary herein, restricted stock units granted under this Section 2.6 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m). In such event, the Committee shall follow procedures substantially equivalent to those set forth in Section 2.8.2.

2.7	Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award (other than a stock option or a stock appreciation right) a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of United Rentals until payment of such amounts is made as specified in the applicable Award Agreement.

In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate. Notwithstanding the foregoing, unless otherwise provided in the Grantee’s Award Agreement, a Grantee’s right under an Award Agreement to dividend equivalent payments in the case of an Award that is subject to vesting conditions shall be treated as unvested so long as such Award remains unvested, and any such dividend equivalent payments that would otherwise have been paid during the vesting period shall instead be accumulated (and, if paid in cash, reinvested in additional shares of Common Stock based on the Fair Market Value of the Common Stock on the date of reinvestment) and paid within 30 days following the date on which such Award is determined by the Company to have vested.

2.8	Other Stock-Based or Cash-Based Awards

2.8.1    Grant. The Committee may grant other types of equity-based or cash-based Awards (including the grant or offer for sale of unrestricted shares of Common Stock and performance stock and performance units settled in cash) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.8.2    Performance-Based Awards. Notwithstanding anything to the contrary herein, Other Stock-Based or Cash-Based Awards may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m). In such event, the Committee shall follow the following procedures:

(a)    Establishment of the Performance Period. Performance Goals and Formula. A Grantee’s Performance-Based Award shall be determined based on the attainment of written objective performance goals approved by the Committee for a performance period of not less than one year established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. At the same time as the performance goals are established, the Compensation Committee will prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the performance goals during the performance period.

(b)    Performance Criteria. The performance goals shall be based on one or more of the following business criteria (either separately or in combination) with regard to United Rentals (or a subsidiary, division, other operational unit or administrative department of United Rentals): (i) the attainment of certain levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain levels of, or a percentage increase in revenue; (iii) the attainment of certain levels of, or a percentage increase in after-tax or pre-tax profits (including net operating profit after taxes); or net income, including without limitation that attributable to continuing and/or other operations; (iv) the attainment of certain levels of, or a specified increase in, operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization); (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of certain levels of, or a specified percentage increase in, earnings per share, earnings per diluted share or earnings per share from continuing operations; (vii) the attainment of certain levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital) or return on assets; (viii) the attainment of certain levels of, or a percentage increase in, return on stockholder equity; (ix) the attainment of certain levels of, or a percentage increase in, market share; (x) the attainment of certain levels of, or a percentage increase in, the fair market value of the shares of Common Stock; (xi) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs (including selling, general and administrative expenses or costs (excluding advertising) as a percentage of sales and cost of rental equipment sales); (xiii) the attainment of certain levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; or (xiv) the attainment of certain levels of, or a specified increase in, customer service measures or indices (including net promoter score). The aforementioned business criteria may be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance.

In addition, the performance goals may be based upon the attainment of specified levels of United Rentals (or subsidiary, division, other operational unit or administrative department of United Rentals) performance under one or more of the measures described above relative to the performance of other corporations or the historic performance of United Rentals. To the extent permitted under Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria. The performance goals may incorporate, if and only to the extent permitted under Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) or otherwise violate Section 162(m), such provision shall be of no force or effect.

(c)    Certification of Performance Goals. Following the completion of each performance period, the Committee shall have the sole discretion to determine whether the applicable performance goals have been met with respect to a given Grantee and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Grantee may be less (but not more than) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

ARTICLE III

MISCELLANEOUS

3.1	Amendment of the Plan

3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board or the Committee may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.4 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the Grantee’s consent.

3.1.2    Unless otherwise determined by the Board or the Committee, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency; provided, however, without stockholder approval, there shall be (a) no increase in the maximum aggregate number of shares of Common Stock that may be issued under the Plan, (b) no material modification of the requirements for participation in the Plan or (c) no increase in the benefits accrued to Grantees under the Plan; provided, further, that if and to the extent the Board or the Committee determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require stockholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the stockholders of United Rentals as required by Section 162(m) and, if and to the extent the Board or the Committee determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of United Rentals.

3.2	Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award (including upon making an election under Section 83(b) of the Code). As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the minimum statutory amounts of such taxes required by law to be withheld.

3.3	Required Consents and Legends

3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.13 such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4	Right of Offset

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5	Nonassignability; No Hedging

Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines; provided, however, that under no circumstances shall any such transfer be made for value or consideration. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6	Change in Control

3.6.1    Unless otherwise provided in the applicable Award Agreement, (a) if the Committee determines that, in connection with a Change in Control, (x) the Common Stock of United Rentals (or of any direct or indirect parent entity) will not be publicly traded or (y) Awards will not be honored or assumed, or new rights that substantially preserve the terms of Awards substituted therefor, (i) any outstanding Awards then held by a Grantee which are unexercisable or otherwise unvested or subject to lapse restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such Change in Control and (ii) any outstanding performance-based Awards shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods and (b) if the Committee determines that, in connection with a Change in Control, (x) the Common Stock of United Rentals or of any direct or indirect parent entity will be publicly traded and (y) Awards will be honored or assumed, or new rights that substantially preserve the terms of Awards substituted therefor, if a Grantee’s Employment is terminated without Cause within 12 months after such Change in Control, (i) any outstanding Awards then held by a Grantee which are unexercisable or otherwise unvested or subject to lapse restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date such Grantee’s Employment is terminated and (ii) any outstanding performance-based Awards shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open performance periods, as of the date such Grantee’s Employment is terminated.

3.6.2    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of stock options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such stock options or stock appreciation rights over the aggregate exercise price of such stock options or stock appreciation rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

3.7	Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate or alter the terms and conditions of such Employment.

3.8	Nature of Payments

3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9	Non-Uniform Determinations

3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).

Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.

3.10	Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan

The Board and the Committee reserve the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on March 11, 2020, and provided further, that all Awards made under the Plan before its termination, and the Committee’s authority to administer the terms of such Awards, will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements; provided, further, that no Awards (other than a stock option or stock appreciation right) that are intended to be “performance-based” under Section 162(m) (including any Performance-Based Awards) shall be granted on or after the first stockholder meeting that occurs in the fifth year following the year in which stockholders of United Rentals previously approved the performance criteria in Section 2.8.2(b) unless the performance criteria are reapproved (or other designated performance criteria are approved) by the stockholders of United Rentals on or before such stockholder meeting.

3.13	Section 409A

3.13.1    All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Grantee or any of his beneficiaries or transferees.

3.13.2    Without limiting the generality of Section 3.13.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A: (a) any payment to be made with respect to such Award in connection with the Grantee’s separation from service to the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of

Section 409A; (b) if any payment to be made with respect to such Award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m), such payment may be deferred by the Company under the circumstances described in Section 409A until the earliest date that the Company reasonably anticipates that the deduction or payment will not be limited or eliminated; (c) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A); (d) with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting; (e) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; (f) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and (g) for purposes of determining whether the Grantee has experienced a separation from service to the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with United Rentals, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

3.14	Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.15	Choice of Forum

3.15.1    Jurisdiction. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court of appropriate jurisdiction located in the County of Fairfield, State of Connecticut over any suit, action or proceeding arising out of or relating to or concerning the Plan that is not otherwise arbitrated or resolved according to Section 3.16. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.15.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.15.1.

3.15.2    Acceptance of Jurisdiction. The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.15.1, (iii) undertake not to commence any suit, action or proceeding arising out of or relating to or concerning the Plan in any forum other than the forum described in this

Section 3.15 and (iv) agree that, to the fullest extent permitted by applicable law, a final and nonappealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.15.3    Service of Process. Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of United Rentals as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan that is not otherwise arbitrated or resolved according to Section 3.16, who will promptly advise such Grantee of any such service of process.

3.15.4    Confidentiality. Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.15, except that a Grantee may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.16	Dispute Resolution

Subject to the provisions of Section 3.15, any dispute, controversy or claim between the Company and a Grantee, arising out of or relating to or concerning the Plan or any Award shall be finally settled by binding arbitration in New York, New York before, and in accordance with the rules then obtaining of, the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by a Grantee must first be submitted to the Committee in accordance with claims procedures determined by the Committee.

3.17	Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.18	Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.19	No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

3.20	No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.21	Successors and Assigns of United Rentals

The terms of the Plan will be binding upon and inure to the benefit of United Rentals and any successor entity contemplated by Section 3.6.

3.22	Clawback Policy

The Awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the Awards).

3.23	Date of Adoption, Approval of Stockholders and Effective Date

The Plan was initially adopted on March 11, 2010 by the Compensation Committee of the Board, subject to the approval by the stockholders of United Rentals which was obtained at the 2010 Annual Meeting of Stockholders on May 11, 2010. This amendment and restatement of the Plan was adopted by the Compensation Committee of the Board on March 8, 2012, subject to the approval by the United Rentals stockholders at the 2012 Annual Meeting of Stockholders on June 8, 2012. This amendment and restatement of the Plan will only be effective if it is approved by the stockholders of United Rentals at the 2012 Annual Meeting of Stockholders. If the amendment and restatement of the Plan is not so approved by the stockholders of United Rentals, then this amendment and restatement of the Plan will be null and void in its entirety, but the 2010 Plan will remain in full force and effect.

ANNUAL MEETING OF STOCKHOLDERS OF

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

June 8, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on Friday, June 8, 2012:

The Notice of and Proxy Statement for the 2012 Annual Meeting of Stockholders

and the Company’s 2011 Annual Report to Stockholders

are available electronically at http://www.ur.com/index.php/investor/.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors							FOR	AGAINST	ABSTAIN
		FOR	AGAINST	ABSTAIN			James H. Ozanne	☐	☐	☐
	Jenne K. Britell	☐	☐	☐			Jason D. Papastavrou	☐	☐	☐
	José B. Alvarez	☐	☐	☐			Filippo Passerini	☐	☐	☐
	Bobby J. Griffin	☐	☐	☐			Donald C. Roof	☐	☐	☐
	Michael J. Kneeland	☐	☐	☐			Keith Wimbush	☐	☐	☐
	Pierre E. Leroy	☐	☐	☐		2.	Amendment to our Amended and Restated 2010 Long Term Incentive Plan	☐	☐	☐
	Singleton B. McAllister	☐	☐	☐		3.	Ratification of the Appointment of our Independent Registered Public Accounting Firm	☐	☐	☐
	Brian D. McAuley	☐	☐	☐		4.	Resolution approving the compensation of our named executive officers on an advisory basis	☐	☐	☐
	John S. McKinney	☐	☐	☐		The Board of Directors recommends a vote AGAINST proposal 5.
						5.	Stockholder proposal regarding “exclusive forum” bylaw	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “AGAINST” ON PROPOSAL 5.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐                         ¢

UNITED RENTALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Michael J. Kneeland, William B. Plummer, Jonathan M. Gottsegen or any of them, with full power of substitution, proxies to represent and to vote at the annual meeting of stockholders of United Rentals, Inc. (the “Company”) to be held on June 8, 2012 at 9:00 a.m., Eastern time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

(Continued and to be signed and dated on the reverse side)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

UNITED RENTALS, INC.

Five Greenwich Office Park

Greenwich, Connecticut 06831

June 8, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Friday, June 8, 2012: The Notice of and Proxy Statement for the 2012 Annual Meeting of Stockholders and the Company’s 2011 Annual Report to Stockholders are available electronically at http://www.ur.com/index.php/investor/.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors					James H. Ozanne	☐	☐	☐
	FOR	AGAINST	ABSTAIN
Jenne K. Britell	☐	☐	☐		Jason D. Papastavrou	☐	☐	☐
José B. Alvarez	☐	☐	☐		Filippo Passerini	☐	☐	☐
Bobby J. Griffin	☐	☐	☐		Donald C. Roof	☐	☐	☐
Michael J. Kneeland	☐	☐	☐		Keith Wimbush	☐	☐	☐
Pierre E. Leroy	☐	☐	☐	2.	Amendment to our Amended and Restated 2010 Long Term Incentive Plan	☐	☐	☐
Singleton B. McAllister	☐	☐	☐	3.	Ratification of the Appointment of our Independent Registered Public Accounting Firm	☐	☐	☐
Brian D. McAuley	☐	☐	☐	4.	Resolution approving the compensation of our named executive officers on an advisory basis	☐	☐	☐
John S. McKinney	☐	☐	☐		The Board of Directors recommends a vote AGAINST proposal 5.
				5.	Stockholder proposal regarding “exclusive forum” bylaw	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “AGAINST” ON PROPOSAL 5.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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